UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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2026

Notice of Annual Meeting & Proxy Statement

Johnson&Johnson

Notice of Annual Meeting & Proxy Statement

Time Thursday, April 23, 2026 10:00 a.m., Eastern Time	Location www.virtualshareholdermeeting.com/JNJ2026	Record Date February 24, 2026

Items of Business

Proposals		Board Recommendation	Page
1
	Elect the 12 nominees named in this Proxy Statement to serve as Directors for the coming year.	FOR each Director nominee	Page 12

2
	Vote, on an advisory basis, to approve named executive officer compensation.	FOR	Page 48

3
	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.	FOR	Page 116

4
	Vote on the shareholder proposal contained in this Proxy Statement, if properly presented at the Annual Meeting.	AGAINST	Page 119
Transact such other matters as may properly come before the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

You are invited to attend the Annual Meeting of Shareholders of Johnson & Johnson.
The 2026 Annual Meeting will be held online in a virtual format.
You or your proxyholder will be able to attend the 2026 Annual Meeting online, vote and submit questions by visiting www.virtualshareholdermeeting.com/JNJ2026 and using the 16-digit control number included on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials.
By order of the Board of Directors,
Marc Larkins
Worldwide Vice President, Corporate Governance
Corporate Secretary
March 11, 2026

Voting
You are eligible to vote if you were a shareholder of record at the close of business on February 24, 2026. Ensure that your shares are represented at the meeting by voting in one of several ways:

To vote via the internet prior to the meeting, go to the website listed on your proxy card or notice.

To vote by phone, call the telephone number specified on your proxy card or on the website listed on your notice.

If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote by mail.

Whether or not you plan to attend the Annual Meeting, we call on you to vote and submit your proxy in advance of the meeting by using one of the methods described above.

2026 Proxy Statement	1

Important notice regarding the availability of Proxy Materials for the
Annual Meeting of Shareholders of Johnson & Johnson
to be held on April 23, 2026.

The Proxy Statement and Annual Report to Shareholders are available at
www.investor.jnj.com/asm

2

Table of contents

5	A message from our Lead Independent Director
6	Living into Our Credo
8	2026 Proxy Statement – summary
12	Board of Directors and corporate governance
ITEM 1: Election of Directors
12	2026 Board nominees
13	Director nomination process and Board refreshment
15	Nominee skills, expertise and background
16	Board nominee biographies
22	Corporate governance
22	Corporate governance highlights
24	Board structure and operations
33	Oversight of our Company
38	Shareholder engagement
39	Related person transactions and Director independence
42	Director compensation
42	Fiscal 2026 non-employee Director compensation
42	Fiscal 2025 non-employee Director compensation
44	Director compensation policies and practices
44	Deferred fee plan for Directors
44	Additional arrangements
45	Stock ownership guidelines for non-employee Directors
45	Stock ownership information
45	Security ownership of certain beneficial owners, officers and Directors
48	Compensation of executives
ITEM 2: Advisory vote to approve named executive officer compensation
49	A message from our Compensation & Benefits Committee
50	Compensation Committee report
51	Compensation discussion and analysis
52	2025 Executive compensation summary

57	2025 Executive compensation
64	Compensation decisions for 2025 performance
66	NEO performance and compensation summaries
70	Executive compensation decision process
75	Additional information concerning executive compensation
77	Compensation policies and practices
78	Compensation decisions for 2024 performance
79	Reconciliation of non-GAAP performance measures
82	Executive compensation tables
82	Reconciliation of our CEO's 2025 total direct compensation to the 2025 summary compensation table
85	2025 Summary compensation table
91	2025 Grants of plan-based awards
94	2025 Outstanding equity awards at fiscal year-end
97	2025 Option exercises and stock vested
97	2025 Pension benefits
99	2025 Non-qualified deferred compensation
102	2025 Potential payments upon termination
105	Ratio of the annual total compensation of the median-paid employee to the CEO
106	Pay versus performance
114	Equity grant practices
115	Audit matters
115	Audit Committee report
ITEM 3: Ratification of appointment of independent registered public accounting firm
117	Selection and engagement of audit firm
117	Audit and non-audit fees
118	Pre-approval of audit and non-audit services
ITEM 4: Shareholder proposal — independent board chair
122	Other information
128	Non-GAAP reconciliation

Index of frequently requested information (alphabetical)

123	Annual Meeting attendance	22	Corporate governance highlights	59	Long-term incentives	102	Severance benefits
77	Anti-pledging, hedging policy	36	Cybersecurity	123	Notice and access	38	Shareholder engagement
117	Auditor fees	16	Director biographies	57	Pay for performance	119	Shareholder proposal
117	Auditor tenure	40	Director independence	72	Peer group comparisons		Stock ownership requirements:
14	Board and Committees evaluation	23	Director overboarding policy	64	Perquisites	45	for non-employee Directors
24	Board leadership structure	13	Director qualifications	37	Political spending oversight	77	for executive officers
33	Board meeting attendance	78	Exec. comp. recoupment policies	35	Product quality and patient safety	37	Sustainability and environmental
105	CEO pay ratio	37	Human capital management	22	Proxy access		stewardship
66	CEO performance evaluation	26	Lead Independent Director duties	39	Related person transactions	122	Voting
71	Compensation consultant		and responsibilities	33	Risk oversight	127	Websites and resources
52	Compensation summary

2026 Proxy Statement	3

Our Credo
We believe our first responsibility is to the patients, doctors and nurses, to mothers and fathers and all others who use our products and services. In meeting their needs everything we do must be of high quality. We must constantly strive to provide value, reduce our costs and maintain reasonable prices. Customers' orders must be serviced promptly and accurately. Our business partners must have an opportunity to make a fair profit.
We are responsible to our employees who work with us throughout the world. We must provide an inclusive work environment where each person must be considered as an individual. We must respect their diversity and dignity and recognize their merit. They must have a sense of security, fulfillment and purpose in their jobs. Compensation must be fair and adequate and working conditions clean, orderly and safe. We must support the health and well-being of our employees and help them fulfill their family and other personal responsibilities. Employees must feel free to make suggestions and complaints. There must be equal opportunity for employment, development and advancement for those qualified. We must provide highly capable leaders and their actions must be just and ethical.
We are responsible to the communities in which we live and work and to the world community as well. We must help people be healthier by supporting better access and care in more places around the world. We must be good citizens - support good works and charities, better health and education, and bear our fair share of taxes. We must maintain in good order the property we are privileged to use, protecting the environment and natural resources.
Our final responsibility is to our stockholders. Business must make a sound profit. We must experiment with new ideas. Research must be carried on, innovative programs developed, investments made for the future and mistakes paid for. New equipment must be purchased, new facilities provided and new products launched. Reserves must be created to provide for adverse times. When we operate according to these principles, the stockholders should realize a fair return.

4

A message from our Lead Independent Director
Dear fellow shareholders,
On behalf of the Board of Directors, thank you for your investment in Johnson & Johnson and the trust that it conveys. We are laser-focused on furthering the Company’s strategic objectives, capital allocation priorities and good governance principles, all toward our shared ambition for the long-term success of Johnson & Johnson.
2025 was marked by extraordinary financial performance reflecting Johnson & Johnson’s relentless commitment to serving patients. Taken together, the performance across the Company’s portfolio reflects a new era of accelerated growth, driven by innovation in our six key businesses: Oncology, Immunology, Neuroscience, Cardiovascular, Surgery, and Vision. The Board has worked closely with senior management to execute on its long-term strategy across these key businesses, and the result is the strongest portfolio and pipeline in the Company’s history. In furtherance of this prioritization, we also announced our intent to separate our Orthopaedics business, which we believe will enhance our operational focus while accelerating Johnson & Johnson’s shift toward higher-growth markets.
Fostering innovation and continuing this level of performance requires the right mix of expertise and leadership on our Board. To that end, we are pleased to have elected two exceptional new Directors in 2025 – Daniel Pinto and John Morikis. I was personally inspired by the independent Directors’ decision to extend my eligibility to serve on the Board for two years beyond the Company's retirement age. I will continue to prioritize engagement with our shareholders and solicit feedback as we strive to maintain the highest standards of governance for the Company.
The future is very bright and the Board is unwavering in its support of the Company’s commitment to tackling the world’s toughest health challenges. On behalf of the Board, I thank you for supporting these efforts. We will remain committed to driving long-term value for your investment. Your vote is important, and we kindly request that you review the voting recommendations contained in this Proxy Statement and share your perspectives with us throughout the year.

Sincerely, Marillyn A. Hewson Lead Independent Director

2026 Proxy Statement	5

Living into Our Credo
Our Credo inspires us to lead with purpose, guiding our values and decisions as Johnson & Johnson. We are committed to advancing healthcare by delivering medicines and technologies for patients, supporting healthcare providers and strengthening communities. By improving access and outcomes worldwide, we create lasting value for those we serve. Every day, we strive to make a meaningful impact across all pillars of Our Credo, including the following:
Meeting the needs of patients, doctors and nurses

Advancing access to our products	Championing a thriving health workforce	Strengthening health systems
>2.8 billion doses of Vermox® delivered since 2006, treating up to 100 million children and women for intestinal worms annually.	1.4 million nurses and healthcare workers equipped with essential skills and support, enabling them to create meaningful impact for patients in resource-limited settings.	200,000 community health workers deployed to care for 100 million people in health systems in Africa thanks to support from The Johnson & Johnson Foundation for Africa Frontline First.
Empowering our employees

We care for our employees’ physical, mental, emotional and financial health	Helping employees turn passions into future skills	Fostering a culture of inclusion and belonging that drives engagement and retention of our global talent
Care 89% of responding employees rated our comprehensive health and wellbeing offerings favorably – our highest rating to date.
Learn
85% of responding employees reported having meaningful opportunities to build and enhance their skills at J&J. During our third Global Learning Day, employees completed nearly 500,000 hours of learning, reflecting strong engagement in our development programs.
Include 88% of responding employees agree that J&J fosters a workplace that respects the dignity and diversity of all employees.
Enriching the communities in which we live and work

Advancing our environmental health commitments	Closing the gap between communities and safe surgical care	Employees leading the way
26% reduction of our absolute Scope 1 & 2 GHG emissions between 2021-2024.
5 million children
screened for vision issues and 300,000 patients supported thanks to expanded surgical care and eye health programs, which equip 50,000 health workers to help more people live, see and smile.
18,500 employees participated in a company-facilitated volunteer activity, and ~$34 million was provided through matching gifts to support 9,600 nonprofit organizations around the world.

6

Delivering for our shareholders

28 Innovative Medicine products & MedTech platforms >$1 billion in annual sales

Innovative Medicine (15)[1]	MedTech (13)

A strong, consistent, sustainable business

~$20B in free cash flow[2]	63 years of dividend increases	~$32B invested in research and inorganic innovation	51 Innovative Medicine regulatory approvals in major markets[3]	40+ MedTech regulatory approvals in major markets[4]
Driving scientific innovation through significant pipeline advancements

Innovative Medicine						MedTech
32	regulatory submissions across major markets	17	positive readouts from key studies	11	new Phase 3 programs initiated	15	launches in major markets	>60	active clinical trials
Sales by geographic area
Dollars in billions

U.S.	International
Net earnings
Dollars in billions

GAAP: Net Earnings	Non-GAAP:[5] Adjusted Net Earnings
Earnings per share
Dollars

GAAP: EPS	Non-GAAP:[5] Adjusted EPS

Note: All data included is based on 2025 full year unless noted otherwise. Non-GAAP reconciliations schedules can be found on page 128. Sales figures may not sum to total due to rounding.
(1)SIMPONI includes SIMPONI and SIMPONI ARIA.
(2)Non-GAAP measure; defined as cash flow from operating activities, less additions to property, plant and equipment.
(3)Includes the U.S., EU, Japan, and China.
(4)Includes the U.S. and EU.
(5)Non-GAAP measure; excludes intangible amortization expense and special items.

2026 Proxy Statement	7

2026 Proxy Statement – summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

1	Election of 12 Director nominees

•Highly qualified slate of Director nominees with broad and relevant leadership experience.
•All nominees are independent, except the Chairman and CEO.
•Average Director tenure is approximately five and a half years, with frequent refreshment.

The Board recommends a vote FOR each Director nominee. See page 12

Director nominee snapshot
Independence

■	Independent
Average age

■	60s	■	70s
Average tenure

■	0-2 years	■	6-9 years
■	3-5 years	■	10+ years
Board composition
Director skills

7 out of 12	4 out of 12	11 out of 12	8 out of 12	8 out of 12
Academia/Government	Digital	Executive Leadership	Financial	Healthcare Industry

8 out of 12	5 out of 12	8 out of 12	5 out of 12
International Business/Strategy	Marketing/Sales	Regulatory	Science/Technology

8

2	Advisory vote to approve named executive officer compensation (Say on Pay)

•The Compensation & Benefits Committee provides independent oversight with the assistance of an independent external advisor.
•Executive compensation targets are determined based on an annual review of publicly available information and executive compensation surveys among the executive peer group.

The Board recommends a vote FOR this proposal. See page 48

Base salary, annual incentive and long-term incentives
Below we describe the components of our total direct compensation, how we determine each component's amount and why we pay them.

Component	Form	Vesting / performance period	How amount is determined	Why we pay each component

Base salary	Cash	Ongoing	•We set base salary rates by considering: •Competitive data •Scope of responsibilities •Work experience •Time in position •Internal equity •Individual performance	•Recognizes job responsibilities.

Annual incentive	Cash	1 year	•We set target awards as a percent of salary based on competitive data. •We determine award payouts based on business and individual performance.	•Motivates attainment of our near-term priorities, consistent with our long-term strategic plan.

Long-term incentives	Equity	3 years (options: 10-year term)
•We set target awards as a percent of salary based on competitive data.
•We grant long-term incentives based on business and individual performance, contribution and long-term potential.
•We determine payouts based on achievement of long-term operational goals, total shareholder return (TSR) and share price appreciation.
•Motivates attainment of our long-term goals, TSR and share price growth. •Retains executives.

2026 Proxy Statement	9

Long-term incentives
Below we describe the forms of long-term incentives we use for our named executive officers, their weighting, performance periods, how the payouts are determined and why we use them.

Long-term incentive form	Mix	Vesting / performance period	How payouts are determined	Why we use them

Performance share units (PSUs)	60%	•0% to 200% vested three years after grant	•1/2 Earnings per share: three-year cumulative adjusted operational EPS. •1/2 Relative TSR: three-year compound annual growth rate versus the competitor composite peer group. •Share price	•Aligns with our long-term objective of growing quality earnings. •Reflects overall TSR outcomes relative to our competitors. •Ties PSU value directly to the share price.

Options	30%	•1/3 of grant vests per year •10-year term	•Share price appreciation	•Motivates share price appreciation over the long-term. •Reinforces emphasis on long-term growth aligned with our objectives.

Restricted share units (RSUs)	10%	•1/3 of grant vests per year	•Share price	•Ties RSU value directly to the share price.

Notes:
•Cumulative adjusted operational EPS is a non-GAAP measure. See page 81 for details.
•No dividend equivalents are paid on our unvested PSUs, options or RSUs.
2025 Say on Pay results
Nearly 92% of shares voted supported Say on Pay at our Annual Meeting in 2025. We continued to discuss our executive compensation program with our shareholders during the 2025 engagement cycle, and we describe in more detail our Say on Pay results on page 54.

10

3	Ratification of appointment of independent registered public accounting firm

•PricewaterhouseCoopers LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit our business.
•Independence supported by periodic mandated rotation of the audit firm's lead engagement partner.
•New lead engagement partner selected in connection with the mandated rotation every five years.

The Board recommends a vote FOR this proposal. See page 116

4	Shareholder proposal ― independent board chair

•The Board should have the flexibility to tailor its leadership structure to best fit the Company’s needs.
•The present structure has positioned the Board to effectively oversee risk and have strong performance without material governance failures.
•The Board consistently considers and seeks to incorporate shareholders’ interests.

The Board recommends a vote AGAINST this proposal. See page 119

2026 Proxy Statement	11

Board of Directors and corporate governance

1	Election of Directors

There are 12 Director nominees for election at our 2026 Annual Meeting to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.
All of the Director nominees, other than Messrs. Morikis and Pinto, were elected to the Board at the last Annual Meeting. All Director nominees are currently serving as Directors of the Company.

The Board of Directors recommends a vote FOR election of each of the below-named Director nominees.

2026 Board nominees

M. C. Beckerle	J. A. Doudna	J. Duato	M. A. Hewson

P. A. Johnson	H. Joly	M. B. McClellan	J. G. Morikis

D. E. Pinto	M. A. Weinberger	N. Y. West	E. A. Woods

12

Director nomination process and Board refreshment
Board refreshment and composition is an area of particular focus at Johnson & Johnson. The Board has a proven record of strategic and consistent refreshment, seeking new Directors with appropriate skills, qualifications and backgrounds consistent with the criteria established in our Principles of Corporate Governance, available at www.jnj.com/principles-of-corporate-governance. The Board also ensures that new Directors are able to dedicate sufficient time to the Board and deliver a high level of performance of their duties.
The Board has welcomed five new Directors in the past five years.
The Board has a policy of mandatory director retirement at age 72. The Board considers exceptions to this policy when in the best interests of our Company. The Board determined that it is in the best interests of our Company and its shareholders to extend Marillyn Hewson's eligibility for Board service beyond our Company’s retirement age for an additional two years, including 2026 and 2027. For further detail, see "Strong Lead Independent Director" on page 25 of this Proxy Statement.
Understanding the importance of Board composition and refreshment for effective oversight, the Nominating & Corporate Governance Committee strives to maintain a Board of Directors that reflects differences in skills, regional and industry experience, perspectives, background and other characteristics that are applicable to our Company's business strategy. The Nominating & Corporate Governance Committee annually considers the size, composition and needs of the Board, reviews potential candidates and recommends Director nominees for approval.
The Nominating & Corporate Governance Committee considers suggestions from many sources, including shareholders, regarding potential candidates to serve on the Board. All recommendations, together with appropriate biographical information, should be submitted to the Office of the Corporate Secretary at our principal office address as set forth on page 126. Candidates proposed by shareholders are evaluated by the Nominating & Corporate Governance Committee in the same manner as other potential candidates.
Director qualifications

Candidates for the Board should meet the following criteria:
•The highest ethical character and share Our Credo values.
•Strong personal and professional reputation consistent with our image and reputation.
•Proven record of accomplishment within candidate’s field, with superior credentials and recognition.
•Leadership of a major complex organization, including scientific, government, educational and other non-profit institutions.

The Board also seeks Directors who:
•Are widely recognized leaders in the fields of medicine or biological sciences, including those who have received the most prestigious awards and honors in their fields.
•Have expertise and experience relevant to our business and the ability to offer advice and guidance to the CEO based on that expertise and experience.
•Are independent, without the appearance of any conflict in serving as a director, and independent of any particular constituency, with the ability to represent all shareholders.
•Exercise sound business judgment.
•Reflect differences in skills, regional and industry experience, background and other unique characteristics.

2026 Proxy Statement	13

Board and Committee evaluations
Board and Committee self-evaluations are critical to help ensure the continued effective functioning of the Board. Our Principles of Corporate Governance also require that the Board and each Committee conduct an annual self-evaluation. These self-evaluations are intended to facilitate a candid assessment and discussion by the Board and each Committee of its effectiveness in fulfilling its responsibilities.

Collection of feedback

At the end of 2025, the Chief Human Resources Officer met with each Director individually to collect feedback on the Board’s responsibilities, structure, composition, procedures, priorities, culture and engagement.

Anonymous Director comments and feedback

Directors had the opportunity to provide anonymous written comments through secure technology to enable additional candid feedback.

Committee self-evaluations

Committee members engage in an annual self-evaluation process during an executive session of each Committee.

Assessment of feedback

In all cases, input from the evaluations was summarized and discussed with the Board.

Discussion and implementation of results

The results of the evaluations in 2025 were positive and affirming, with a continued interest in focusing on risk management, developments in technology, and Board refreshment and composition. Upon completion of the self-evaluation, each Committee Chair shares the results and any follow-up actions with the Board.

14

Nominee skills, expertise and background

Skills and expertise
Academia/Government Leadership or senior advisory position in government or with an academic institution (either in an administrative or faculty role)
Digital Experience or expertise in the use and deployment of digital technologies to facilitate business objectives, including cybersecurity and data privacy

Executive Leadership
Senior management position, including as chief executive officer, at a large publicly traded or private company, or other large complex organization (such as government, academic or not-for-profit)

Financial Significant experience in positions requiring financial knowledge and analysis, including in accounting, corporate finance, treasury functions and risk management from a financial perspective
Healthcare Industry Management-level experience in an industry involving healthcare products or services
International Business/Strategy Leadership position in an organization that operates internationally, especially on a broad basis and/or in the geographic regions in which the Company operates
Marketing/Sales Strategic or management experience involving the marketing and branding of products, including for retail markets
Regulatory Work experience within a government-regulated or heavily regulated industry
Science/Technology Advanced scientific or technological degree and related work experience in a scientific or technological field

Background
Independent	I	I		I	I	I	I	I	I	I	I	I
Age	71	62	63	72	66	66	62	62	63	64	64	61
Tenure (years)	10	7	4	6	3	6	12	<1	<1	6	5	2

2026 Proxy Statement	15

Board nominee biographies

Mary C. Beckerle, Ph.D. Age: 71 Independent Director since 2015 Committees: •Chair, Science & Technology •Member, Regulatory Compliance & Sustainability
Career highlights
University of Utah (current)
•Distinguished Professor of Biology and Oncological Sciences
Huntsman Cancer Institute
•Chief Executive Officer Emerita
Other public board service
•Exelixis (since 2024)
•Huntsman Corporation (since 2011)
Other affiliations
•Medical Advisory Board, Howard Hughes Medical Institute
•Board of Scientific Advisors, National Cancer Institute (2018-2022)
•Advisory Committee to the Director, National Institute of Health (2007-2010; 2024-2025)
•Director, American Association for Cancer Research (2013-2016)
•President, American Society for Cell Biology (2006-2007)
•Elected membership to National Academy of Sciences, American Philosophical Society, and American Academy of Arts and Sciences

Skills & qualifications
•Expertise in scientific research and organizational management in the healthcare arena
•Active participant in national and international scientific affairs
•Strong focus on patient experience

Jennifer A. Doudna, Ph.D. Age: 62 Independent Director since 2018 Committees: •Member, Nominating & Corporate Governance •Member, Science & Technology
Career highlights
University of California, Berkeley (current)
•Principal Investigator, Doudna Lab
•Founder, Innovative Genomics Institute
•Professor, Biochemistry, Biophysics and Structural Biology
•Founder, Laboratory for Genomics Research
Other public board service
•Tempus AI, Inc. (since 2024)
Awards and recognitions
•Nobel Prize Recipient in Chemistry (2020)
Other affiliations
•Advisory Board, Caribou Biosciences, Inc.
•Advisory Board, Intellia Therapeutics, Inc.

Skills & qualifications
•Pioneer in the field of biochemistry, having co-discovered the simplified genome editing technique CRISPR-Cas9
•Expertise in scientific research and innovation
•Leader in integration of scientific research and ethics

16

Joaquin Duato Age: 63 Management Director since 2022 Committees: •Chair, Finance
Career highlights
Johnson & Johnson
•Chairman of the Board and Chief Executive Officer (current)
•Vice Chairman of the Executive Committee
•Executive Vice President, Worldwide Chairman, Pharmaceuticals
•Worldwide Chairman, Pharmaceuticals
•Company Group Chairman, Pharmaceuticals
Other public board service
•Hess Corporation (2019-2022)
Other affiliations
•Business Council
•Business Roundtable
•New Jersey CEO Council
•Spain-U.S. Chamber of Commerce

Skills & qualifications
•Decades of broad experience spanning multiple business segments, geographies and functions at the leading, most comprehensive healthcare innovation powerhouse
•Globally minded, purpose-driven business leader with a deep commitment to Our Credo values

Marillyn A. Hewson
Age: 72
Independent Director since 2019
Lead Director
Committees:
•Chair, Nominating & Corporate Governance
•Member, Compensation & Benefits
•Member, Finance
•Chair, Special Committee – Orthopaedics Separation

Career highlights
Lockheed Martin Corporation (retired)
•Executive Chairman
•Chairman, President and Chief Executive Officer
•Chief Executive Officer and President
Other public board service
•Chevron Corporation (since 2021)
•Lockheed Martin Corporation (2012-2021)
Other affiliations
•Fellow at American Institute of Aeronautics and Astronautics and the American Academy of Arts and Sciences
•University of Alabama President’s Cabinet
•Board of Visitors, Culverhouse College of Business
•Member, National Academy of Engineering

Skills & qualifications
•Expertise in executive and operational leadership in a global, regulated industry
•Insight and experience in global business management, strategic planning, cybersecurity, finance, supply chain, leveraged services and manufacturing
•Expertise in government relations and human capital management

2026 Proxy Statement	17

Paula A. Johnson, M.D. Age: 66 Independent Director since 2023 Committees: •Member, Nominating & Corporate Governance •Member, Science & Technology
Career highlights
Wellesley College (current)
•President
Brigham and Women’s Hospital
•Executive Director of the Connors Center for Women’s Health and Gender Biology
•Chief of the Division of Women’s Health
Harvard Medical School
•Professor of Medicine
Harvard School of Public Health
•Professor of Epidemiology
Other public board service
•Abiomed, Inc. (2020-2022)
•Eaton Vance Corp. (2018-2022)
•West Pharmaceutical Services (2008-2021)
Other affiliations
•Member, National Academy of Medicine and the American Academy of Arts and Sciences Rockefeller University
•Director, Isabella Stewart Gardner Museum
•Director, The Rockefeller University

Skills & qualifications
•Expertise in medical research, public health and health policy
•Visionary in understanding and improving the standard of care across distinct patient categories (notably in women’s health)
•Proven leadership across complex organizations focused on cross-functional collaboration and increased inclusivity
•Passionate educator focused on accessibility of STEM curriculum for diverse student populations

Hubert Joly Age: 66 Independent Director since 2019 Committees: •Chair, Audit •Member, Nominating & Corporate Governance •Member, Special Committee – Orthopaedics Separation
Career highlights
Best Buy Co., Inc. (retired)
•Executive Chairman
•Chairman, President and Chief Executive Officer
•President and Chief Executive Officer
Harvard Business School (current)
•Senior Lecturer of Business Administration
Other public board service
•S&P Global, Inc. (since 2026)
•Ralph Lauren Corporation (2009-2025)
•Best Buy Co., Inc. (2012-2020)
Other affiliations
•Trustee, New York Public Library
•Director, Sciences Po American Foundation
•International Advisory Board, HEC Paris

Skills & qualifications
•Extensive strategic, operational and financial expertise relevant to international corporations
•Led the successful digital transformation of businesses focusing on the customer experience
•Experience in business transformation and human capital management

18

Mark B. McClellan, M.D., Ph.D. Age: 62 Independent Director since 2013 Committees: •Member, Regulatory Compliance & Sustainability •Member, Science & Technology
Career highlights
Duke University (current)
•Director, Duke-Robert J. Margolis, MD, Center for Health Policy
•Margolis Professor of Business, Medicine and Policy
The University of Texas (current)
•Faculty Member, Dell Medical School
Other public board service
•Alignment Healthcare (since 2021)
•Cigna Corporation (since 2018)
Other affiliations
•Director, Research! America
•Chair, National Academy of Medicine, Consortium for Value and Science-Driven Healthcare
•Director, National Alliance for Hispanic Health
•Director, PrognomIQ, Inc.
•Director, United States of Care
•Co-Chair Guiding Committee, Health Care Payment Learning and Action Network

Skills & qualifications
•Extensive experience in public health policy and regulation, including as Commissioner of the U.S. Food and Drug Administration and Administrator for the U.S. Centers for Medicare & Medicaid Services
•Broad knowledge of, and unique insights into, the challenges facing the healthcare industry

John G. Morikis Age: 62 Independent Director since 2025 Committees: •Member, Audit •Member, Compensation & Benefits
Career highlights
The Sherwin-Williams Company (retired)
•Executive Chairman, President and Chief Executive Officer
•President and Chief Operating Officer
•Division President
•Group President
Other public board service
•General Mills, Inc. (since 2024)
•United Parcel Service, Inc. (since 2025)
•Whirlpool Corporation (since 2025)
Other affiliations
•Chair, University Hospitals Health System, Inc.

Skills & qualifications
•Expertise in executive and operational leadership relevant to global industry
•Insight and extensive experience in global expansion, business management, strategic planning and transformation, finance, supply chain optimization and product innovation
•Led successful technology advancements to enhance the customer experience and drive operational efficiency
•Deep understanding of complex healthcare systems, including its delivery systems, funding sources, regulations and current trends

2026 Proxy Statement	19

Daniel E. Pinto Age: 63 Independent Director since 2025 Committees: •Member, Audit •Member, Compensation & Benefits •Member, Special Committee – Orthopaedics Separation	Career highlights JPMorganChase (current) •Vice Chairman •President •Chief Operating Officer Other affiliations •Director, Institute of International Finance
Skills & qualifications
•Demonstrated excellence in executive and operational leadership within a large global corporation
•Extensive experience overseeing international markets with notable experience in emerging markets in Eastern Europe, the Middle East, Africa and Asia
•Expertise in accounting, capital markets and investment banking

Mark A. Weinberger Age: 64 Independent Director since 2019 Committees: •Chair, Regulatory Compliance & Sustainability •Member, Audit •Member, Special Committee – Orthopaedics Separation
Career highlights
Ernst & Young (retired)
•Global Chairman and Chief Executive Officer
U.S. Government
•Assistant Secretary of the U.S. Treasury (George W. Bush Administration)
•U.S. Social Security Administration Advisory Board (Bill Clinton Administration)
Other public board service
•JPMorganChase (since 2024)
•MetLife Inc. (since 2019)
•Saudi Aramco (since 2019)
•Accelerate Acquisition Corp. (2021-2022)
Other affiliations & accreditations
•Senior Advisor to Tanium, Inc., Stone Canyon Industries Holdings Inc., and Teneo
•Director, National Bureau of Economic Research
•Director, JUST Capital

Skills & qualifications
•Experience leading a global business and working at the highest levels of government
•Track record of driving transformative change in the public and private sectors during periods of unprecedented disruption
•Expertise in accounting, compliance and corporate governance, with a strong commitment to corporate purpose

20

Nadja Y. West, M.D. Age: 64 Independent Director since 2020 Committees: •Member, Regulatory Compliance & Sustainability •Member, Science & Technology •Member, Special Committee – Orthopaedics Separation
Career highlights
U.S. Army (retired)
•Lieutenant General
•44th Army Surgeon General and the Commanding General of the U.S. Army Medical Command
•Joint Staff Surgeon
•Deputy Chief of Staff for Support, U.S. Army Medical Command
Other public board service
•Nucor Corporation (since 2019)
•Tempus AI, Inc. (since 2024)
•Tenet Healthcare Corporation (since 2019)
Other affiliations
•Trustee, Mount St. Mary's University
•Trustee, National Recreation Foundation
•Trustee, Center for Naval Analysis
•Trustee, The Olmsted Foundation

Skills & qualifications
•Proven executive and operational leadership, strategic planning and healthcare management
•Expertise in government relations and human capital management
•Operational crisis management and disaster response experience pertaining to global health issues
•Extensive information security and cybersecurity experience

Eugene A. Woods Age: 61 Independent Director since 2023 Committees: •Chair, Compensation & Benefits •Member, Regulatory Compliance & Sustainability
Career highlights
Advocate Health (current)
•Chief Executive Officer
CHRISTUS Health
•President and Chief Operating Officer
St. Joseph Health Care for Catholic Health Initiatives
•Chief Executive Officer
•Senior Vice President, Operations
Other public board service
•Best Buy Co., Inc. (2018-2024)
Other affiliations
•Chair, Federal Reserve Bank of Richmond (2022)
•Chair, American Hospital Association board of trustees (2017)

Skills & qualifications
•More than three decades of experience overseeing healthcare facilities including hospitals, academic institutions and other community-based systems
•Proven record of business expansion through geographic growth, digital innovation, and mergers and acquisitions
•Deep understanding of patient needs in rural and urban populations

2026 Proxy Statement	21

Corporate governance
Corporate governance highlights
Johnson & Johnson is guided by the values set forth in Our Credo, which extend to our corporate governance practices and are reflected in our By-Laws and Principles of Corporate Governance. The Nominating & Corporate Governance Committee reviews our Principles of Corporate Governance and our overall governance practices on an annual basis to ensure that our corporate governance practices continue to meet the high standards expected by our shareholders. Our Principles of Corporate Governance can be found at www.jnj.com/principles-of-corporate-governance.

Effective Board structure and composition
Strong independent Board leadership	All Directors other than our Chairman and CEO are independent. All Committees other than the Finance Committee are comprised only of independent Directors.
Lead Independent Director	The independent Directors appoint a Lead Independent Director on an annual basis.
Annual review of Board leadership	The Nominating & Corporate Governance Committee conducts an annual review of the Board leadership structure to ensure effective Board leadership.
Accountability of Chairman / CEO	The independent Directors evaluate the performance of the Chairman and CEO each year in executive sessions and determine compensation.
Executive sessions of independent Directors	Independent Directors are allotted time to meet in executive session without management present at each Board and Committee meeting.
Private Committee sessions with key compliance leaders	Independent Directors hold private Committee sessions with key compliance leaders without the Chairman and CEO present.
Rigorous Board and Committee evaluations	The Board evaluates its performance on an annual basis. Each Committee evaluates its performance on an annual basis based on guidance from the Nominating & Corporate Governance Committee.
Regular Board refreshment	The Board’s balanced approach to refreshment results in an effective mix of experienced and new Directors.
Mandatory Director retirement age	Mandatory retirement age of 72 years, with exceptions considered.

Responsive and accountable to shareholders
Annual election of Directors	Each Director is elected annually to ensure accountability to our shareholders.
Majority voting standard for Director elections
In an election where the number of Directors nominated does not exceed the total number of Directors to be elected, Director nominees must receive the affirmative vote of a majority of votes cast to be elected. If a Director nominee receives more votes “against” his or her election than votes “for” his or her election, the Director must promptly offer his or her resignation.

One class of stock	Our common stock is the only class of shares outstanding.
Proxy access
Each shareholder or a group of up to 20 shareholders owning 3% or more of our common stock continuously for at least three years may nominate and include in our proxy materials Director nominees constituting up to 20% of the Board, in accordance with the terms set forth in our By-Laws.

22

Director overboarding policy	A director who serves as CEO at our or any other public company should not serve on more than two public company boards. Other directors should not serve on more than five public company boards.
No shareholder rights plan	We do not have a "poison pill" and have no intention of adopting one at this time.
No supermajority requirements in certificate of incorporation or By-laws	Our Restated Certificate of Incorporation, as amended, and By-Laws contain majority standards for all actions requiring shareholder approval.
Shareholder right to call a special meeting	Shareholders holding 10% of shares may call a special meeting for good cause, and shareholders holding 25% of shares may call a special meeting for any reason.
Removal of Directors with or without cause	Directors may be removed by shareholders with or without cause.
Active shareholder engagement	See pages 38 to 39 for more information on our shareholder engagement program.
Annual Say on Pay advisory vote	Shareholders are asked to vote annually on our named executive officer compensation.
Policy against pledging, hedging and short selling of Company stock	We have a policy prohibiting directors and executive officers from pledging, hedging or short selling Company stock (see www.investor.jnj.com/corporate-governance).
Code of Business Conduct
We have a comprehensive Code of Business Conduct designed to provide Directors, senior executives and employees with guidance on our Company’s compliance policies. Directors, members of the Company's Executive Committee and all employees receive biennial training on the Code of Business Conduct.

Compensation recoupment policy
We have comprehensive compensation recoupment policies designed to ensure that management is held accountable in the event of specified misconduct or financial restatements as further described in the respective policy (see www.investor.jnj.com/governance/corporate-governance-overview/compensation-recoupment-policies).

Stock ownership guidelines
Company ownership guidelines require our CEO to own shares equal to twelve times his/her base salary and each of our other named executive officers to own sufficient shares equal to six times their base salaries. See stock ownership guidelines for named executive officers on page 77.

Insider trading policy
Our Code of Business Conduct applies to all employees and prohibits the use of non-public information to buy or sell the Company's stock.
The Insider Stock Trading Policy for Directors, Executive Officers and Insiders includes additional restrictions on certain "Insiders" such as pre-clearance requirements and blackout periods.

2026 Proxy Statement	23

Key elements of our executive compensation programs
Balanced performance-based awards	Performance-based awards are based on the achievement of strategic and leadership objectives in addition to financial metrics and relative shareholder returns versus peers.
Multi-year performance period and vesting	The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period.
Balanced mix of pay components	The target compensation mix is weighted toward long-term equity compensation vesting over three years.
Capped incentive awards	Annual performance bonuses and long-term incentive awards are capped at 200% of target.
No change-in-control arrangements	None of our executive officers have in place any change-in-control arrangements that would result in guaranteed payouts.
Board structure and operations
Board leadership structure

Chairman/CEO partnered with a strong Lead Independent Director	Evaluated and appointed annually by the independent Directors	All five main Board Committees comprise independent Directors	Independent Directors meet regularly in executive session at Committee and Board meetings

Joaquin Duato Chairman of the Board and CEO		Marillyn A. Hewson Lead Independent Director

Hubert Joly Audit Committee Chair	Marillyn A. Hewson Nominating & Corporate Governance Committee Chair	Mary C. Beckerle Science & Technology Committee Chair

Eugene A. Woods Compensation & Benefits Committee Chair	Mark A. Weinberger Regulatory Compliance & Sustainability Committee Chair	Joaquin Duato Finance Committee Chair

For 2026, the independent Directors decided to continue with a leadership structure composed of a combined Chairman and CEO partnered with a strong Lead Independent Director. Having one leader with deep industry experience and Company knowledge in a combined Chairman and CEO role provides clear accountability and decisive and effective leadership.

24

The Board and the Nominating & Corporate Governance Committee reviews and evaluates its leadership structure on an annual basis, including determining whether the roles of the Chairman and CEO should be held by one individual or should be separated. In reaching a decision, the independent Directors consider, among other factors:
•The combined experience of the independent Directors across companies with varied leadership structures.
•The highly regulated, complex, global nature of our Company’s businesses.
•The effectiveness of the policies, practices and people in place at our Company to help ensure strong, independent Board oversight.
•Our Company’s performance and the effect a specific leadership structure could have on its performance.
•The Board’s performance and the effect a specific leadership structure could have on its performance, including the Board's efficacy at overseeing specific Enterprise risks.
•The Chairman’s performance in that role (separate and apart from performance as CEO, where applicable).
•The views of our Company’s shareholders as expressed both during our shareholder engagement and through voting results at shareholder meetings.
•Applicable legislative and regulatory developments.
•The practices at other similarly situated companies and trends in governance.
The Board believes that there is no single leadership structure that is optimal in all circumstances. Instead, the Board relies on its judgment to determine the most appropriate leadership structure to provide responsible oversight and create long-term sustainable value for our shareholders in the context of the specific circumstances and challenges facing our Company. The Board also considers feedback from investors and other stakeholders in determining the leadership structure.
The Board believes its leadership structure also ensures effective and productive oversight and accountability over our Company and combined Chairman and CEO. In furtherance of this oversight and accountability, the Lead Independent Director, alongside the other independent Directors, lead the annual performance review of the Chairman and CEO and determine compensation in light of that performance. Other responsibilities of the Lead Independent Director as related to oversight are described further below.
Strong Lead Independent Director

Serves as appropriate counterbalance to the CEO/Chair	Leads rigorous, independent Board oversight	Regularly engages with shareholders to solicit feedback
The Lead Independent Director is selected annually by the independent Members of the Board and provides strong independent leadership of the Board, maintaining regular contact with the Chairman and CEO. Please also see A Message from our Lead Independent Director on page 5 of this Proxy Statement, which illustrates how the Lead Independent Director and the Board are providing rigorous, independent oversight of our Company.
The independent Directors firmly believe that our Company’s current Board structure, with a robust Lead Independent Director and its main Committees each composed entirely of independent Directors, provides appropriately strong independent leadership and oversight as well as efficient and clear leadership, communication and administration.
To further this strong leadership structure and maintain continuity for the near term, the Board determined that it is in the best interests of our Company and its shareholders to extend Marillyn Hewson’s eligibility for Board service beyond our Company’s retirement age for an additional two years of service, including in 2026 and 2027. As Lead Independent Director and Chair of the Nominating & Corporate Governance Committee, Ms. Hewson has significant leadership responsibilities. Her extensive leadership experience with highly regulated, complex, global companies, coupled with her technical expertise, uniquely positions her to add value to the Board during this additional term of service.
The Board will continue to monitor Board leadership, considering what it observes in the marketplace, the evolution of viewpoints in the corporate governance community and, most importantly, what the Board believes is in the best interests of our Company and its shareholders.

2026 Proxy Statement	25

Duties and responsibilities of the Lead Independent Director

Board agendas, information and schedules
•Approves information sent to the Board and determines timeliness of information flow from management.
•Provides feedback on quality and quantity of information flow from management.
•Participates in setting, and ultimately approves, the agenda for each Board meeting.
•Approves meeting schedules to ensure sufficient time for discussion of all agenda items.
•Partners with the Chairman and CEO to determine who attends Board meetings, including management and outside advisors.

Committee agendas and schedules	•Reviews in advance the schedule of Committee meetings. •Monitors flow of information from Committee Chairs to the Board.

Board executive sessions
•Has the authority to call meetings and executive sessions of the independent Directors.
•Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors.

Communicating with management
•After each executive session of the independent Directors, communicates with the Chairman and CEO to provide feedback and also to act upon the decisions and recommendations of the independent Directors.
•Acts as liaison between the independent Directors and the Chairman and CEO and management on a regular basis and when special circumstances arise.

Communicating with stakeholders
•Meets with major shareholders or other external parties.
•Is regularly apprised of inquiries from shareholders and involved in responding to these inquiries.
•Under the Board’s guidelines for handling shareholder and employee communications to the Board, is advised promptly of any communications directed to the Board or any member of the Board that allege misconduct on the part of Company management, or raise legal, ethical or compliance concerns about Company policies or practices.

Chair and CEO performance evaluations	•Leads the annual performance evaluation of the Chairman and CEO, considering separately performance as Chairman and performance as CEO.

Board performance evaluation	•Leads the annual performance evaluation of the Board.

New Board member recruiting	•Interviews Board candidates, as appropriate.

CEO succession	•Leads the CEO succession planning process.

Crisis management	•Participates in crisis management oversight, as appropriate.

Limits on leadership positions of other Boards
•May only serve as chair, lead or presiding director, or similar role, or as CEO of another public company, if approved by the Board upon recommendation from the Nominating & Corporate Governance Committee.

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Board Committees
The Board has five main standing Committees: Audit, Compensation & Benefits, Nominating & Corporate Governance, Regulatory Compliance & Sustainability, and Science & Technology, each composed entirely of non-employee Directors determined to be independent under the listing standards of the NYSE and our Standards of Independence. Under their written charters adopted by the Board (available on our Company's website at www.investor.jnj.com/governance/corporate-governance-overview), each of these Committees:
•Is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.
•Conducts an annual evaluation of its performance fulfilling its duties.
•On an annual basis, reviews and reassesses the adequacy of its charters.
•Reports regularly to the Board on its meetings and reviews with the Board significant issues and concerns that arise at Committee meetings.
In addition, the Board has a standing Finance Committee, composed of the Chairman and CEO and the Lead Independent Director, which exercises the authority of the Board between Board meetings in accordance with our Company’s By-Laws.
Special Committee - Orthopaedics Separation
In 2025, the Board formed a Special Committee to oversee the potential separation of our Company’s Orthopaedics business from its MedTech businesses (the “Separation Transaction”). The Special Committee operates under a written charter adopted by the Board. The following pages describe the responsibilities and members of each of the five main standing Board Committees as well as the Special Committee.

2026 Proxy Statement	27

Board Committee membership
The following table shows the members and Chair of each of the Board Committees and the number of meetings each Committee held in 2025.
Directors

Name	Ind.	Age	Director Since	Primary Occupation	Board Committees
					AUD	CB	NCG	RCS	ST	FIN	SC
M. C. Beckerle	I	71	2015	Distinguished Professor of Biology and Oncological Sciences, University of Utah; Chief Executive Officer Emerita, Huntsman Cancer Institute					C
J. A. Doudna	I	62	2018
Principal Investigator, Doudna Lab; Founder, Innovative Genomics Institute, Professor of Biochemistry, Biophysics and Structural Biology, Founder, Laboratory for Genomics Research, University of California, Berkeley

J. Duato	CH	63	2022	Chairman of the Board and Chief Executive Officer, Johnson & Johnson						C
M. A. Hewson	LD	72	2019	Former Executive Chairman, Chairman, President and Chief Executive Officer, Lockheed Martin Corporation			C				C
P. A. Johnson	I	66	2023	President, Wellesley College
H. Joly	I	66	2019	Former Executive Chairman, Chairman, President and Chief Executive Officer, Best Buy Co., Inc.	C
M. B. McClellan	I	62	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy, Duke University
J. G. Morikis	I	62	2025	Former Executive Chairman, President and Chief Executive Officer, The Sherwin-Williams Company
D. E. Pinto	I	63	2025	Vice Chairman, JPMorganChase
M. A. Weinberger(1)	I	64	2019	Former Global Chairman and Chief Executive Officer, Ernst & Young				C
N. Y. West	I	64	2020	Former Lieutenant General, U.S. Army
E. A. Woods	I	61	2023	Chief Executive Officer, Advocate Health		C
Number of meetings in 2025(2)					13	9	4	4	6	0	1
(1)Designated as an Audit Committee financial expert
(2)Inclusive of joint and special meetings among Committees

CH	Chairman of the Board	NCG	Nominating & Corporate Governance Committee
C	Committee Chair	RCS	Regulatory Compliance & Sustainability Committee
I	Independent Director	ST	Science & Technology Committee
LD	Lead Independent Director	FIN	Finance Committee
AUD	Audit Committee	SC	Special Committee - Orthopaedics Separation
CB	Compensation & Benefits Committee

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Board Committee responsibilities
Copies of the charters of all Committees of the Board, except the Finance Committee, are available at www.investor.jnj.com/governance/corporate-governance-overview.

Audit Committee
Roles and responsibilities
•Oversees our financial management, internal auditors, independent auditor, financial reporting controls and accounting policies and procedures.
•Appoints, retains, compensates and evaluates our independent auditor.
•Oversees our global audit and assurance organization, reviews its annual plan and reviews results of its audits.
•Oversees the quality and adequacy of our Company’s internal accounting controls and procedures.
•Reviews and monitors our financial reporting compliance and practices and our disclosure controls and procedures.
•Discusses with management the processes used to assess and manage our exposure to financial risk and monitors risks related to tax and treasury.
In performing these functions, the Audit Committee meets periodically with the independent auditor, management and internal auditors (including in private sessions with each) to review their work and confirm that they are properly discharging their respective responsibilities. For more information on Audit Committee activities in 2025, see the Audit Committee Report on page 115.
Following the retirement of Mr. Adamczyk from the Board in May 2025, the Board designated Mr. Joly the Chair of the Audit Committee. The Board designated Mr. Weinberger as an audit committee financial expert under the rules and regulations of the U.S. Securities and Exchange Commission (SEC) after determining that he meets the requirements for such designation. The determination was based on his financial and management expertise, including his experience as former Chairman and Chief Executive Officer, Ernst & Young LLP.
Any employee or other person who wishes to contact the Audit Committee to report good faith complaints regarding fiscal improprieties, internal accounting controls, accounting or auditing matters can do so by writing to the Audit Committee c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, or by using the online submission form at the bottom of www.investor.jnj.com/governance/corporate-governance-overview. Such reports may be made anonymously.
*   Includes four virtual meetings held prior to each release of quarterly earnings, as well as one annual joint meeting with the Compensation & Benefits Committee.

13* Meetings in 2025

Members
•H. Joly, Chair
•J. G. Morikis
•D. E. Pinto
•M. A. Weinberger
Audit Committee Financial Expert
•M. A. Weinberger
Independence
•Each member of the Committee is independent and has significant experience in positions requiring financial knowledge and analysis.

2026 Proxy Statement	29

Compensation & Benefits Committee
Roles and responsibilities
•Establishes our executive compensation philosophy and principles.
•Reviews and recommends for approval by the independent Directors the compensation for our CEO and approves the compensation for our other executive officers.
•Sets the composition of the group of peer companies used for comparison of executive compensation.
•Oversees the design and management of the various pension, long-term incentive, savings, health and benefit plans that cover our employees.
•Reviews the compensation for our non-employee Directors and recommends compensation for approval by the Board.
•Provides oversight of the compensation philosophy and policies of the Management Compensation Committee, a non-Board Committee composed of Mr. Duato (Chairman and CEO), Mr. Wolk (Executive Vice President, Chief Financial Officer) and Ms. Mulholland (Executive Vice President, Chief Human Resources Officer), which, under delegation from the Compensation & Benefits Committee, determines management compensation and establishes perquisites and other compensation policies for employees other than our executive officers.
The Compensation & Benefits Committee has retained Semler Brossy Consulting Group as its independent compensation consultant for matters related to executive officer and non-employee Director compensation. For further discussion of the role of the Compensation & Benefits Committee in the executive compensation decision-making process and a description of the nature and scope of the consultant’s assignment, see Governance of executive compensation on page 71.
*   Includes one annual joint meeting with each of the Audit Committee and Nominating & Corporate Governance Committee.

9* Meetings in 2025

Members •E. A. Woods, Chair •M. A. Hewson •J. G. Morikis •D. E. Pinto Independence •Each member of the Committee is independent.

Nominating & Corporate Governance Committee
Roles and responsibilities
•Oversees matters of corporate governance, including the evaluation of the policies and practices of the Board and the Board leadership structure.
•Oversees the process for performance evaluations of the Board and its Committees.
•Reviews key talent metrics for the overall workforce.
•Evaluates any questions of possible conflicts of interest for the Board and Executive Committee members.
•Reviews potential candidates for the Board as discussed on page 13 and recommends Director nominees to the Board for approval.
•Reviews and recommends Director orientation and continuing education programs for Board members.
•Oversees compliance with the Code of Business Conduct & Ethics for members of the Board of Directors and executive officers.
•Evaluates the Board leadership structure on an annual basis.
*    Includes one joint meeting with the Compensation & Benefits Committee.

4 Meetings in 2025

Members •M. A. Hewson, Chair •J. A. Doudna •P. A. Johnson •H. Joly Independence •Each member of the Committee is independent.

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Regulatory Compliance & Sustainability Committee
Roles and responsibilities
•Oversees regulatory compliance and adherence to high standards in the areas of healthcare compliance, anti-corruption laws, and the manufacture and supply of products.
•Oversees compliance with applicable laws, regulations and Company policies related to supply chain, product quality, environmental regulations, employee health and safety, healthcare compliance, privacy, cybersecurity and political expenditures.
•Reviews the policies, practices and priorities for our political expenditures and lobbying activities.
•Oversees our risk management programs, including those related to Enterprise risk, global cybersecurity, product quality and technology.
•Reviews with management significant litigation, investigations and complaints involving healthcare compliance, anti-corruption laws and product quality compliance.
•Reviews and discusses with management the progress of the Company's sustainability activities.

4 Meetings in 2025

Members •M. A. Weinberger, Chair •M. C. Beckerle •M. B. McClellan •N. Y. West •E. A. Woods Independence •Each member of the Committee is independent.

Science & Technology Committee
Roles and responsibilities
•Monitors and reviews the overall strategy, direction and effectiveness of the research and development organizations supporting our businesses.
•Assists the Board in identifying and comprehending significant emerging science and technology policy and public health issues and trends that may impact the Company's overall business strategy.
•Assists the Board in its oversight of major acquisitions and business development activities as they relate to new science or technology.
•Serves as a resource and provides input as needed regarding the scientific and technological aspects of product-safety matters.

6 Meetings in 2025

Members •M. C. Beckerle, Chair •J. A. Doudna •P. A. Johnson •M. B. McClellan •N. Y. West Independence •Each member of the Committee is independent.

2026 Proxy Statement	31

Finance Committee
Roles and responsibilities
•Composed of the Chairman and CEO and Lead Independent Director.
•Exercises the authority of the Board during the intervals between Board meetings, as permitted by law and our By‑Laws.
•Generally acts by unanimous written consent in lieu of a meeting.
•Any action is taken pursuant to specific advance delegation by the Board or is subsequently ratified by the Board.

Special Committee - Orthopaedics Separation
Roles and responsibilities
•Reviews and evaluates the Separation Transaction, including evaluating individual candidates to hold the positions of Chairman of the Board, members of its Board and other members of the management leadership team of the new company.
•Oversees the Company’s review and evaluation of the Separation Transaction and its preparation of materials and presentations for the Board about the Separation Transaction.
•Receives updates from, and provides guidance to, the Company’s management, employees and advisors in connection with the Separation Transaction.
•Provides periodic reports to the Board and other standing Board Committees, as appropriate, to keep the Board and Board Committees informed with respect to material developments relating to the Separation Transaction.

1 Meeting in 2025

Members •M. A. Hewson, Chair •H. Joly •D. E. Pinto •M. A. Weinberger •N. Y. West Independence •Each member of the Committee is independent.

32

Board meetings and processes
Director meetings and attendance
During 2025, the Board and its Committees continued their schedules of regular meetings, holding both virtual and in-person meetings.
The Board held 14 meetings in 2025. Each Director attended at least 75% of the regularly scheduled and special meetings of the Board and the Committees on which he or she served (during the period that he or she served).
It has been our longstanding practice for all Director nominees to attend the Annual Meeting of Shareholders. All Director nominees who were directors at the time attended the 2025 Annual Meeting, which was held virtually.
Executive sessions
During 2025, each of the Audit, Compensation & Benefits, Nominating & Corporate Governance, Regulatory Compliance & Sustainability and Science & Technology Committees met in executive sessions without members of management present.
The independent Directors met in executive session at every regular Board meeting during 2025 and held an additional special executive session to perform the annual evaluation of the Chairman and CEO. The Lead Independent Director acted as Chair at executive sessions.
Private Committee sessions with key compliance leaders
In addition to meeting in executive session, the Audit Committee, the Science & Technology Committee and the Regulatory Compliance & Sustainability Committee held regularly scheduled private sessions with their respective compliance leaders (e.g., Chief Financial Officer, Chief Legal Officer, Chief Audit Executive, Chief Compliance Officer, Chief Quality Officer and Chief Medical Officer) in Committee meetings during 2025, without the Chairman and CEO present. These private sessions allow the independent Directors to engage in informal discussions with management and provide the opportunity to solicit candid feedback and insights on risks, controls and compliance matters.
Oversight of our Company
Strategy and risk
Board oversight of strategy and risk management
Oversight of our Company's corporate strategy and risk management is one of the Board's primary responsibilities. The Directors bring diverse perspectives, expertise in strategy and risk, and experience in a wide range of industry, scientific, healthcare and regulatory areas relevant to our business, allowing them to provide guidance and effectively evaluate Company strategy.
Good governance is foundational to the Board’s oversight responsibilities. In addition to sessions with management, independent Directors hold regularly scheduled executive sessions without management present to discuss Company performance, long-term strategy and risk oversight. Certain Committees also meet in private session with senior management in our financial, legal, compliance, quality and risk functions. The Board consults with external advisors to understand outside perspectives on the risks and opportunities facing our Company and regularly receives feedback provided by shareholders to ensure that it understands their perspectives and concerns. Please see page 38 for more information on shareholder engagement.
Board oversight of strategy
Board oversight of strategy helps ensure our Company's long-term success. The Board actively engages with management to provide oversight of and guidance on strategic priorities and has developed effective practices to execute its oversight responsibilities, including in the following ways:
•Annual review of our Company's long-term strategic plans, including the strategic plans of each business segment
•Consideration and discussion of progress toward our strategic goals
•Review of global economic, geopolitical, social, industry technology and regulatory trends and the competitive environment
•Consideration of feedback from shareholders and other stakeholders
•Periodic visits to select business locations globally to engage with senior leaders and employees

2026 Proxy Statement	33

Board oversight of risk management
Board oversight of risk management is focused on ensuring that senior management has processes and controls in place to appropriately identify and manage risk.

Board of Directors

On an ongoing basis, the Board reviews various areas of risk, including related to strategy, operations, business and financial performance, capital allocation, litigation, and government affairs, leveraging our Company’s Enterprise Risk Management (ERM) framework. After each regularly scheduled Committee meeting, the Board's standing Committees also report to the Board on their areas of designated risk and opportunity oversight responsibilities. The Committees work together and with the Board to ensure that the Committees and the Board receive all information necessary to fulfill their risk-management oversight responsibilities.

Committees

Audit Committee	Nominating & Corporate Governance Committee
•Financial management and disclosure •Accounting •Financial reporting •Tax and treasury	•Governance policies •CEO succession planning •Board succession planning •Talent management •Culture

Compensation & Benefits Committee

Regulatory Compliance & Sustainability Committee
•Executive compensation programs and incentives •Recoupment •Employee training and engagement •Pay equity
•Healthcare compliance •Product quality •Cybersecurity •Privacy •Sustainability and environmental regulation •Human rights

Science & Technology Committee
•R&D strategy and programs •Scientific and technological innovation •Medical safety •Mergers, acquisitions and investments •Emerging technologies (e.g., AI)

Management

The Executive Committee (EC) is Johnson & Johnson's senior leadership team. The EC sets the strategy and priorities of the Company and drives accountability at all levels. Members of the EC and other senior management regularly report to the Board regarding our Company's risks and opportunities.

34

Enterprise risk management
Effective risk management is foundational to our success. To operate responsibly as a Company for the long term, we must balance opportunity and appropriate risk to innovate and positively impact patients. This includes living into our commitments to ethical behavior, operating with integrity and complying with laws, rules, regulations and policies that reinforce such behavior. Effectively identifying and mitigating risks requires strong collaboration between management and employees responsible for our operations and our functional risk experts responsible for helping to ensure that we operate in a compliant manner.
Enterprise risk management framework
Our approach to risk management begins with Our Credo values, is enabled by our organizational structure and is guided by our Enterprise Risk Management (ERM) Framework. The ERM Framework provides a coordinated, integrated and aggregated process for managing risks across the Enterprise.
The ERM Framework helps identify potential events that may affect our Company, manage the associated risks and opportunities, and provide reasonable assurance that our objectives will be achieved. Our ERM Framework is composed of five integrated components:
•Strategy and objectives
•Governance and oversight
•Risk identification and prioritization
•Risk management and monitoring
•Information, communication and reporting
For more information about our Company's ERM Framework, please see www.jnj.com/about-jnj/enterprise-risk-management-framework.
The Enterprise Compliance Risk Committee (ECRC), comprising cross-functional senior leaders with risk management responsibilities, provides governance and oversight over risk management activities across segments and functional teams. The ECRC also serves as a forum for sharing of risk information, risk management coordination, risk decision-making and oversight of response.
Product quality and patient safety
Product quality and patient safety are core Credo values – they have always been and will remain our first priority. Our functionally independent quality organization, led by our Chief Quality Officer, implements quality processes and procedures designed to ensure that our products meet our quality standards, which in turn meet or exceed industry requirements. The Johnson & Johnson Quality & Compliance (JJQC) organization embraces digitization, leveraging artificial intelligence and machine learning to enhance our quality systems and drive simplification. You can learn more about our relentless focus on quality at healthforhumanityreport.jnj.com/.
Our functionally independent medical safety organization, which is led by the Chief Medical Officers in both MedTech and Innovative Medicine, monitors our products from research and development through clinical trials, as well as pre- and post-regulatory approvals. This team of doctors and scientists prioritizes our patient experience and ensures that safety remains our first consideration in any decision along the value chain.
Importantly, the existence of product-related litigation is sometimes invoked by ratings agencies and other stakeholders as a barometer of quality and safety. There are, however, many factors that contribute to commencement of litigation, many of which are unrelated to product quality or patient safety. Furthermore, jury verdicts are not medical, scientific or regulatory conclusions about healthcare products. When faced with litigation, our approach will depend on the facts and circumstances. Regardless of the approach taken in any particular instance of litigation, we will continue to educate our external stakeholders on the important distinction between the existence of litigation and any reflection on the quality and safety of our products.

2026 Proxy Statement	35

Ethics and compliance
Leveraging our Company’s ERM Framework, our independent compliance functions, including legal, healthcare compliance (including anti-bribery and anti-corruption), quality, global audit and assurance, privacy, information security and medical safety, work closely with our business segments to identify risks and advise management as they develop plans to mitigate or manage these risks. Employees of our independent risk functions partner closely with the business segments to provide timely, relevant guidance and are supervised by leadership within their function. This structure, independent of commercial interests, allows our risk functions to escalate concerns and helps to ensure that best practices are being applied across the Enterprise.
Our Code of Business Conduct applies to all our employees around the world as well as identified contingent workers. The Code of Business Conduct is available in 27 languages and is designed to inform employees and contingent workers of relevant laws, Company policies and ethical standards to help identify risks and ensure compliant practices in every market where we operate. The Code of Business Conduct also provides guidance on where to turn for help and how to escalate risks and concerns. Our management around the globe is trained annually on the requirements of this policy through our compliance certification process, and we act swiftly to review any reported violations of the Code of Business Conduct, Company compliance policies, laws or regulations. All Company employees and contingent workers are required to complete training on the Code of Business Conduct on a biennial basis and all new employees must complete training upon joining our Company. For more information see www.jnj.com/code-of-business-conduct.
In addition to the escalation procedure described in the Code of Business Conduct, our Company operates an anonymous telephone and online reporting program known as Our Credo Integrity Line that allows employees, business partners, customers, third-party agencies, suppliers and other parties to report potential violations of Company policies, guidelines or applicable law. The Our Credo Integrity Line is available 24 hours a day, 7 days a week in 24 languages and is an integral component of our strong compliance culture.
Additionally, employees can report potential violations by telephone, e-mail or in person within their local business segment or to our Company's global audit & assurance, healthcare compliance, legal, security or human resources organizations.
Emerging technologies and cybersecurity
Johnson & Johnson believes that emerging technologies, including artificial intelligence (AI), have the potential to transform healthcare for the positive. The principles of fairness, privacy, security, responsibility and transparency guide our work with emerging technologies. The Board and its relevant Committees are actively involved in the oversight of our use of AI, including receiving regular updates on AI-related developments. With this governance in place and principles as our guide, we believe that technology (current and emerging) can play an important role in bringing life-saving medicines, medical devices and quality healthcare to patients and customers around the globe.
Johnson & Johnson is committed to protecting its information assets and business integrity. The Board of Directors oversees the risk management process, including cybersecurity risks, directly and through its Committees. The Regulatory Compliance & Sustainability Committee of the Board is primarily responsible for oversight of risk from cybersecurity threats and oversees compliance with applicable laws, regulations and Company policies.
Our information security and risk management (ISRM) organization, led by our Chief Information Security Officer, is responsible for our information security program, which is designed to safeguard the Company’s networks, systems, products and information against evolving cyber threats, including the use of various security tools supporting protection, detection and response capabilities. The Company maintains a cybersecurity incident response plan to help ensure a timely, consistent response to actual or attempted cybersecurity incidents impacting us. To promote continuous evaluation and enhancement of its cybersecurity program, we periodically utilize third-party experts to undertake maturity assessments of our Company’s information security program.
We identify and assess third-party risks across a wide range of areas, including data security and supply chain, through a structured third-party risk management program. The Company maintains a formal information security training program for all employees that includes training on matters such as phishing and email security best practices. Employees are also required to complete mandatory training on data privacy.

36

Political spending oversight and disclosure
As a leader in the industry, we are committed to supporting the development of sound healthcare policies. We work with many organizations across the political spectrum on a variety of policy issues related to health and other topics that impact patients, consumers and our Company. As a result of constructive engagement with a number of our institutional investors, we were an early mover on the disclosure of corporate political expenditures and activities, and informative disclosures remain a Company priority.
The Regulatory Compliance & Sustainability Committee and the Board review our Company’s political contribution and lobbying policies, practices and activities annually. In addition, our Political Action Committee and U.S. corporate political spending is audited biennially by our internal auditors. Disclosure regarding our political activities and expenditures, including the policies and procedures that govern that activity and spending and the Board’s oversight role, can be found at www.investor.jnj.com/political-engagement.
Sustainability and environmental stewardship
Principles of sound sustainability and environmental stewardship are formalized in our Credo and further our business through building stakeholder trust, driving innovation, mitigating risk, fostering employee engagement and promoting resilience. Effective governance is foundational to our performance on these matters, and our Company’s oversight starts with the Board. Significant risks and opportunities are reviewed and evaluated and the Board and the Regulatory Compliance & Sustainability Committee (RCSC) receives briefings on our Company’s sustainability strategy. The Chief Sustainability Officer, who leads the Global Sustainability Organization, presents updates on our Company’s progress to the RCSC at least semi-annually.
Johnson & Johnson is committed to transparent disclosure regarding our sustainability priorities and progress against our objectives. For more information on Johnson & Johnson’s sustainability efforts and related disclosures, see the last Health for Humanity report at healthforhumanityreport.jnj.com/.
Human capital management
Our employees are critical to our continued success and are an essential element of our long-term strategy. With that guiding principle, our human capital management strategy is built on three fundamental focus areas:
•Attracting and recruiting top talent
•Developing and retaining top talent
•Empowering and inspiring talent
These focus areas are crucial to all aspects of Johnson & Johnson’s business. The Board, including through its Committees, has the opportunity to review our Company’s human capital management strategy on an annual basis. Management provides periodic updates throughout the year on key talent metrics for the overall workforce, including those related to recruiting and talent development. To further develop its understanding of and engagement with our Company’s culture, the Board occasionally meets with employees and schedules site visits at our business locations.
Talent development
Fostering top talent will always be critical to our success. The Board and management devote significant time to leadership development and succession planning. The Board has primary responsibility for succession planning for the CEO and oversight of succession planning for other executive officers. The Nominating & Corporate Governance Committee oversees the development of succession planning processes and protocols, and reviews succession planning with the Chief Human Resources Officer at each meeting of the Committee.
Our employees must also be equipped with the right knowledge and skills and have opportunities to grow and develop in their careers. To support these opportunities, we provide learning and development programs and educational resources to all employees. These range from opportunities to develop and hone leadership skills, training for sharpening current capabilities or acquiring new skills, and expanding networks through collaboration, mentorship or Employee Business Resource Groups. Our objective is to enable a learning culture that helps shape each person’s unique career path while creating a robust pipeline of talent to deliver on our Company’s long-term strategies. To keep pace with rapidly evolving business and industry needs, we launched J&J Learn, our on-demand global learning and development ecosystem that provides our workforce with continuous opportunities for reskilling and upskilling in key areas such as digital acumen and professional development.

2026 Proxy Statement	37

Culture
As stated in Our Credo, we are responsible to our employees who work with us throughout the world. As a result, and as guided by applicable laws, global best practices, internal and external insights, and employee feedback, we continually strive to meet the needs of our global workforce of individuals from many different backgrounds, abilities, cultures and perspectives. We are committed to cultivating an inclusive, Credo-based work environment where employees are recognized and rewarded based on merit.

Our investment in employee health, well-being and safety is built on the conviction that advancing health for humanity starts with advancing the health of our employees. With the right awareness, focus, practices and tools, we ensure that all our employees around the world, as well as temporary contractors and visitors to the Company's sites, can work safely. We have continuously expanded health and well-being programs throughout the Company and across the globe, incorporating new thinking and technologies to help employees achieve their personal health goals. We invest in programs and practices that aim to protect against emerging health risks, as well as advance our employees' physical, mental, emotional and financial health and wellbeing.

2025 Our Credo survey results
We conduct global surveys that offer our employees the ability to provide feedback and valuable insight to help address potential human resources risks and identify opportunities to improve.	95% participation
85% average favorability overall
Shareholder engagement
Our responsibility to shareholders is a core Credo value, and we endeavor to meet with all shareholders who express interest. The Board and management prioritize building and maintaining meaningful relationships with Company shareholders, including understanding and learning from their viewpoints. Our core shareholder engagement team comprises Company personnel with varied areas of expertise, including governance, financial performance and executive compensation. The Board is regularly briefed on shareholder feedback, which in turn informs Board discussions on a wide range of topics. Our Board also values directly engaging with our stakeholders.

Our year-round shareholder engagement cycle

Each spring and fall, we reach out to our 100 largest shareholders representing 58% of shares outstanding in 2025.	In 2025 we met with approximately 50 U.S. and international shareholders, representing 39% of shares outstanding.	Our Lead Independent Director and the Chair of the Regulatory Compliance & Sustainability Committee personally led engagements with some of our largest shareholders.

Proxy season	Post annual meeting	Incorporating shareholder feedback

After filing and distributing our Proxy Statement, we reach out to shareholders to discuss items on the ballet for vote.	After our annual meeting, we meet with shareholders to discuss annual meeting voting results and additional governance topics disclosed in our Health for Humanity report.
Throughout the year, shareholder feedback is shared with the Board. This engagement approach has resulted in enhancements to our disclosures over the last several years on topics including, but not limited to, executive compensation, intellectual property, lobbying and risk management processes.

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Shareholder engagement topics
Investor discussions in 2025 covered a wide range of corporate governance, environmental and social stewardship, compensation, and public policy issues, including the following (listed in alphabetical order):

•Artificial intelligence
•Board composition
•Board oversight of risk
•Board tenure and refreshment
•Culture and human capital management
•Executive compensation and performance metrics
•Government engagement and oversight

•Litigation
•Orthopaedics business separation
•Pharmaceutical pricing transparency and access
•Product quality and safety
•Separation of the Chairman and CEO roles
•Shareholder proposals
•Succession planning and talent development
•Sustainability and environmental stewardship

Related person transactions and Director independence
Related person transactions
Our Policy on Transactions with Related Persons requires the approval or ratification by the Nominating & Corporate Governance Committee of any transaction or series of transactions exceeding $120,000 in which our Company is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity). Related persons include our Directors and executive officers and their immediate family members and persons sharing their households. It also includes persons controlling more than 5% of our outstanding common stock.
Under our Principles of Corporate Governance and Code of Business Conduct & Ethics for Members of the Board of Directors and executive officers, all our Directors and executive officers have a duty to report to the Chairman and CEO or the Lead Independent Director any potential conflicts of interest, including transactions with related persons. Management also has established procedures for monitoring transactions that could be subject to approval or ratification under the Policy on Transactions with Related Persons, which can be found at www.jnj.com/principles-of-corporate-governance.
Once a related person transaction has been identified, the Nominating & Corporate Governance Committee will review all of the relevant facts and circumstances and approve or disapprove entry into the transaction. The Committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
If advance Committee approval of a transaction is not feasible, the transaction will be considered for ratification at the Committee’s next regularly scheduled meeting. If a transaction relates to a member of the Committee, that member will not participate in the Committee’s deliberations. In addition, the Committee Chair (or, if the transaction relates to the Committee Chair, the Lead Independent Director) may pre-approve or ratify any related person transactions involving up to $1 million.
The following types of transactions have been deemed by the Nominating & Corporate Governance Committee to be pre-approved or ratified, even if the aggregate amount involved will exceed $120,000:
•Compensation paid by our Company for service as a director or executive officer.
•Transactions with other companies where the related person’s only relationship is as a non-executive employee, less than 10% equity owner or limited partner, and the transaction does not exceed the greater of $1 million or 2% of that company’s annual revenues.
•Our contributions to charitable organizations where the related person is an employee and the transaction does not exceed the lesser of $500,000 or 2% of the charitable organization’s annual receipts.
•Transactions where the related person’s only interest is as a holder of our stock and all holders receive proportional benefits, such as the payment of regular quarterly dividends.
•Transactions involving competitive bids.
•Transactions where the rates or charges are regulated by law or government authority.
•Transactions involving bank depositary, transfer agent, registrar, trustee under a trust indenture or a party performing similar banking services.

2026 Proxy Statement	39

Transactions with related persons in 2025
A sister of Mr. Joseph Wolk, Executive Vice President, Chief Financial Officer, is a Talent Mobilization Leader at Johnson & Johnson Services, Inc., a wholly-owned subsidiary of the Company, and earned $245,969 in total compensation in 2025, including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2025 and any other compensation. She also participates in the general welfare and benefit plans of Johnson & Johnson Services, Inc. Her compensation was established in accordance with Johnson & Johnson Services, Inc.’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Wolk does not have a material interest in his sister’s employment, nor does he share a household with her.
Ms. Kathryn Wengel is Executive Vice President, Chief Technical Operations & Risk Officer. Ms. Wengel’s brother-in-law is a partner at the law firm of Nelson Mullins Riley & Scarborough LLP (Nelson Mullins). The Company has engaged Nelson Mullins for more than twenty years. In 2025, the Company paid approximately $13.93 million to Nelson Mullins for legal services. Ms. Wengel's brother-in-law did not bill any services to Johnson & Johnson in 2025. Ms. Wengel had no involvement with respect to the retention of, or payments to, Nelson Mullins.
Additional related person transactions that occurred in 2025 are disclosed in the following table “Director independence analysis and related person transactions.”
These transactions were approved by the Nominating & Corporate Governance Committee in compliance with our Policy on Transactions with Related Persons described above.
Director independence
  All Directors are independent except for our Chairman and CEO
It is our goal that at least two-thirds of our Directors be independent, not only as that term may be defined legally or mandated by the New York Stock Exchange (NYSE), but also without the appearance of any conflict in serving as an independent Director. The Board has determined that all non-employee Directors who served during fiscal 2025 were independent under the listing standards of the NYSE and our Standards of Independence, including: Mr. Adamczyk, Dr. Beckerle, Dr. Doudna, Ms. Hewson, Dr. Johnson, Mr. Joly, Dr. McClellan, Mr. Morikis, Ms. Mulcahy, Mr. Pinto, Mr. Weinberger, Dr. West and Mr. Woods.
To assist the Board in making this determination, the Board adopted Standards of Independence as part of our Principles of Corporate Governance, which can be found at www.jnj.com/principles-of-corporate-governance. These Standards conform to, or are stricter than, the NYSE independence standards and identify, among other things, material business, charitable and other relationships that could interfere with a Director’s ability to exercise independent judgment.
As highly accomplished individuals in their respective industries, fields and communities, the non-employee Directors are affiliated with numerous corporations, educational institutions, hospitals and charities, as well as civic organizations and professional associations, many of which have business, charitable or other relationships with our Company. The Board considered each of these relationships in light of our Standards of Independence and determined that none of these relationships conflict with our interests or would impair the relevant non-employee Director's independence or judgment.
The table on the following page describes the relationships that were considered in making this determination, inclusive of any related person transactions. The nature of the transactions and relationships summarized in the following table, and the role of each of the Directors at their respective organizations, were such that none of the non-employee Directors had any direct business relationships with our Company in 2025 or received any direct personal benefit from any of these transactions or relationships.
All of the transactions and relationships of the type listed were entered into, and payments were made or received, by our Company or one of our subsidiaries in the ordinary course of business and on competitive terms. In 2023, 2024 and 2025, our transactions with or discretionary charitable contributions to each of the relevant organizations (not including gifts made under our matching gifts program) did not exceed the greater of $1 million or 1% of that organization’s consolidated gross revenues and, therefore, did not exceed the thresholds in our Standards of Independence.

In the event of Board-level discussions pertaining to a potential transaction or relationship involving an organization with which a Director is affiliated, that Director would be expected to recuse himself or herself from the deliberation and decision-making process. In addition, other than potential review and approval of related person transactions under our Policy on Transactions with Related Persons described on the following page, none of the non-employee Directors has the authority to review, approve or deny any grant to or research contract with an organization.

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Director independence analysis and related person transactions

Organization	Type of organization	Director	Relationship to organization	Type of transaction or relationship	2025 Aggregate magnitude
Goldman Sachs	Financial institution	D. Adamczyk	Employee	Advisory fees	<1%
Huntsman Cancer Institute[1]	Healthcare institution	M. C. Beckerle	Executive Officer	Investigator payments	<1%
University of Utah	Educational institution	M. C. Beckerle	Employee	Charitable contributions	<1% <$1m
				Investigator payments; grants	<1% <$1m
				Sales	<1%
University of California - Berkeley	Educational institution	J. A. Doudna	Employee	Charitable contributions	<1% <$1m
				Research-related payments; royalty payments; education; grants	<1%
				Sales	<1%
Harvard Business School	Educational institution	H. Joly	Employee	Charitable contributions	<1% <$1m
				Research-related payments; investigator payments; education; memberships; subscriptions	<1%
Duke University	Educational institution	M. B. McClellan	Employee	Charitable contributions; grants	<1% <$1m
				Research-related payments; investigator payments; education; memberships; subscriptions	<1%
				Sales	<1%
University Hospitals	Healthcare institution	J. G. Morikis	Director	Research-related payments	<1% <$1m
				Sales	<1%
JPMorganChase[2]	Financial institution	D. E. Pinto	Employee	Financial services	<1%
Emory University	Educational institution	M. A. Weinberger	Trustee	Charitable contributions	<1% <$1m
				Investigator payments; grants; licensing payments	<1%
				Sales	<1%
Advocate Health[3]	Profit organization	E. A. Woods	Executive Officer	Clinical trials	<1% <$1m
				Sales	<1%
Note: Any transaction or relationship under $120,000 is not listed above.
(1)The Company made payments to Huntsman Cancer Institute of approximately $1.92 million related to clinical investigator payments.
(2)The Company made payments to JPMorganChase of approximately $8.2 million for financial services, including fees associated with routine banking services, supplier financing, short-term instruments and M&A advisory services.
(3)The Company made payments to Advocate Health of approximately $696,279 in connection with clinical trials; Advocate Health made payments to the Company of approximately $171.4 million relating to sales of the Company's products in the ordinary course of business.

2026 Proxy Statement	41

Director compensation
The Compensation & Benefits Committee charter requires annual review of non-employee Director compensation, including total compensation and each element of our non-employee Director compensation program.
During its annual review, the Committee analyzes the competitive position of our non-employee Director compensation program and each element of that program against the programs of the peer group used for executive compensation purposes (see page 72 for information about the executive peer group). Semler Brossy Consulting Group, the Committee’s independent consultant, provides an independent assessment of the competitive data provided to the Committee and advises the Committee on non-employee Director compensation. Decisions regarding the non-employee Director compensation program are approved by the Board based on recommendations by the Committee.
Fiscal 2026 non-employee Director compensation
The Compensation & Benefits Committee’s analysis in 2025 of the competitive position of our non-employee Director compensation program showed that overall compensation for non-employee Directors was below peer group median. As a result, on September 9, 2025, the Committee recommended, and the Board approved, an increase to the Director annual equity retainer from $205,000 to $220,000, starting in 2026.
2026 Non-employee Director compensation
The following non-employee Director compensation program for 2026 continues an overall compensation structure in line with the peer group median.

Cash compensation	$125,000
Lead Independent Director cash retainer	50,000
Audit Committee Chair cash retainer	30,000
Committee Chair (other than Audit) cash retainer	25,000
Value of Deferred Share Units	220,000
Fiscal 2025 non-employee Director compensation
On September 10, 2024, based on a 2024 analysis of the competitive position of our non-employee Director compensation program, the Compensation & Benefits Committee recommended, and the Board approved, no changes to the non-employee Director compensation program for 2025.

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2025 Total Director compensation
This table sets forth the compensation of our Directors for fiscal 2025. For a complete understanding of the table, please read the accompanying footnotes and the narrative disclosures.

A	B	C	D	E	F
Name	Role for additional cash retainer	Fees earned or paid in cash	Stock awards	All other compensation	Total
D. Adamczyk	Comm Chair	$64,654	$0	$0	$64,654
M. C. Beckerle	Comm Chair	150,000	205,000	20,000	375,000
J. A. Doudna		125,000	205,000	40,000	370,000
M. A. Hewson	LD/Comm Chair	200,000	205,000	8,000	413,000
P. A. Johnson		125,000	205,000	14,000	344,000
H. Joly	Comm Chair	142,548	205,000	20,000	367,548
M. B. McClellan		125,000	205,000	0	330,000
J. G. Morikis		39,127	0	20,000	59,127
A. M. Mulcahy	Comm Chair	46,952	0	0	46,952
D. E. Pinto		62,500	0	0	62,500
M. A. Weinberger	Comm Chair	150,000	205,000	0	355,000
N. Y. West		125,000	205,000	20,000	350,000
E. A. Woods	Comm Chair	142,158	205,000	0	347,158
Fees earned or paid in cash (Column C)
Elective fee deferrals. As described below, under the Deferred Fee Plan for Directors, non-employee Directors may elect to defer payment of all or a portion of their cash retainers until termination of Board membership. Ms. Hewson, Mr. Pinto and Mr. Woods elected to defer all of the cash retainer earned by each of them during fiscal 2025. Fees for Committee Chairs and Lead Independent Director are pro-rated based on the number of days served in the calendar year.
Stock awards (Column D)
For the non-employee Directors: Deferred Share Units - mandatory deferral. All figures in column D represent the grant-date fair value computed in accordance with FASB ASC Topic 718 of Deferred Share Units (DSUs) granted to each non-employee Director on April 24, 2025. The Board approved a 2025 DSU award valued at $205,000; therefore, pursuant to the terms of the Deferred Fee Plan for Directors, each non-employee Director who was elected at the annual meeting (other than Mr. Adamczyk, who retired from the Board effective May 31, 2025) was granted 1,316 DSUs. DSUs are immediately vested but must be deferred until termination of Board membership. DSUs earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership.
All other compensation (Column E)
For the non-employee Directors: charitable matching contributions. The amounts reported in column E represent the aggregate dollar amount for each non-employee Director for charitable matching contributions. Non-employee Directors are eligible to participate in our charitable matching gift program on the same basis as employees, pursuant to which we contribute, on a two-to-one basis for every dollar donated, up to $20,000 per year per person to certain charitable institutions. The amount for Dr. Doudna includes a matching contribution to a charitable contribution made in fiscal year 2024 that was approved and paid in 2025.

2026 Proxy Statement	43

Director compensation policies and practices
Deferred fee plan for Directors
Elective fee deferrals. Under the Deferred Fee Plan for Directors, non-employee Directors may elect to defer payment of all or a portion of their cash retainers until termination of Board membership. Deferred fees are converted into DSUs and earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership. Ms. Hewson, Mr. Pinto and Mr. Woods elected to defer all of the cash retainer earned by each of them during fiscal 2025.
Deferred compensation balances. At December 28, 2025, the aggregate number of DSUs held in each non-employee Director’s Deferred Fee Account, including mandatory deferrals, any elective fee deferrals and accrued dividend equivalents, was as follows:

Name	Deferred share units (#)
M. C. Beckerle	15,738
J. A. Doudna	9,871
M. A. Hewson	14,153
P. A. Johnson	4,360
H. Joly	8,164
M. B. McClellan	20,195
J. G. Morikis	0
D. E. Pinto	331
M. A. Weinberger	10,976
N. Y. West	6,718
E. A. Woods	5,058
Additional arrangements
We pay for or reimburse Directors for transportation, hotel, food and other incidental expenses related to attending Board and Committee meetings, director orientation or other relevant educational programs or Company meetings.

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Stock ownership guidelines for non-employee Directors
Our stock ownership guidelines for non-employee Directors are intended to further align the Directors' interests with the interests of our shareholders. Stock ownership for the purpose of these guidelines includes shares directly owned by the Director, shares held indirectly that are beneficially owned by the Director and DSUs. All Directors are prohibited from transacting in derivative instruments linked to the performance of our securities.

Name	Stock ownership guideline as a multiple of annual cash retainer	2025 Compliance with stock ownership guidelines?	Ownership threshold met?(1)
M. C. Beckerle	5x	Yes	Yes
J. A. Doudna	5x	Yes	Yes
M. A. Hewson	5x	Yes	Yes
P. A. Johnson	5x	Yes	Yes
H. Joly	5x	Yes	Yes
M. B. McClellan	5x	Yes	Yes
J. G. Morikis	5x	Yes	No	(2)
D. E. Pinto	5x	Yes	No	(2)
M. A. Weinberger	5x	Yes	Yes
N.Y. West	5x	Yes	Yes
E. A. Woods	5x	Yes	Yes
(1)Non-employee Directors have five years after first becoming subject to the guidelines to achieve the required ownership threshold.
(2)Joined Board within past five years.
Stock ownership information
Security ownership of certain beneficial owners, officers and Directors
This table sets forth information regarding beneficial ownership of our common stock by each Director, our Chairman and CEO, Chief Financial Officer and the three other most highly compensated executive officers named in Executive Compensation Tables on pages 82 through 113 (each a named executive officer) and by all Directors and executive officers as a group. Each of the individuals and the group listed below is the owner of less than 1% of our shares outstanding. Because they serve as trustees of Johnson Family Trusts, which hold stock for the benefit of others, Mr. Duato and Mr. Wolk are deemed to “control” an additional 4,869,671 shares of our stock in which they have no economic interest, and those shares are not reflected in this table. In addition to such shares, the Directors and executive officers as a group own/control a total of 890,696 shares. In the aggregate, these 5,760,367 shares represent less than 1% of the shares outstanding. All stock ownership is as of February 24, 2026.

2026 Proxy Statement	45

Beneficial ownership table

Name	Number of common shares(1) (#)	Deferred share units(2) (#)	Common shares underlying options or stock units(3) (#)	Total number of shares beneficially owned(4) (#)
M. C. Beckerle	0	15,738	0	15,738
J. A. Doudna	0	9,871	0	9,871
J. Duato	356,297	0	1,051,370	1,407,667
M. A. Hewson	3,000	14,153	0	17,153
P. A. Johnson	191	4,360	0	4,551
H. Joly	5,000	8,164	0	13,164
M. B. McClellan	0	20,195	0	20,195
J. G. Morikis	1,849	0	0	1,849
D. E. Pinto	0	331	0	331
J. Reed	10,658	0	0	10,658
T. Schmid	26,238	0	134,722	160,960
J. Taubert	194,451	0	553,888	748,339
M. A. Weinberger	1,000	10,976	0	11,976
N. Y. West	0	6,718	0	6,718
J. Wolk	85,008	0	463,700	548,708
E. A. Woods	250	5,058	0	5,308
All Directors and executive officers as a group (21)	890,696	95,564	2,873,680	3,859,940
(1)The shares described as owned are shares of our common stock directly or indirectly owned by each listed person, including shares held in the 401(k) and Employee Stock Ownership Plans and by members of his or her household, and are held individually, jointly or pursuant to a trust arrangement.
(2)Includes Deferred Share Units credited to non-employee Directors under our Amended and Restated Deferred Fee Plan for Directors.
(3)Includes shares underlying options exercisable on February 24, 2026, options that become exercisable within 60 days thereafter and Restricted Share Units that vest within 60 days thereafter.
(4)Information regarding stock ownership guidelines for named executive officers is found on page 77 and at www.investor.jnj.com/governance/corporate-governance-overview.

46

The table below sets forth information regarding the only persons known to us to be the beneficial owners of more than 5% percent of any class of our voting securities. The information in the table below is based solely on information included in Schedule 13G filings by each of the listed persons as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13G filing should have been filed and was not.

Name and address of beneficial owner	Title of class	Amount and nature of beneficial ownership	Percent of class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common stock	243,455,135 shares(1)	10.1
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common stock	186,308,341 shares(2)	7.7
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Common stock	132,996,283 shares(3)	5.5
(1)Based solely on an Amendment to Schedule 13G filed with the SEC on February 5, 2026, The Vanguard Group (Vanguard) reported aggregate beneficial ownership of 243,455,135 shares of our common stock. Vanguard reported that it possessed shared dispositive power of 243,455,135 shares and shared voting power of 24,005,159 shares. Vanguard also reported that it did not possess sole dispositive or sole voting power over any shares beneficially owned.
(2)Based solely on an Amendment to Schedule 13G filed with the SEC on January 26, 2024, BlackRock, Inc. (Black Rock) reported aggregate beneficial ownership of 186,308,341 shares of our common stock. BlackRock reported that it possessed sole voting power of 168,179,492 shares and sole dispositive power of 186,308,341 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.
(3)Based solely on a Schedule 13G filed with the SEC on January 30, 2024, State Street Corporation (State Street) reported aggregate beneficial ownership of 132,996,283 shares of our common stock. State Street reported that it possessed shared voting power of 84,902,678 shares and shared dispositive power of 132,904,295 shares. State Street also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.
As a result of being beneficial owners of more than 5% of our stock, Vanguard, BlackRock and State Street are currently considered related persons under our Policy on Transactions with Related Persons described on page 39.
•Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained BlackRock and its affiliates to provide investment management services. In connection with these services, we paid BlackRock approximately $2.1 million in fees during fiscal year 2025.
•Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained State Street and its affiliates to provide investment management, trustee, custodial, administrative and ancillary investment services. In connection with these services, we paid State Street approximately $9.6 million in fees during fiscal year 2025.
Delinquent Section 16(a) reporting
Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who beneficially own more than 10% of the shares outstanding of our ordinary shares to file reports of their stock ownership and changes in their ownership of our ordinary shares with the SEC. Based solely on a review of the reports filed for fiscal year 2025, we believe that all Section 16(a) reports were filed on a timely basis, except that a late report on Form 5 was filed on January 28, 2026 by Dr. Johnson reporting a transaction dated August 23, 2023.

2026 Proxy Statement	47

Compensation of executives

2	Advisory vote to approve named executive officer compensation

We believe our executive compensation program promotes long-term value creation and aligns our executives’ interests with our shareholders’ interests. Pay for performance, accountability for short-term and long-term performance, alignment with shareholders’ interests and market competitiveness are our guiding principles.
We assess our executives’ performance by reviewing what objectives they achieved, how they achieved those results, and whether they achieved the results in a manner consistent with the values embodied in Our Credo.
The Board and the Compensation & Benefits Committee value the opinions of our shareholders. They will consider this vote’s outcome when deciding on our executive compensation program and named executive officers’ compensation. However, the results of this vote will not be binding on the Board or the Company because it is an advisory vote.
We have been holding annual advisory votes on our executive compensation, and expect that after the 2026 vote, the next vote will occur at the 2027 Annual Meeting of Shareholders. However, the Board could modify its policy on the frequency of holding the votes.

The Board of Directors recommends that you vote FOR approval of our named executive officers’ compensation and executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement.

Before you vote, we urge you to read the following for additional details on our executive compensation
•Compensation Discussion and Analysis on pages 51 to 81
•Executive Compensation Tables on pages 82 to 114

When casting your 2026 Say on Pay vote, we encourage you to consider:
•Our financial results were robust and our share price performance was exceptional.
•Our named executive officers’ 2025 compensation is aligned with our performance.
•We link annual incentives to business outcomes.
•We base long-term incentive performance share unit payouts on our financial results and relative total shareholder return.
•Over 90% of the CEO’s and over 85% of other NEOs’ target compensation is at risk based on performance.
•We tie more than two-thirds of our named executive officers’ compensation to our stock.
•We proactively engage with shareholders and evaluate our program design on an ongoing basis to ensure alignment with our shareholders' interests.

48

A message from our Compensation & Benefits Committee
Dear fellow shareholders:
2025 was a pivotal year for Johnson & Johnson. The Company advanced its commitment to improve patient lives and accelerated its role as a catalyst for innovation.
The Company continues to set the global benchmark in healthcare, underpinned by a commitment to Innovative Medicine, MedTech, and breakthrough R&D. This focus translated into robust performance across the enterprise, with the Company exceeding its financial and strategic goals. The planned separation of the Orthopaedics business will allow both Johnson & Johnson and the new Orthopaedics business to harness growth opportunities and unlock value.
Every year, we review the executive compensation structure to ensure that we are incentivizing strong results in a manner that is consistent with the values embodied in Our Credo. We actively solicit shareholder input regarding our executive compensation practices. The Company's 2025 Say on Pay vote received approximately 92% approval, reflecting strong shareholder support for our pay for performance alignment, proactive engagement, and continuous program refinement.
When evaluating 2025 performance, we conducted a comprehensive joint review with the Audit Committee of all items excluded from non-GAAP performance measures for the purpose of measuring results under the incentive compensation plans. Consistent with common peer practice, this approach is intended to avoid both windfalls and penalties that are beyond the control of executives, while promoting accountability and aligning compensation to objectives that accurately reflect underlying Company performance. For example, the 2025 annual incentive results and payout factors excluded the reversal of the $7.0 billion settlement charge related to talc matters. We determined that including this amount would create a windfall for executives that is inconsistent with the Company’s non-GAAP policies and past practices.
The named executive officers' annual incentives paid out at 118.3% of target, reflecting strong financial and strategic performance. Our 2023-2025 PSUs paid out at 113.6% of target. These outcomes reflect our executives' disciplined execution of Company strategy, the dedication of our teams, and our deep commitment to Our Credo.
We are confident that the future of the Company is strong and supported by a compensation program that rewards performance and aligns with shareholders' interests. We thank you for your continued feedback and respectfully request your support for our 2026 Say on Pay proposal.
Sincerely,

Eugene A. Woods Chair	Marillyn A. Hewson

John G. Morikis	Daniel E. Pinto

2026 Proxy Statement	49

Compensation Committee report
The Compensation & Benefits Committee of the Board (the Committee) reviewed the following Compensation Discussion and Analysis with management. Based on this review, the Committee recommended to the Board to:
•Include the Compensation Discussion and Analysis in this Proxy Statement and
•Incorporate it by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
The Compensation Discussion and Analysis appears on pages 51 through 81 of this Proxy Statement.
Eugene A. Woods, Chair
Marillyn A. Hewson
John G. Morikis
Daniel E. Pinto

50

Compensation discussion and analysis

52	2025 Executive compensation summary	2025 NEOs
52	Our Credo
52	2025 Compensation highlights

Joaquin Duato
Chairman of the Board and
Chief Executive Officer
Joseph Wolk
Executive Vice President,
Chief Financial Officer
Jennifer Taubert
Executive Vice President, Worldwide
Chairman, Innovative Medicine
John Reed, M.D., Ph.D.
Executive Vice President,
Innovative Medicine, R&D
Tim Schmid
Executive Vice President,
Worldwide Chairman, MedTech

54	2025 Say on Pay results and shareholder engagement
56	Compensation governance best practices

57	2025 Executive compensation
57	Guiding principles
58	Components of executive compensation

64	Compensation decisions for 2025 performance
64	Total direct compensation decisions

66	NEO performance and compensation summaries
66	CEO performance
67	Compensation decisions for 2025 CEO performance
67	Other named executive officer performance

70	Executive compensation decision process
70	Importance of Our Credo values in assessing performance
70	Assessing "the what" and "the how"
70	Aligning compensation to "the what" and "the how"
71	Governance of executive compensation
72	Peer groups for pay and performance

75	Additional information concerning executive compensation
75	No employment agreements with named executive officers
75	Use of tally sheets
75	Non-competition and non-solicitation
75	Long-term incentive vesting and treatment upon termination

77	Compensation policies and practices
77	Stock ownership guidelines for named executive officers
77	Policy against pledging, hedging and short selling
78	Executive compensation recoupment policies
78	Tax impact on compensation

78	Compensation decisions for 2024 performance

79	Reconciliation of non-GAAP performance measures
79	Details on 2025 annual incentive non-GAAP performance measures
81	Details on 2023-2025 PSU non-GAAP performance measures

2026 Proxy Statement	51

2025 Executive compensation summary
Our Credo
Since 1943, Our Credo has guided us in fulfilling our responsibilities to our customers, employees, communities and shareholders. We assess our executives’ performance by reviewing what objectives they achieved and how they achieved those results. We consider whether they achieved the results consistent with the values embodied in Our Credo and the long-term impact of their decisions.
2025 Compensation highlights
Pay mix
Our named executive officers’ pay mix at target emphasizes long-term compensation. Over 90% of the CEO’s and over 85% of other NEOs’ target compensation is at risk based on performance.
2025 Pay mix at target
Company performance and incentive determinations
2025 performance. We delivered exceptional performance in 2025. We exceeded all of our 2025 enterprise financial goals and our key enterprise strategic objectives.
2025 annual incentives. Our 2025 annual incentives paid out at 118.3% of target based on the Company’s combined financial and strategic performance. We weighted financial performance 70% and strategic performance 30%. Our financial performance payout factor was 122.7%. Our strategic performance payout factor was 108.0%.
We describe our 2025 annual incentive goals and performance on pages 60 to 62.
2023-2025 performance share units (PSUs). Our 2023-2025 PSUs paid out at 113.6% of target. We describe the performance of our 2023-2025 PSUs in more detail on page 63.

52

Total direct compensation
The Committee focuses primarily on total direct compensation (TDC) in making annual pay decisions. TDC includes the three main elements of executive compensation: base salary, annual incentives and long-term incentives. These elements are discussed in detail on pages 58 to 63.
An executive's total direct compensation reflects the Committee's assessment of Company, business unit and individual performance for the year. For this reason, 2025 TDC includes:
•Base salary earned in 2025,
•2025 annual incentives and
•The planned long-term incentive (LTI) amounts approved by the Committee in February 2026, which were based on its assessment of 2025 performance.
2025 TDC differs from the values shown in the Summary compensation table on page 85 because the Summary compensation table includes:
•The grant date fair value of February 2025 LTI awards, which were based on the Committee's assessment of 2024 performance and
•Certain elements that we exclude from total direct compensation because they are not tied to performance and fall outside the scope of the Committee’s annual pay decisions (such as changes in pension values and other compensation components).
2025 Total direct compensation

	Base salary	Annual incentives	Long-term incentives	Total direct compensation
J. Duato	$1,600,000	$3,502,000	$22,040,000	$27,142,000
J. Wolk	1,240,646	1,840,000	9,000,000	12,080,646
J. Taubert	1,220,308	1,810,000	9,180,000	12,210,308
J. Reed	1,220,308	1,810,000	8,262,000	11,292,308
T. Schmid	942,308	1,405,000	5,937,500	8,284,808

2026 Proxy Statement	53

2025 Say on Pay results and shareholder engagement

What we heard
Shareholders supported the advisory vote on executive compensation, with approximately 92% of the 2025 Say on Pay votes cast in favor. We believe this outcome reflects our sustained engagement with investors and disciplined, multi‑year refinements to our NEO pay program. We describe our shareholder engagement in detail on page 38.

92% Approve Say on Pay

What we did
Shareholder engagement. We start formal shareholder outreach in the fall and continue engagement throughout the year. We begin planning in early summer and incorporate the prior Annual Shareholders' Meeting vote results, our current performance, and prevailing market and regulatory trends. We also review our engagement plan with our advisors to ensure that we are focused on the topics of greatest interest to our shareholders. During the fall engagement season:

58% of our shares outstanding	39% of our shares outstanding	We met with proxy advisory firms and other interested parties.

Our Committee Chair and Lead Independent Director led many of these meetings, including with seven of our top 25 shareholders.

We reached out to shareholders representing approximately 58% of our shares outstanding.	We engaged with 50 U.S. and international institutional shareholders representing approximately 39% of our shares outstanding.

Shareholder engagement topics. Our shareholders have many different areas of interest. For each meeting, we bring the appropriate subject-matter leaders to enable substantive dialogue. In 2025, our engagements covered a wide range of important corporate governance, environmental and social stewardship, compensation and public policy issues.
Treatment of special items including litigation charges in our compensation program.
The Committee believes that using non-GAAP metrics is an appropriate way to measure company performance for incentive plan purposes. Adjusting special items from GAAP results ultimately provides a more representative and comparable view of our operating performance. It also aligns with the performance metrics provided in our earnings guidance, financial reporting and other Company disclosures. This practice is common among our peers and helps avoid both unmerited windfalls and penalties that are beyond the control of executives.

54

The Compensation & Benefits Committee and the Audit Committee meet every year to review all special items excluded from non-GAAP incentive plan performance metrics. The Compensation & Benefits Committee meets in executive session to decide whether to include or exclude each special item (including significant one-time litigation charges) considering the facts and circumstances. The table below lists factors the Compensation & Benefits Committee considers in its review:

Factor	Committee perspective
Alignment of shareholder and executive interests
The Committee strives to closely align the Company’s compensation programs with the experience of our shareholders. We carefully consider feedback from our shareholders regarding compensation programs, policies and decisions.

Best interests of the Company and shareholders
The Committee considers the totality of the circumstances in deciding whether excluding a special item is in the best interest of the Company or shareholders. Executives should not be rewarded for windfalls or penalized for making difficult decisions.

Impact on behavior	The Committee considers whether the exclusion of each special item will incentivize future executive decision making in the best interests of the Company and shareholders.
Role of current executives	The Committee considers the roles of the executives and whether these individuals had any responsibility or alleged misconduct related to the underlying cause of the excluded item.
Legal determination of responsibility	Regarding legal settlements, a legal determination of fault or admission of wrongdoing related to litigation charges may inform an assessment of responsibility and therefore impact compensation.
Fiscal 2025 special items - litigation.
The Company reversed an accounting charge of $7.0 billion related to talc matters in 2025. Consistent with the factors described above, the Committee considered this litigation-related charge reversal to determine the appropriate treatment for purposes of the executive compensation program.
Including this accounting charge reversal in our executives' incentives would have resulted in a windfall to our executives that the Committee believes would not be warranted. Based on the totality of the circumstances, the Committee determined it to be in the best interest of the Company and shareholders to exclude the $7.0 billion talc settlement charge reversal from 2025 incentive plan results.

2026 Proxy Statement	55

Compensation governance best practices
We believe that our executive compensation program includes key features that align the interests of the named executive officers with our shareholders and does not include features that could misalign their interests.

What we do

  Align CEO and executive pay with Company performance.
  Align the majority of named executive officer pay with shareholders through long-term incentives.
  Balance short-term and long-term incentives.
  Cap incentive awards.
  Require executives to own significant amounts of Company stock.
  Employ a compensation recoupment policy applicable to our named executive officers.
  Actively engage with our shareholders.
  Engage an independent compensation consultant reporting directly to the Committee.
  Hold an advisory vote to approve named executive officer compensation annually.

What we don't do

  No automatic or guaranteed annual salary increases.
  No guaranteed annual or long-term incentive awards.
  No above-median targeting of executive compensation.
  No automatic single-trigger equity acceleration.
  No tax gross-ups (unless they are provided pursuant to our standard relocation practices).
  No option repricing without shareholder approval.
  No hedging, pledging or short selling of Company stock.
  No long-term incentive backdating.
  No dividend equivalents on unvested long-term incentives.

We do not have any change-in-control agreements in place for any of the named executive officers. Our 2022 Long-Term Incentive Plan only provides for a change-in-control benefit in the event that outstanding awards granted under the plan are not assumed or substituted by the acquirer in connection with a change-in-control. If that is the case, the awards will vest and any performance conditions will be deemed to be achieved at the greater of target or actual performance levels as of the date of the change-in-control. If outstanding awards are assumed or substituted, the awards will remain outstanding and will continue to vest following the change-in-control.

56

2025 Executive compensation
Guiding principles
We design our executive compensation program to attract, retain and motivate global business leaders who can achieve financial and strategic objectives and build long-term shareholder value. We use the following guiding principles to design our compensation programs:

Pay for performance We tie annual incentive payouts and long-term incentive grants to the performance of the Company, the individual’s segment or function and the individual.
Accountability for short-term and long-term performance
We structure performance-based compensation to reward an appropriate balance of short-term and long-term financial and strategic business results, with an emphasis on managing the business for long-term results.
	Alignment to shareholders’ interests We structure performance-based compensation to align the interests of our named executive officers with the long-term interests of our shareholders.	Competitiveness We compare our practices against appropriate peer companies that are of similar size and complexity so we can continue to attract, retain and motivate high-performing executives.

The Board is responsible for oversight of risk management (including product development, supply chain and quality risks) as described under Oversight of our Company beginning on page 33. Our compensation program’s emphasis on long-term value helps to reduce the possibility that our executives make excessively risky business decisions that could maximize short-term results at the expense of long-term value.

2026 Proxy Statement	57

Components of executive compensation
Base salary, annual incentive and long-term incentives
Below we describe the components of our total direct compensation, how we determine each component's amount and why we pay them.

Component	Form	Vesting / performance period	How we determine the amount	Why we pay each component

Base salary	Cash	Ongoing	•We set base salary rates by considering: •Competitive data •Scope of responsibilities •Work experience •Time in position •Internal equity •Individual performance	•Recognizes job responsibilities.

Annual incentive	Cash	1 year	•We set target awards as a percent of salary based on competitive data. •We determine award payouts based on business and individual performance.	•Motivates attainment of our near-term priorities, consistent with our long-term strategic plan.

Long-term incentives	Equity	3 years (options: 10-year term)
•We set target awards as a percent of salary based on competitive data.
•We grant long-term incentives based on business and individual performance, contribution and long-term potential.
•We determine payouts based on achievement of long-term operational goals, TSR and share price appreciation.
•Motivates attainment of our long-term goals, TSR and share price growth. •Retains executives.

58

Long-term incentives
Below we describe the forms of long-term incentives we use for our named executive officers, their weighting, performance periods, how the payouts are determined and why we use them.

Long-term incentive form	Mix	Vesting / performance period	How payouts are determined	Why we use them

Performance share units (PSUs)		•0% to 200% vested three years after grant
•1/2 Earnings per share: three-year cumulative adjusted operational EPS.
•1/2 Relative total shareholder return (TSR): three-year compound annual growth rate versus the competitor composite peer group.
•Share price
•Aligns with our long-term objective of growing quality earnings. •Reflects overall TSR outcomes relative to our competitors. •Ties PSU value directly to the share price.

Options		•1/3 of grant vests per year •10-year term	•Share price appreciation	•Motivates share price appreciation over the long-term. •Reinforces emphasis on long-term growth aligned with our objectives.

Restricted share units (RSUs)		•1/3 of grant vests per year	•Share price	•Ties RSU value directly to the share price.
Notes:
•Cumulative adjusted operational EPS is a non-GAAP measure. See page 81 for details.
•We do not pay dividend equivalents on our unvested PSUs, options or RSUs.

2026 Proxy Statement	59

2025 Annual incentive goals and performance
Performance against our enterprise 2025 financial goals (70% weight)
2025 Financial goals
Our operational sales and adjusted operational EPS financial targets align with the guidance we provided to the investment community. We believe this links our compensation to how effectively we deliver on our public commitments to our shareholders. We set our goals based on our objective of creating long-term sustainable value, our product portfolio and pipeline, and competitive benchmarking. See Our annual incentive goal-setting process on page 62 for details.
We established maximum and threshold payout levels around the financial targets based on a review of historical performance for each metric. If performance falls between threshold and target or between target and maximum, we determine the payout factor using interpolation. If performance falls below threshold for a goal, the percentage earned for that goal is 0%. If performance is above maximum, payouts are capped at 200%.
For the purposes of assessing performance under our annual incentive program, we make certain adjustments to our financial measures that have been prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), as detailed on page 79 and 80.
2025 Financial results
The Company’s performance was strong compared to our goals. At the enterprise level, we exceeded our operational sales, adjusted operational EPS and our free cash flow goals.
As shown below, our annual incentive financial payout factor was 122.7%.

2025 Financial measures	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Results	Calculated payout	Weighted payout
Operational sales ($ millions)		$86,735	$91,300	$95,865	$92,872	134.4%	44.8%
Adjusted operational EPS		$10.31	$10.85	$11.39	$10.94	116.6%	38.9%
Free cash flow ($ millions)		$17,550	$19,500	$21,450	$19,830	116.9%	39.0%
Financial payout factor							122.7%
Note: Operational sales, adjusted operational EPS and free cash flow are non-GAAP measures. See pages 79 and 80 for reconciliations to GAAP measures of performance.

60

Performance against our enterprise long-term strategic goals (30% weight)
2025 Strategic goals
The Committee determines the strategic payout factor within a range of 0% to 200% based on its evaluation of performance versus our strategic objectives.
Our strategic objectives cover a range of items critical to both our short- and long-term success. We prioritize excellence in our operational execution, product development, pipeline growth, our employees, key strategic initiatives that enable our continued growth and performance against our purpose-driven objectives.
Not all strategic goals are measured against quantitative performance criteria because some goals are qualitative. The Committee considers both quantitative and qualitative results and applies discretion when evaluating performance and determining the payout factor.
2025 Strategic performance
Based on its evaluation of our performance against our strategic goals, the Committee determined a payout factor of 108.0% of target appropriately recognized both the successes and disappointments we experienced during 2025. The Committee’s assessment of our strategic goals and results is shown in the following table.

2025 Strategic goals	2025 Assessment highlights

Critical business objectives
•We met or exceeded our product pipeline value and innovation platform goals. We also performed strongly against our priority R&D milestones.
•We had mixed performance against our supply chain goals.
•We delivered strong performance against our commercial goals.
•We advanced the modernization of our technology ecosystem, while strengthening our cybersecurity posture and accelerating cloud adoptions.

Enabling our purpose
•We exceeded our human capital management goals, advancing our talent pipeline and succession planning as well as the retention of Executive Committee and segment leaders.
•We reinforced our quality and compliance position by closing audit remediation gaps and reducing the number of health authority field actions.
•We achieved all of our key safety goals.
•We performed well against our global sustainability goals and continued to advance our efforts to fight global public health challenges.

Enterprise strategic payout factor	108.0%

2026 Proxy Statement	61

2025 Annual incentives
The 2025 annual incentive payouts for our named executive officers were based 70% on enterprise financial goals and 30% on enterprise strategic goals.
We evaluate our financial goals against identified threshold, target and maximum levels of performance. The Committee, in its sole discretion, determines the strategic payout factor based on its evaluation of performance versus our strategic goals. In addition, the Committee may adjust individual awards within a range of 0x to 1.2x on an exception basis (subject to the 200% of target maximum). The Committee did not adjust any individual 2025 annual incentive payouts on an exception basis.
The payouts can range from 0% to 200% of the target award as illustrated below.

Target award	Payout factor (70% Financial / 30% Strategic)	Payout range (0% to 200% of target)

Summary of named executive officer annual incentive payouts
This table shows the final payout factor for our named executive officers in 2025.

	Weight	2025 Payout factors	Weighted payout
Enterprise financial	70.0%	122.7%	85.9%
Enterprise strategic	30.0%	108.0%	32.4%
Enterprise payout factor			118.3%
Our annual incentive goal-setting process
Each fall, we develop our goals for the coming year. We use our financial goals to develop the estimates that we provide to the investment community. Our financial goals are aligned with our long-term strategic plan and promote long-term, sustainable value creation.
We use the following approach in setting our financial targets:
•Operational sales. We set our 2025 operational sales growth goal considering:
•Our strategic objective to exceed market growth using the breadth of our portfolio.
•Driving innovation and market-leading sales growth in Innovative Medicine and MedTech.
•Maximizing the value of recently launched products.
•Adjusted operational EPS. We set our 2025 adjusted operational EPS growth goal considering:
•Our 2025 operational sales growth goal and the drivers of that growth.
•Our strategic plan, financial principles, competitive position and investment strategies.
•Free cash flow. We set our 2025 free cash flow goal considering:
•Our productivity in generating free cash flow from net income.
•Budgeted amounts for anticipated significant events.

62

2023-2025 Performance share unit payout
2023-2025 PSU performance versus goals and payout as a percent of target
Reflecting our Company's pay for performance philosophy, our 2023-2025 PSUs paid out at 113.6% of target as shown in the table below. Our 2023-2025 adjusted operational EPS performance was above target. However, our 2023-2025 TSR compound annual growth rate (CAGR) was between threshold and target.
If performance falls between threshold and target or between target and maximum, we determine the percentage of target earned using interpolation. If performance is below threshold for a goal, the percentage of target earned for that goal is 0%. If performance is above maximum, payouts are capped at 200%.
If TSR is negative, the percentage of target earned based on TSR performance is capped at 100%.

PSU Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual	Calculated payout	Weighted payout
2023-2025 Cumulative adjusted operational EPS	1/2	$26.28	$29.20	$32.12	$30.99	161.3%	80.7%
2023-2025 Relative TSR (CAGR)	1/2	10% below Composite	Equal to Composite	10% above Composite	(6.82 % points)	65.9%	33.0%
PSU payout factor							113.6%
Note: Cumulative adjusted operational EPS is a non-GAAP measure. See page 81 for details. The sum of the individual components may not reflect the total payout factor due to rounding.
Our PSU goal setting process
Our PSU goals are based on our long-term strategic plan, promote long-term sustainable value creation, and take into account our product portfolio and pipeline, anticipated healthcare market growth and other external factors, including the competitive and regulatory landscape.
Cumulative adjusted operational EPS. We set the EPS goal using the following considerations:
•The operational EPS guidance provided to the investment community for the first year of the performance period.
•The sales and EPS targets included in our strategic plan for the second and third years of the performance period.
•Analysts’ expectations for the Company and the competitor composite peer group.
•An EPS growth to sales growth multiple aligned with a long-term goal of growing net income faster than sales.
Relative total shareholder return. We set the three-year relative TSR goal to meet the performance of our competitor composite peer group. See page 74 for more information on our competitor composite peer group.
2025-2027 PSU metrics
Beginning with the 2025-2027 PSU award, we refined our relative TSR metric to reflect shareholder feedback and better align with market practice. The relative TSR target is set at the 55th percentile of our Competitor Composite Peer Group. Threshold and maximum CAGRs continue to be 10 percentage points below and above target.
We did not change our 2025-2027 cumulative operational EPS metric or methodology. To avoid competitive harm, we do not disclose our incentive goals in advance. We disclose the goals, outcomes, and a non-GAAP to GAAP reconciliation after the conclusion of each PSU performance period.

2026 Proxy Statement	63

Executive perquisites and other benefits
Our named executive officers participate in the same employee benefits provided to all other non-union U.S. employees. In addition, they participate in the following benefits and perquisites:
•Executive life insurance. Effective January 2015, we closed this program to new participants. We grandfathered prior participants. Mr. Wolk and Ms. Taubert participated in the program in 2025.
•Personal use of Company aircraft. Our named executive officers may use Company aircraft for limited personal travel. This perquisite is intended to benefit the Company and our shareholders by enhancing productivity, minimizing distractions and ensuring the safety of our executives.
As part of an internal security assessment and an independent external security assessment conducted because of increased threats, the Chief Executive Officer is required to use the Company aircraft for all personal and business travel.
We include the incremental cost to the Company to provide this perquisite in the perquisites and other personal benefits detail on page 89. These values are not amounts that are paid directly to our named executive officers.
•Personal and home security. The Board believes it is important to provide home and personal security to our named executive officers due to the nature of our healthcare business, an internal and external independent review of our security protocols and risks, and because the Board believes our executives should not be placed at personal risk due to their association with the Company. Therefore, we provide for a limited number of security-related services to our named executive officers:
•Home security. We provide home security systems and related features at personal residences.
•Cybersecurity. We provide cybersecurity and digital security monitoring services through a third-party service provider.
•Personal transportation security. As part of an internal security assessment and an independent external security assessment conducted because of increased threats, the Chief Executive Officer is required to use a secure Company car and driver for all business and personal travel, including commuting. A secure Company car and driver are also available to our other named executive officers for personal use (including commuting). We may engage third‑party security services for executives, including support for the Chief Executive Officer during business and personal travel, as determined to be necessary and in the best interest of the Company and our shareholders.
We include the incremental cost to the Company to provide personal and home security in the perquisites and other personal benefits detail on page 89. These values are not amounts that are paid directly to our named executive officers.
We detail the executive life insurance premiums paid, values of personal use of Company aircraft, and personal and home security related costs in the All other compensation detail on pages 89 through 90. Our named executive officers pay the income taxes due on the value of these benefits and perquisites, and the Company does not provide any tax assistance to our named executive officers related to such amounts.
Compensation decisions for 2025 performance
Total direct compensation decisions
In January and February of each year, we assess the performance of our named executive officers and we determine the:
•Annual incentive payout for the prior year’s performance.
•Long-term incentives granted in the first quarter of the year based on the prior-year's performance.
•Salary rate for the upcoming year.
The independent Directors approve the compensation decisions for the Chief Executive Officer. The Committee approves the compensation decisions for all other named executive officers.

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Reconciliation of total direct compensation

What is “total direct compensation"?
In contrast to the Summary compensation table on page 85, our discussion of CEO and NEO pay decisions on pages 66 to 69 uses a measure called “total direct compensation,” which the Committee believes provides a more accurate picture of its annual pay decisions and reflects its most recent assessment of Company and individual performance. Total direct compensation includes 2025 salary, 2025 annual incentive for the completed performance year and long-term incentives as described below.

How the Committee views LTI award values

Total direct compensation	Includes the planned value of LTI awards approved by the Committee and granted in February 2026.	Award values relate to the Committee’s assessment of 2025 performance.

Summary compensation table	Includes the grant date fair value of LTI awards granted in February 2025.	Award values relate to the Committee’s assessment of 2024 performance.

SEC rules require the LTI awards granted in February 2025 to be reported in the Summary compensation table in this Proxy Statement with a different valuation methodology than we use for total direct compensation. In addition, the compensation values reported in the Summary compensation table include certain elements that we exclude from total direct compensation because they are not tied to performance and fall outside the scope of the Committee’s annual pay decisions (such as changes in pension values and other compensation components).

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NEO performance and compensation summaries
CEO performance

Joaquin Duato Chairman of the Board and Chief Executive Officer
Performance
The Board assessed Mr. Duato’s 2025 performance primarily upon its evaluation of the Company’s performance. The Company’s 2025 performance is summarized under 2025 Annual incentive goals and performance on pages 60 through 62.
The Board believes the Company exceeded its combined financial and strategic goals in 2025 under Mr. Duato's leadership. The Board recognized Mr. Duato's performance by awarding him an annual performance bonus at 118.3% of target and long-term incentives at 145% of target. After reviewing market data and other factors, the Board increased Mr. Duato's salary rate for 2026.
At the enterprise level, we exceeded our operational sales, adjusted operational EPS and free cash flow goals.
In addition to our Company’s overall performance, the Board evaluated Mr. Duato’s performance against a set of strategic priorities. Mr. Duato:
•Delivered strong growth by accelerating existing brands and launching multiple new products, overcoming our most significant loss-of-exclusivity event in more than a decade.
•Transformed our portfolio through strategic acquisitions and divestitures to enhance competitiveness and increase exposure to high-growth segments.
•Met all priority R&D milestones, advancing several breakthrough innovation programs with multi-billion-dollar potential.
•Strengthened talent development and succession pipelines for critical executive roles across the company.

	2025 Total direct compensation Total direct compensation: $27,142,000	2026 Base salary rate Mr. Duato’s base salary rate increased from $1,600,000 in 2025 to $1,750,000 in 2026.

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Compensation decisions for 2025 CEO performance
•In determining Mr. Duato’s 2025 annual incentive payout, the Board used the 2025 enterprise annual incentive payout factor of 118.3% as summarized under 2025 Annual incentive goals and performance beginning on page 60.
•The Board approved Mr. Duato’s long-term incentives for performance in 2025 at 145.0% of target in February 2026 to recognize his contributions during 2025 in fulfilling Our Credo responsibilities and improving our long-term financial outlook. The Board believes the long-term incentives will further align Mr. Duato’s and shareholders' interests.
•Mr. Duato’s total direct compensation for 2023-2025 is displayed in the table below.

	2023		2024		2025
	Amount ($)	Percent of target (%)	Amount ($)	Percent of target (%)	Amount ($)	Percent of target (%)
Salary earned	$1,584,615		$1,600,000		$1,600,000
Annual incentive payout	3,650,000	130.4%	3,220,000	115.0%	3,502,000	118.3%
Long-term incentive awards	16,400,000	125.0%	19,760,000	130.0%	22,040,000	145.0%
Total direct compensation	$21,634,615		$24,580,000		$27,142,000
Other named executive officer performance
The Committee assessed each of the other named executive officers based on its evaluation of the Company’s performance and the individual performance of each named executive officer. Each of the named executive officers contributed to the Company’s performance as a member of the Executive Committee and as a leader of a business or a function. See pages 60 through 62 for the Committee’s evaluation of the Company’s performance for 2025.
Note: The sum of the individual components of the bar charts may not reflect the total payout due to rounding.

Joseph Wolk Executive Vice President, Chief Financial Officer
Performance
In addition to his contribution to our Company’s overall performance, Mr. Wolk:
•Led the Company's financial management to exceed financial targets, contributing to share price outperformance versus major indices and peers.
•Prioritized strategic portfolio choices and disciplined capital deployment to enhance long-term value creation and deliver meaningful company savings.
•Advanced modernization across Finance, expanding AI-enabled tools to improve forecasting, risk management, and organizational health.
2025 Total direct compensation Total direct compensation: $12,080,646

2026 Base salary rate Mr. Wolk’s base salary rate increased from $1,244,400 in 2025 to $1,269,000 in 2026.

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Jennifer Taubert Executive Vice President, Worldwide Chairman, Innovative Medicine
Performance
In addition to her contribution to our Company’s overall performance, Ms. Taubert:
•Outpaced market and external consensus with broad‑based top‑line growth globally across therapeutic areas and regions, delivering strong performance despite major loss-of-exclusivity headwinds.
•Delivered successful launches in key therapeutic areas and invested in next‑generation manufacturing to accelerate scale, reliability, and patient access.
•Created durable value through licensing and acquisitions, including Intra-Cellular Therapies and Halda Therapeutics, while strengthening external policy leadership to support access and sustainable growth.
2025 Total direct compensation Total direct compensation: $12,210,308

2026 Base salary rate Ms. Taubert’s base salary rate increased from $1,224,000 in 2025 to $1,248,000 in 2026.

John Reed, M.D., Ph.D. Executive Vice President, Innovative Medicine R&D
Performance
In addition to his contribution to our Company’s overall performance, Dr. Reed:
•Advanced priority programs and achieved key regulatory milestones, increasing pipeline value and delivering high impact therapies to patients.
•Expanded our innovation footprint through selective partnerships and acquisitions, integrating external capabilities and platforms to strengthen our science and adding product candidates to the pipeline.
•Deepened investment in data science and digital health to accelerate discovery and development across the portfolio.
2025 Total direct compensation Total direct compensation: $11,292,308

2026 Base salary rate Dr. Reed’s base salary rate increased from $1,224,000 in 2025 to $1,248,000 in 2026.

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Tim Schmid Executive Vice President, Worldwide Chairman, MedTech
Performance
In addition to his contribution to our Company’s overall performance, Mr. Schmid:
•Strengthened the competitiveness of our MedTech pipeline by advancing our robotics programs and driving broad-based momentum across surgery, cardiovascular, and vision.
•Sharpened portfolio management and accelerated MedTech’s shift into higher growth end markets by advancing the planned separation of DePuy Synthes and executing multiple targeted transactions.
•Instituted a streamlined end-to-end operating model that increases specialization, decision velocity, and accountability within our business units.
2025 Total direct compensation Total direct compensation: $8,284,808

2026 Base salary rate Mr. Schmid’s base salary rate increased from $950,000 in 2025 to $1,067,000 in 2026.

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Executive compensation decision process
Importance of Our Credo values in assessing performance
Since 1943, Our Credo has guided us in fulfilling our responsibilities to our customers, employees, communities and shareholders. We assess our executives’ performance by reviewing what objectives they achieved and how they achieved those results. We consider whether they achieved the results consistent with the values embodied in Our Credo and the long-term impact of their decisions.
Credo-based behavior is not something that can be precisely measured. Thus, there is no formula for how Credo-based behavior can, or will, impact an executive’s compensation. The Committee and the CEO use their judgment and experience to evaluate whether an executive’s actions were aligned with Our Credo values.
Assessing "the what" and "the how"
We evaluate the performance of our named executive officers based on what objectives they have accomplished and how they have accomplished them.
•The “what.” We evaluate each executive against financial and strategic goals for the Company and for the business or function that they lead.
•The “how." We also consider how executives accomplished their goals. This includes whether the executive achieves business results in a manner that is consistent with the values embodied in Our Credo.
During the first quarter:
•The Committee reviews the financial and strategic goals for the Company and each of the businesses for the current year.
•The CEO provides his assessment to the Committee of “the what” and “the how” for each of the other named executive officers for the prior year.
•The independent members of the Board evaluate “the what” and “the how” for the CEO for the prior year.
Aligning compensation to "the what" and "the how"
Our executive officers can earn from 0% to 200% of the applicable target for annual incentives and 0% to 170% for long-term incentives based on business performance and his or her individual performance on both “the what” and “the how.” This broad range allows for meaningful differentiation based on performance.
The independent Directors (in the case of the CEO) and the Committee (in the case of the other named executive officers) use their judgment and experience to determine annual incentives, long-term incentives and salary rates. Performance against goals is the most significant input in determining compensation levels. However, we do not determine total direct compensation in a formulaic manner. In addition, we do not consider an employee’s previous long-term incentive awards and total equity ownership when granting long-term incentive awards.

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Governance of executive compensation
The Committee is responsible for the executive compensation program design and decision-making process. It solicits input from the independent Directors, the CEO, other members of management and its independent compensation consultant to assist it with its responsibilities.
The Committee has retained Semler Brossy Consulting Group (Semler Brossy) since May 2020 to advise the Committee on executive compensation matters. The Committee has sole authority to negotiate the terms of service, including all fees paid to any external consultants.
Roles and responsibilities

Participant	Role

Compensation & Benefits Committee
•Acts on behalf of the Board by setting the principles that guide the design of our compensation and benefits programs.
•Sets the executive compensation philosophy and composition of the executive peer group.
•Approves the compensation target levels.
•Sets compensation programs and principles that are designed to link executive pay with Company and individual performance.
•Recommends to the Board the CEO’s compensation.
•Reviews and approves compensation decisions recommended by the CEO for each of the other named executive officers.
•Reviews the eligibility criteria and award guidelines for the corporate-wide compensation and benefits programs in which the named executive officers participate.

Independent Directors	•Participate in the performance assessment process for the CEO. •Approve the CEO’s compensation.

CEO	•Reviews and presents to the Committee the performance assessments and compensation recommendations for each of the other named executive officers.

Independent compensation consultant
•Attends all Committee meetings at the request of the Committee.
•Advises the Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs.
•Reviews the compensation strategy and executive compensation programs for alignment with our strategic business objectives.
•Advises on the design of executive compensation programs to ensure the linkage between pay and performance.
•Provides market data analyses to the Committee.
•Advises the Committee on setting the CEO’s pay.
•Reviews the annual compensation of the other named executive officers as recommended by the CEO.

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Independence of compensation consultant
The Committee determined that Semler Brossy's services as its independent compensation consultant did not raise any conflict-of-interest concerns. The Committee considered the following factors, among others, when assessing the independence of its compensation consultant:
•Semler Brossy did not provide any other services to the Company and reported directly to the Committee.
•Semler Brossy has policies and procedures in place to prevent conflicts of interest.
•No member of the Semler Brossy consulting team serving the Committee has a business or personal relationship with any member of the Committee or any executive officer of the Company.
•Neither Semler Brossy nor any principal of Semler Brossy owns any shares of our common stock.
•The amount of fees paid to Semler Brossy is less than 1% of its total consulting income.
To assure continuing independence, the Committee periodically considers whether there should be rotation of its independent compensation consulting firm or the lead consultant.
Target-setting process and pay position
Before each year begins, we set compensation targets to ensure that we can compete for talent and to maintain internal equity among positions with similar responsibilities. We conduct an annual review of publicly available information and executive compensation surveys to determine current pay levels among the executive peer group. The Committee reviews market data to understand how our target pay levels compare to benchmark positions but does not target total compensation to a specific percentile of the executive peer group.
Peer groups for pay and performance
We use two peer groups to help determine executive compensation:
•Executive peer group. We use the executive peer group to assess the competitiveness of our named executive officers’ compensation.
•Competitor composite peer group. We use the competitor composite peer group to evaluate our Company’s relative performance.
As described below, the two peer groups vary because executive compensation levels and practices are influenced by business complexity and company size. Most of our business competitors are smaller than Johnson & Johnson or even each of our individual businesses.
Executive peer group
The Committee compares our executive compensation levels and practices to those of the executive peer group companies. It consists of companies that are similar to our size and scope, have executive positions similar to ours and compete with us for executive talent. The Committee reviews the composition of the executive peer group annually.
We compare our salaries, annual incentives, long-term incentives, total direct compensation, benefits, perquisites and other compensation to the executive peer group companies.
We do not include non-U.S. companies because comparable compensation data for the named executive officers is not available. We also do not include companies in industries whose compensation programs are not comparable to our programs, such as the financial services or oil and gas industries.
The following table lists the 2025 executive peer group companies, their business characteristics and Johnson & Johnson’s rankings among these companies. Each company’s figures are for the most recent four fiscal quarters. Market capitalization is as of December 31, 2025. Johnson & Johnson ranks in the top quartile of the peers for revenue, net income and market capitalization.
3M Company and General Electric Company were removed from the group for 2025. No changes to the group were made for 2026.

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Company (ticker symbol)	Revenue ($ millions)	Net income ($ millions)(1)	Market cap ($ billions)(2)	Common industry(3)	Gross margin (>40%)	EBIT margin (>10%)(4)	Inter- national sales (> 33%)	Business complexity(5)	R&D % of sales (>or = 5%)
Abbott Laboratories (ABT)	$44,328	$6,524	$218
Abbvie Inc. (ABBV)	61,160	4,226	404
Amgen Inc. (AMGN)	36,751	7,711	176
AT&T Inc. (T)	125,648	21,953	176
The Boeing Company (BA)	89,463	2,235	170
Bristol Myers Squibb Company (BMY)	48,194	7,054	110
Cisco Systems, Inc. (CSCO)(6)(7)	57,696	10,329	304
Eli Lilly and Company (LLY)	65,179	20,640	1,016
Gilead Sciences, Inc. (GILD)(8)	29,087	8,111	152
Intel Corporation (INTC)	52,853	(267)	184
Intl Business Machines Corp. (IBM)(6)	67,535	10,593	277
Medtronic plc (MDT)(7)	34,758	4,765	123
Merck & Co., Inc. (MRK)	65,011	18,254	261
Microsoft Corporation (MSFT)(9)	305,453	119,262	3,594
Pfizer Inc. (PFE)	62,579	18,406	142
The Procter & Gamble Company (PG)(9)(10)	85,259	16,454	335
RTX Corporation (RTX)	88,603	6,732	246
Johnson & Johnson (JNJ)	94,193	26,804	499
Johnson & Johnson's Ranking	3rd	2nd	3rd
Johnson & Johnson's Percentile Rank	88	th P	94	th P	88	th P
(1)Net income reflects net income (loss) attributable to company shareholders.
(2)Market caps are derived from Bloomberg as of December 31, 2025.
(3)Common industry means that the company is in an industry similar to one of Johnson & Johnson’s business segments: Innovative Medicine or MedTech.
(4)Earnings before interest and tax (EBIT) is calculated as income before tax (IBT) minus net interest expense.
(5)Business complexity means the company is a complex organization with multiple product lines.
(6)International sales estimated for Cisco Systems, Inc. and IBM, as domestic sales are represented as "Americas," which may include South America or Canada.
(7)Used last four calendar quarters ending October 2025 for Cisco Systems, Inc. and Medtronic plc.
(8)Used last four calendar quarters ending September 2025 for Gilead Sciences, Inc.
(9)Used last four calendar quarters ending December 2025 for Microsoft Corporation and The Procter & Gamble Company.
(10)The Procter & Gamble Company's R&D spend and international sales are based on the fiscal year ended June 30, 2025 as an alternative, due to lack of availability at the time of sourcing.

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Competitor composite peer group
The Committee compares overall Company performance to the weighted performance of the competitor composite peer group companies. For example, when we set the sales goals for our businesses, we compare the sales of our individual businesses to the total sales of their industry competitors.
For the TSR component of our PSUs granted in 2024 and prior years, we weight the TSR within the business groups by market capitalization and weight the business groups using our sales mix each year. We include each of the peer companies in only one of the business groups in calculating the competitor composite TSR for our PSU program.
Beginning with the February 15, 2025 PSU award, the relative TSR target is set at the 55th percentile of the Competitor Composite Peer Group. See 2025-2027 PSU metrics on page 63 for additional information.
These companies compete with one or more of our business segments. We evaluate the peer group on an ongoing basis and update it as necessary. We select the companies based on the following criteria and financial metrics:
•Product relevance
•Financial comparison: sales growth, net income growth and margin, EPS growth and TSR
•Global presence
•Market leadership
•Strength and consistency in financial outlook
The following table lists the 2025 competitor composite peer group companies by business.

Innovative Medicine	MedTech
•AbbVie Inc. •Amgen Inc. •AstraZeneca plc •Bristol-Myers Squibb Company •Eli Lilly and Company •GlaxoSmithKline plc •Merck & Co., Inc. •Novartis AG •Pfizer Inc. •Roche Holding Ltd* •Sanofi	•Alcon, Inc. •Bausch & Lomb Inc. •Boston Scientific Corporation •The Cooper Companies, Inc •Intuitive Surgical, Inc. •Medtronic plc •Smith & Nephew plc •Stryker Corporation •Zimmer Biomet Holdings, Inc.
*     Pharm sales, SG&A, R&D and operating profit only

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Additional information concerning executive compensation
No employment agreements with named executive officers
We do not have employment arrangements or agreements with any of our named executive officers.
Our Executive Officer Cash Severance Policy provides that cash severance paid to our executives (including the NEOs) cannot exceed 2.99 times base salary and target bonus without shareholder approval.
Our Severance Pay Plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. The maximum for all employees is 104 weeks of salary (two years), which would require 52 years of service. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment unless required by local law.
Use of tally sheets
The Committee reviews tally sheets, prepared by management and reviewed by the Committee’s independent compensation consultant, for each of our named executive officers. These tally sheets include all the Company’s obligations for compensation and benefits under hypothetical termination scenarios. The Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved, but instead uses the tally sheets to evaluate the Company’s obligations under the plans.
Non-competition and non-solicitation
Long-term incentive awards are subject to forfeiture and repayment provisions if an employee violates non-competition or non-solicitation agreements, as follows:

Competition with the Company	Impact on long-term incentive awards
•Violating the non-competition provisions of the award agreement during employment or within 18 months of termination and/or
•Violating any other non-competition or non-solicitation agreement an employee has with the Company.
•Forfeit vested and unvested PSUs, options and RSUs and •Repay any PSUs or RSUs vested or options exercised within the 12 months prior to the violation.
Long-term incentive vesting and treatment upon termination
Our options and RSUs vest one-third per year on each of the first, second and third anniversaries of the grant date. Our PSUs vest 100% on the third anniversary of the grant date.
In addition, we do not pay out our PSUs until we determine the percent of target PSUs that have been earned based on performance.

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The treatment of our long-term incentives upon termination varies depending on the termination circumstances, as follows:

Termination	Eligibility	Eligible named executive officers	Voluntary termination	Involuntary termination without cause	Involuntary termination with cause	Death	Disability
Qualifying separation
•Termination of employment at age 62 or later, or
•Termination of employment after attainment of age 55 and at least 10 years of service with at least 5 years of consecutive service immediately before termination of employment.
		J. Duato J. Wolk J. Taubert J. Reed T. Schmid	•Grants within six months prior to termination would be forfeited. •Other equity awards would become vested on their normal vesting dates. •Options would remain exercisable for their remaining terms.		•All vested and unvested equity awards would be forfeited.
•All equity awards would become vested on the termination date.
•Options would remain exercisable for their remaining terms.
•Accelerated PSUs would be paid out at 100% of target with a “top up” at the end of the performance period if the payout exceeds target.

Non-qualifying separation (age 55-61)	•Termination of employment after attainment of age 55 but before age 62 and without meeting the service requirements for qualifying separation.		•All unvested equity incentives would be forfeited. •Vested options would remain exercisable for up to three years.
Non-qualifying separation (Under age 55)	•Termination of employment before attainment of age 55.		•All unvested equity incentives would be forfeited. •Vested options would remain exercisable for up to three months.
Note: Dr. Reed's May 2023 new hire RSU award vests ratably over a three-year period and is not eligible for continued vesting after a qualifying separation.
Involuntary termination due to specified divestiture or reduction in force
•A specified divestiture is a divestiture where the acquirer does not replace the awards that would be forfeited.
•A reduction in force is a termination of employment due to position elimination or plant closing.
RSUs and options are not prorated in the event of a specified divestiture or reduction in force. PSU awards would be prorated, as follows:
•Proration. PSUs would be prorated in proportion to the time worked during the vesting period.
•Vesting. PSUs would become available on their normal vesting dates.
•Coordination with qualifying separations. If an employee’s termination is also a qualifying separation, any of the employee’s PSUs that would have been forfeited because they were granted within six months prior to termination would receive the proration and vesting treatment described above.

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Compensation policies and practices
Stock ownership guidelines for named executive officers
We require our named executive officers to own our Company’s stock to further align their interests with our shareholders’ interests. The named executive officers must meet the following requirements:

Name	Stock ownership and guideline as a multiple of base salary	2025 Compliance with stock ownership guidelines	Ownership threshold met(1)
J. Duato		Yes	Yes
J. Wolk		Yes	Yes
J. Taubert		Yes	Yes
J. Reed		Yes	Yes
T. Schmid		Yes	No

Ownership	Guideline
(1)Executive officers have five years after first becoming subject to the guidelines to achieve the required ownership thresholds.
Each of our named executive officers was in compliance with our stock ownership requirement as of December 28, 2025. Mr. Schmid became an executive officer in 2023 and has until 2028 to meet the ownership threshold. We believe the ownership levels in the graph above illustrate our senior executives' commitment to our Company and our shareholders.
We do not count shares underlying options or unearned PSUs as owned shares for these guidelines. A named executive officer cannot sell the after-tax shares received from long-term incentives until his or her ownership threshold is met. The Nominating & Corporate Governance Committee monitors compliance with these guidelines on an annual basis.
Policy against pledging, hedging and short selling
Our Policy Against Pledging, Hedging and Short Selling of Company Stock prohibits directors and executive officers from pledging, entering into hedging arrangements, short selling or transacting in derivative instruments linked to the performance of the Company’s stock.

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Executive compensation recoupment policies
The Company has adopted compensation recoupment and clawback policies that authorize or require the Board to recoup compensation paid to executive officers or other senior executives in certain circumstances.
Under these policies, the Board is authorized to recoup (1) compensation paid to an executive officer that was based upon the achievement of financial results that were subsequently materially restated or (2) compensation paid to senior executives in the event of significant misconduct resulting in a violation of a significant Company policy, law or regulation relating to manufacturing, sales or marketing of products that causes material harm to the Company.
In addition, the Company adopted a policy to comply with the final clawback rules issued by the SEC in 2022. Under this policy, the Board must recoup incentive-based compensation received within a lookback period of the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The recovery is mandatory. It applies regardless of whether the covered executive officer engaged in misconduct or otherwise caused an accounting restatement requirement. The Company will disclose in its Proxy Statement any actions to recover compensation under this policy during or following the end of the most recently completed fiscal year.
These policies are available for review at www.investor.jnj.com/governance/corporate-governance-overview/compensation-recoupment-policies.
Tax impact on compensation
We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. Given the limitations on deductibility of compensation for our named executive officers imposed as a result of U.S. tax reform in 2017, tax deductibility has had less of an impact on our program design for our named executive officers than in previous years.
For federal income taxes, compensation is an expense that is fully tax-deductible for almost all our U.S. employees. Following the 2017 tax reform, annual compensation in excess of $1 million paid to our named executive officers who are covered employees under Section 162(m) of the Internal Revenue Code will generally not be tax deductible.
The 2017 tax reform legislation includes a “grandfather rule” under which compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 will remain tax deductible for U.S. federal income tax purposes. We generally expect to preserve the grandfathered status of any of our plans or awards (or portions thereof) that qualify for such status.
Compensation decisions for 2024 performance
The following compensation figures included in this year’s Summary compensation table were granted to the named executive officers in February 2025 for performance in 2024:
•2025 PSU and RSU awards included in the stock awards column.
•The 2025 option award included in the option awards column.
The decisions regarding these awards were discussed in detail in our 2025 Proxy Statement dated March 12, 2025. For a full understanding of these decisions, please refer to the section of our 2025 Proxy Statement entitled Compensation Discussion and Analysis — Compensation Decisions for 2024 Performance.

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Reconciliation of non-GAAP performance measures

Details on 2025 annual incentive non-GAAP performance measures

•Operational sales growth. Operational sales growth is the sales change due to changes in volume and price, excluding the effect of currency translation. We exclude any unbudgeted acquisition or divestiture, as well as any accounting change that would impact sales by more than 0.5%. The following is a reconciliation of operational sales to reported sales (the most directly comparable GAAP measure).

($ millions)
2025 Reported sales	$94,193
Intra-Cellular Therapies sales	(700)
Currency translation	(621)
2025 Operational sales	92,872

•Free cash flow. Free cash flow is the cash flow from operating activities less additions to property, plant and equipment. We exclude any unbudgeted significant acquisition, divestiture, change in accounting rule, change in tax laws, and special items and intangible amortization expense if it impacted adjusted operational EPS by more than 1%. For 2025 annual incentive purposes, we adjusted enterprise free cash flow upward approximately $130 million to remove the impact of acquisitions, tax law changes and other unbudgeted items that occurred in 2025. The figures are rounded for display purposes.

($ millions)
Cash flow from operating activities	$24,530
Additions to property, plant and equipment	(4,832)
Free cash flow	19,698
Other unbudgeted adjustments, including significant acquisitions and tax law changes	132
Adjusted free cash flow	19,830

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Details on 2025 annual incentive non-GAAP performance measures

•Adjusted operational EPS growth. Adjusted EPS and adjusted operational EPS are non-GAAP financial measures.
•See Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 21, 2026 and Reconciliation of Non-GAAP Financial Measures in our 2025 Annual Report for a breakout of special items and intangible amortization expense.
•Adjusted operational EPS growth also excludes the effect of currency translation. We exclude any unbudgeted significant acquisition, divestiture, change in accounting rule, change in tax laws and share repurchases if it impacted adjusted operational EPS by more than 1%.
•Below is a reconciliation of diluted EPS (the most directly comparable GAAP measure) to adjusted EPS and adjusted operational EPS.

2025 $ per share
Diluted EPS as reported	$11.03
Special items and intangible amortization expense	(0.24)
Adjusted EPS	10.79
Currency translation	(0.21)
Other unbudgeted adjustments, including significant acquisitions	0.36
Adjusted operational EPS	10.94

80

Details on 2023-2025 PSU non-GAAP performance measures

•2023-2025 Cumulative adjusted operational EPS performance. The following is a reconciliation of 2023-2025 cumulative reported EPS to cumulative adjusted operational EPS.

$ per share
Reported EPS	$22.02
Special items and intangible amortization expense	8.67
Adjusted EPS	30.69
Currency translation	0.28
Plan adjustments	0.02
Adjusted operational EPS	30.99

•See Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 21, 2026 and Reconciliation of Non-GAAP Financial Measures in our 2025 Annual Report for a breakout of special items and intangible amortization expense.
•Adjusted operational EPS excludes the impact of special items, intangible amortization expense and currency translation.
•We exclude any unbudgeted significant acquisition, divestiture, change in accounting rule, change in tax laws and share repurchases if it impacted adjusted operational EPS by more than 1% in that year or the following year. For the 2023-2025 PSU performance period, there were plan adjustments due to the impact of acquisitions and the impact of the Consumer Health separation.

•2023-2025 Relative TSR performance (calculated using trailing 20-day average closing stock prices)

TSR from January 1, 2023 to December 31, 2025%
Johnson & Johnson	8.6%
Competitor composite peer group	15.4
Relative TSR performance (Johnson & Johnson minus competitor composite)	(6.8)

•In connection with the separation of our Consumer Health business in August 2023, we modified the competitor composite peer group to remove the Consumer Health peers beginning in August 2023.

2026 Proxy Statement	81

Executive compensation tables
Reconciliation of our CEO's 2025 total direct compensation to the 2025 summary compensation table
Compensation decisions for 2025 performance
In January and February of each year, we assess the performance of each of our named executive officers and we determine the annual incentive earned for the prior year's performance, long-term incentive award granted in the first quarter of the year based on the prior year's performance and salary rate for the upcoming year. We consider an executive's total direct compensation for a year to be the sum of salary earned during the year, annual incentive earned for that year's performance and long-term incentive award granted in the first quarter of the following year based on that year's performance.
Differences between total direct compensation and the total from the Summary compensation table
In the graph and table on page 83, we show the 2025 total direct compensation for our Chairman and CEO shown on page 53, the total from the Summary compensation table (SCT) on page 85 and the differences between the two amounts. We also show the reconciliations for 2024 and 2023 in the table.
What we consider total direct compensation for a given year differs from the total in the summary compensation table in the following respects:
•Long-term incentive (LTI) timing and accounting differences.
•LTI timing difference. We consider an executive's LTI award granted based on a year's performance to be part of his or her total direct compensation for that year. In contrast, the Summary compensation table total includes LTI granted during the year – not the LTI granted based on that year's performance.
Since we vary the size of our LTI awards based on performance in the prior year, this timing difference results in differences that obscure the decisions of the Committee to align pay with performance for a given year. For example, the LTI awards granted on February 15, 2026 based on 2025 performance are included in our named executive officers' 2025 total direct compensation. However, the Summary compensation table's 2025 totals include amounts granted in 2025 (based on 2024 performance).
•LTI accounting difference. The per-unit value used to determine the number of PSUs granted assumes 100% of target performance is achieved. This PSU unit value can be lower or higher than the value included in the Summary compensation table. The difference is due to the TSR-based part of the PSUs being valued at more or less than 100% of target performance according to U.S. accounting rules.
In connection with the separation of Kenvue in August 2023, the Committee determined that the TSR goals for the 2021-2023, 2022-2024 and 2023-2025 PSU awards should be modified to remove the Consumer Health peers following the final separation of Kenvue. The incremental compensation expense for the modification is included in the 2023 SCT but is not considered part of TDC.
•Change in pension present value. The pension is only paid after retirement, and we do not consider it to be part of total direct compensation for any given year. In contrast, the Summary compensation table total includes positive changes in the present value of an executive's pension benefit during the year.
On pages 84 and 88, we show the breakout of the impacts of service, pay and age, and changes in assumptions on our named executive officers' changes in pension values. The "noise" created by changes in assumptions introduces significant year-over-year volatility to our Summary compensation table totals and does not reflect decisions on compensation by the Committee.

82

•Other. We do not include amounts related to our legacy cash-based long-term incentives and benefits and perquisites in total direct compensation for a year. However, these amounts are included in the Summary compensation table total as follows:
•Legacy cash-based long-term incentives. We do not include dividend equivalent payments on, and the growth in value above a reference rate of, our legacy cash-based certificates of long-term compensation (CLC) plan (included in columns G and H) in total direct compensation. We stopped granting CLCs in 2009.
•Benefits and perquisites. We do not include perquisites and other personal benefits, Company contributions to our 401(k) and Excess Savings Plans, and insurance premiums (included in column I) in total direct compensation.
2025 CEO total direct compensation vs. summary compensation table reconciliation
($ millions)

Reconciliation: CEO TDC to Summary compensation table total	2023	2024	2025
Total direct compensation	$21,634,615	$24,580,000	$27,142,000
LTI timing & accounting differences	(420,867)	(4,052,850)	(1,083,057)
Change in pension present value (included in SCT column H)	6,213,000	2,694,000	4,874,000
Other items (included in SCT columns G, H and I)	970,492	1,081,210	1,825,168
Total from Summary compensation table (included in SCT column J)	28,397,240	24,302,360	32,758,111

CEO compensation: LTI timing & accounting differences	2023	2024	2025
LTI value included in total direct compensation	$16,400,000	$19,760,000	$22,040,000
Value of timing differences	(410,000)	(3,360,000)	(2,280,000)
Value of accounting differences	(10,867)	(692,850)	1,196,943
LTI value included in Summary compensation table	15,979,133	15,707,150	20,956,943

2026 Proxy Statement	83

Change in pension value
In the graph and table below, we show the breakout of the impacts of service, pay, age and changes in assumptions on our CEO's change in pension value. On page 88, we show the same breakout for each of our named executive officers.
It is important to "separate the signal from the noise" in the change in pension present value. The "noise" created by changes in assumptions that are beyond our control introduces significant year-over-year volatility to the Summary compensation table totals and does not reflect decisions on compensation by the Committee.
Service, pay and age. The "signal" is fairly stable year-over-year. As shown in the graph and table, the change in present value due to service, pay and age is fairly stable year-over-year. These factors increase the present values of an executive's pension and are features of the plan's design.
•Service. Each additional year of service increases the pension benefits.
•Five-year average pay. Increases in an executive's five-year average pay increase the pension benefits.
•Age. Each year an executive is one year closer to retirement results in an increase in the present value solely due to the passage of time.
Changes in assumptions. The "noise" introduces significant year-over-year volatility. As shown in the graph and table, changes in assumptions regarding mortality and interest rates introduce significant year-over-year volatility to the change in present value and the summary compensation table totals. These variables are beyond our control and are not design features of the plan.

Change in CEO pension present value ($)	2023	2024	2025
Impact of service, pay and age	$5,613,000	$4,084,000	$4,429,000
Impact of change in assumptions	600,000	(1,390,000)	445,000
Total change in pension value	6,213,000	2,694,000	4,874,000
CEO Change in pension value: 2023-2025
($ millions)

—	Service, pay, and age	—	Change in Assumptions	—	Total

84

2025 Summary compensation table
In the table below, we show the compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2025. We show the compensation of executive officers listed in the table below for 2024 and 2023 if they were also named in the 2025 and 2024 Proxy Statements. For a complete understanding of the table, please read the descriptions of each column that follow the table.

A	B	C	D	E	F	G	H	I	J
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
J. Duato Chairman/CEO	2025	$1,600,000	$0	$15,028,948	$5,927,995	$4,298,700	$5,301,237	$601,231	$32,758,111
	2024	1,600,000	0	10,787,159	4,919,991	3,981,050	2,694,000	320,160	24,302,360
	2023	1,584,615	0	11,182,143	4,796,990	4,378,500	6,213,000	241,992	28,397,240
J. Wolk EVP, CFO	2025	1,240,646	0	6,263,486	2,470,503	1,860,560	2,455,025	115,222	14,405,442
	2024	1,212,308	0	5,774,990	2,634,006	1,773,640	1,124,000	98,624	12,617,568
	2023	1,147,962	0	5,766,005	2,460,014	1,928,800	2,514,000	98,072	13,914,853
J. Taubert EVP, WWC Innovative Medicine	2025	1,220,308	0	6,160,665	2,430,013	2,002,750	2,126,364	89,963	14,030,063
	2024	1,192,308	0	4,670,057	2,129,987	1,909,125	1,226,000	62,568	11,190,045
	2023	1,130,000	0	4,246,820	1,799,992	1,896,250	1,844,000	78,332	10,995,394
J. Reed EVP, Innovative Medicine, R&D	2025	1,220,308	0	6,160,665	2,430,013	1,810,000	458,000	135,076	12,214,062
	2024	1,192,308	0	3,953,124	1,802,995	1,725,000	441,000	190,003	9,304,430
	2023	840,385	5,700,000	11,699,934	0	1,720,000	374,000	313,031	20,647,350
T. Schmid EVP, WWC, MedTech	2025	942,308	0	3,422,473	1,349,998	1,507,800	2,026,127	88,059	9,336,765
	2024	896,308	0	3,012,514	1,373,987	1,392,200	1,136,000	4,051,929	11,862,938
Note: EVP means Executive Vice President. WWC means Worldwide Chairman.
Salary (column C)
Column C includes the base salaries paid for the year.
Bonus (column D)
Column D includes the cash sign-on award paid to Dr. Reed in 2023 to make up for compensation from his previous employer that he forfeited because he joined the Company. The value of the award was based on his forfeited equity incentives that would have vested within 12 months of his hire date, 2022 cash annual incentive and retirement plan unvested value. Dr. Reed would have needed to fully repay this amount to the Company if he had left within the first two years of his employment.
Stock awards (column E)
Column E includes the grant date fair value of performance share unit and restricted share unit awards. See 2025 Grants of plan-based awards table on page 91 for details on 2025 awards, including the assumptions made in the fair value determination described on page 93.
In 2023, it also included the accounting expense for the 2021-2023, 2022-2024 and 2023-2025 PSUs that were considered modified for accounting purposes because the Consumer Health peers were removed from the TSR calculations following the final separation of our Consumer Health business in August 2023. No additional PSUs were granted as a result of the modification.
The following table details the number and value of the PSUs assuming achievement at threshold, target and maximum performance (at 200%).

2026 Proxy Statement	85

Name	Award	Performance share units
		Units			Grant date fair value
		Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)
J. Duato	2025-2027 PSU	0	83,828	167,656	$0	$13,052,942	$26,105,883
J. Wolk	2025-2027 PSU	0	34,936	69,872	0	5,439,919	10,879,839
J. Taubert	2025-2027 PSU	0	34,363	68,726	0	5,350,697	10,701,394
J. Reed	2025-2027 PSU	0	34,363	68,726	0	5,350,697	10,701,394
T. Schmid	2025-2027 PSU	0	19,090	38,180	0	2,972,523	5,945,046
Option awards (column F)
Column F includes the grant date fair value of option awards. See 2025 Grants of plan-based awards on page 91 for details on 2025 awards, including the assumptions made in the fair value determination described on page 93.
Non-equity incentive plan compensation (column G)
Column G includes the annual incentive and dividend equivalents received on vested CLCs.
•Annual incentives. The Board and Committee approved the annual incentives after reviewing performance for the year. We determine the size of annual incentive payouts and pay them out in the first quarter of the year following the performance year.
•CLCs. We stopped granting CLCs in 2009. These cash-based long-term incentives have all vested and will be paid out in accordance with their original terms. The values of CLCs are included in several tables in this Proxy Statement. The:
•Non-equity incentive plan compensation column of the summary compensation table includes the dividend equivalents paid on vested CLCs.
•Change in pension value and non-qualified deferred compensation earnings column of the summary compensation table includes the annual change in value of any vested CLCs, but only to extent that the unit values grow at a rate that exceeds a reference rate of return.
•Non-qualified deferred compensation table on page 99 includes the value of vested CLCs that have not been paid out.

86

The following table details the amounts included in column G.
Non-equity incentive plan compensation

Name	Year	Annual incentive ($)	Value of CLC dividend equivalents earned during the fiscal year ($)	Total ($)
J. Duato	2025	$3,502,000	$796,700	$4,298,700
	2024	3,220,000	761,050	3,981,050
	2023	3,650,000	728,500	4,378,500
J. Wolk	2025	1,840,000	20,560	1,860,560
	2024	1,754,000	19,640	1,773,640
	2023	1,910,000	18,800	1,928,800
J. Taubert	2025	1,810,000	192,750	2,002,750
	2024	1,725,000	184,125	1,909,125
	2023	1,720,000	176,250	1,896,250
J. Reed	2025	1,810,000	0	1,810,000
	2024	1,725,000	0	1,725,000
	2023	1,720,000	0	1,720,000
T. Schmid	2025	1,405,000	102,800	1,507,800
	2024	1,294,000	98,200	1,392,200
Change in pension value and non-qualified deferred compensation earnings (column H)
Column H includes the increase in the present value of the accrued pension benefit and the above-reference-rate non-qualified deferred compensation earnings. The table below shows the change in pension values and above-reference-rate amounts for vested CLCs.
Change in pension value and non-qualified deferred compensation earnings

Name	Fiscal year	Change in pension value ($)	Above reference- rate calculation for vested CLCs ($)	Total ($)
J. Duato	2025	$4,874,000	$427,237	$5,301,237
	2024	2,694,000	0	2,694,000
	2023	6,213,000	0	6,213,000
J. Wolk	2025	2,444,000	11,025	2,455,025
	2024	1,124,000	0	1,124,000
	2023	2,514,000	0	2,514,000
J. Taubert	2025	2,023,000	103,364	2,126,364
	2024	1,226,000	0	1,226,000
	2023	1,844,000	0	1,844,000
J. Reed	2025	458,000	0	458,000
	2024	441,000	0	441,000
	2023	374,000	0	374,000
T. Schmid	2025	1,971,000	55,127	2,026,127
	2024	1,136,000	0	1,136,000

2026 Proxy Statement	87

Change in pension value
The change in pension present value is not a current cash payment. The pensions are only paid after retirement. See 2025 Pension benefits on page 97 for details on the pension. See Note 10 to the Consolidated Financial Statements of the 2025 Form 10-K for details on the discount rate.
•Impact of service, pay and age. The following factors increased the present values:
•Service. An additional year of completed service was included in the calculation of benefits.
•Five-year average pay. The five-year average pay increased since the previous fiscal year-end.
•Age. Each executive is one year closer to the age when we assume the pension payments will begin.
•Impact of changes in assumptions. The change in present value is highly sensitive to changes in mortality and interest rate assumptions which can increase or decrease the values. The following table details the changes in actuarial assumptions and their net effect on the change in pension value.
Effect of change in actuarial assumptions on pension present value

Year	Mortality table	Discount rate	Net effect of changes on pension present value
2025	PRI-2012 table, generational mortality projection with scale MMP-2021	5.53%	Increase
2024	PRI-2012 table, generational mortality projection with scale MMP-2021	5.69%	Decrease
2023	PRI-2012 table, generational mortality projection with scale MMP-2021	5.16%	Increase
2022	PRI-2012 table, generational mortality projection with scale MMP-2021	5.42%	N/A
In the table below, we show the 2023-2025 changes in pension value and the impacts of: service, pay and age, and changes in assumptions. Negative figures are not included in the Summary compensation table (according to SEC rules).
Change in pension value

Name	Year	Impact of service, pay and age ($)	Impact of changes in assumptions ($)	Total change in pension value ($)	Amount reported in Summary compensation table ($)
J. Duato	2025	$4,429,000	$445,000	$4,874,000	$4,874,000
	2024	4,084,000	(1,390,000)	2,694,000	2,694,000
	2023	5,613,000	600,000	6,213,000	6,213,000
J. Wolk	2025	2,206,000	238,000	2,444,000	2,444,000
	2024	1,919,000	(795,000)	1,124,000	1,124,000
	2023	2,174,000	340,000	2,514,000	2,514,000
J. Taubert	2025	1,865,000	158,000	2,023,000	2,023,000
	2024	1,740,000	(514,000)	1,226,000	1,226,000
	2023	1,626,000	218,000	1,844,000	1,844,000
J. Reed	2025	458,000	0	458,000	458,000
	2024	440,000	1,000	441,000	441,000
	2023	374,000	0	374,000	374,000
T. Schmid	2025	1,807,000	164,000	1,971,000	1,971,000
	2024	1,660,000	(524,000)	1,136,000	1,136,000

88

Above-reference-rate non-qualified deferred compensation earnings
Any above-reference-rate returns on vested CLCs are deferred and not paid in the current year.
•The change in the values of the CLCs depends on our long-term operational performance.
•We use 120% of the December applicable federal long-term interest rate (AFR) as the reference rate.
•Negative figures are not included in the Summary compensation table (according to SEC rules).
The following table details the calculation of the above-reference-rate returns on CLCs.

Above-reference-rate return	CLC
Beginning of year unit value	$52.90
End of year unit value	$58.55
Change in unit value ($)	$5.65
Change in unit value (%)	10.68%
Reference-rate	5.47%
Above-reference-rate return	5.21%
Above reference-rate return included in the Summary compensation table	5.21%
All other compensation (column I)
Column I includes the 2025 value of perquisites and other personal benefits, tax reimbursements, Company contributions to our 401(k) and Excess Savings plans, and insurance premiums. Details for 2024 and 2023 are included in our 2025 and 2024 Proxy Statements (dated March 12, 2025 and March 13, 2024, respectively).

Name	Perquisite and other personal benefits ($)	Tax reimbursements ($)	Registrant contributions to defined contribution plans ($)	Insurance premiums ($)	Total ($)
J. Duato	$529,664	$0	$71,567	$0	$601,231
J. Wolk	51,461	0	55,829	7,932	115,222
J. Taubert	28,293	0	54,345	7,325	89,963
J. Reed	86,301	1,736	47,039	0	135,076
T. Schmid	49,362	0	38,697	0	88,059

2026 Proxy Statement	89

Details on all other compensation

2025 Perquisites and other personal benefits and tax reimbursements detail
J. Duato. $529,664, which includes personal use of corporate aircraft of $161,687, and personal and home security services of $367,977.
J. Wolk. $51,461, which includes personal use of corporate aircraft of $25,281, and personal and home security services of $26,180.
J. Taubert. $28,293, which includes personal use of corporate aircraft, and personal and home security services.
J. Reed. $86,301, which includes personal use of corporate aircraft of $69,729, and personal and home security services.
T. Schmid. $49,362, which includes personal and home security services of $39,625, personal use of corporate aircraft, and relocation expenses related to his move from Singapore to the United States.
Personal and home security services include the use of a secure Company car and driver, cybersecurity monitoring services, and home security-related costs as applicable.
We value perquisites and other personal benefits based on the incremental cost to the Company.
We calculate the incremental cost for personal use of Company aircraft as the sum of the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown and other smaller variable costs. We do not include fixed costs such as aircraft purchase costs, maintenance not related to personal trips and flight crew salaries.
We calculate the incremental cost for secure Company cars and drivers for commuting and other personal transportation as the sum of the cost of fuel, driver overtime fees and other smaller variable costs. We do not include fixed costs such as car purchase costs, maintenance not related to personal trips and driver salaries.
Named executive officers are taxed on the imputed income attributable to their personal use of Company aircraft and secure Company cars and do not receive tax assistance from us with respect to these amounts. These values are not paid to our named executive officers and consist primarily of fuel costs, landing and ground handling fees, crew expenses, driver overtime and other incidentals.
Tax reimbursements. In 2013, the Committee discontinued all non-relocation related tax reimbursements for executive officers. Dr. Reed was provided tax assistance related to his relocation as part of our standard executive relocation package.

90

2025 Grants of plan-based awards
In the table below, we show the potential ranges of the 2025 annual incentives and the PSUs, RSUs and options granted in 2025. We include the grant date fair values of the stock awards and option awards in columns E and F of the Summary compensation table on page 85.
For a complete understanding of the table, please read the descriptions of each column that follow the table.

A	B	C	D	E	F	G	H	I	J	K	L	M	N
Name	Award	Grant date	Estimated future payouts under non-equity incentive plan awards (annual incentive)			Estimated future payouts under equity incentive plan awards (performance share units)			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Closing market price on the grant date ($)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Duato	Annual Incentive		$0	$2,960,000	$5,920,000
	2025-2027 PSU	2/15/2025				0	83,828	167,656					$13,052,942
	RSU	2/15/2025							13,513				1,976,006
	Stock Awards Total												15,028,948
	Option	2/15/2025								219,020	$156.15	$156.15	5,927,995
J. Wolk	Annual Incentive		0	1,555,500	3,111,000
	2025-2027 PSU	2/15/2025				0	34,936	69,872					5,439,919
	RSU	2/15/2025							5,632				823,567
	Stock Awards Total												6,263,486
	Option	2/15/2025								91,277	156.15	156.15	2,470,503
J. Taubert	Annual Incentive		0	1,530,000	3,060,000
	2025-2027 PSU	2/15/2025				0	34,363	68,726					5,350,697
	RSU	2/15/2025							5,539				809,968
	Stock Awards Total												6,160,665
	Option	2/15/2025								89,781	156.15	156.15	2,430,013
J. Reed	Annual Incentive		0	1,530,000	3,060,000
	2025-2027 PSU	2/15/2025				0	34,363	68,726					$5,350,697
	RSU	2/15/2025							5,539				809,968
	Stock Awards Total												6,160,665
	Option	2/15/2025								89,781	156.15	156.15	2,430,013
T. Schmid	Annual Incentive		0	1,187,500	2,375,000
	2025-2027 PSU	2/15/2025				0	19,090	38,180					2,972,523
	RSU	2/15/2025							3,077				449,950
	Stock Awards Total												3,422,473
	Option	2/15/2025								49,878	156.15	156.15	1,349,998

2026 Proxy Statement	91

Estimated future payouts under non-equity incentive plan awards (columns D through F)
Columns D through F include the threshold, target and maximum annual incentive amounts for 2025 performance. The Board and the Committee considered this potential range when they determined the actual annual incentives included in column G of the Summary compensation table on page 85.
Estimated future payouts under equity incentive plan awards (columns G through I)
Columns G through I include the threshold, target and maximum number of PSUs that were granted in 2025 based on 2024 performance.
All other stock awards (column J)
Column J includes the number of RSUs awarded in February 2025 based on 2024 performance.
All other option awards (columns K through M)
Columns K through M include the number of options awarded in February 2025 based on 2024 performance, their exercise price and the closing stock price on the date of grant.
The exercise price equals the closing price on the NYSE on the grant date.
Grant date fair value of stock and option awards (column N)
Column N includes the grant date fair values of PSUs, RSUs and option awards granted in 2025.
We include the grant date fair values of the stock awards and option awards in columns E and F of the Summary compensation table on page 85.

92

Details on 2025 long-term incentive grant date fair values per unit or option

We used the same grant date, common stock fair market value and dividend yield assumptions to calculate the fair values of the PSUs, options and RSUs for the February 15, 2025 annual grant.
We calculated the fair value of RSUs and the PSUs tied to 2025-2027 EPS based on the common stock fair market value discounted by the expected dividend yield since dividends are not paid prior to vesting.
We calculated the fair value of the 2025-2027 PSUs using the weighted average of the fair values of the EPS and relative TSR components. An independent third party calculated the fair value of the PSUs tied to relative TSR using a Monte Carlo simulation.
We valued the options using the Black-Scholes model with the assumptions below.

Assumptions used in PSU, RSU and option fair value calculations
Grant date		2/15/2025
Common stock fair market value (closing price on the NYSE)		$156.15
Dividend yield		3.3%

2025 RSU fair value		$146.230

2025-2027 PSU fair value	Weight	Fair value
2025-2027 EPS	50%	$141.432
2025-2027 Relative TSR	50%	$169.990
Weighted average value per PSU		$155.711

2025 Option fair value
Exercise price		$156.15
Risk free rate (determined based on the seven-year U.S. Treasury rate)		4.33%
Expected volatility (calculated using blended historical average volatility and implied volatility on at-the-money, two-year, traded options)		17.99%
Expected life in years (calculated based on historical data)		7.00
Fair value per option		$27.066

2026 Proxy Statement	93

2025 Outstanding equity awards at fiscal year-end
In the table below, we show the outstanding options, RSUs and PSUs as of fiscal year-end 2025.

A	B	C	D	E	F	G	H	I	J	K
Name	Grant date	Vesting type	Options				Stock awards
			Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plans: market or payout value of unearned shares, units or other rights that have not vested ($)
			Exercisable	Unexercisable
J. Duato	Options
	2/13/2017	3-Year Cliff	123,291		$115.67	2/13/2027
	2/12/2018	3-Year Cliff	105,307		129.51	2/12/2028
	2/11/2019	3-Year Cliff	110,868		131.94	2/11/2029
	2/10/2020	3-Year Cliff	133,516		151.41	2/10/2030
	2/8/2021	3-Year Cliff	114,776		164.62	2/8/2031
	2/14/2022	3-Year Cliff	99,811		165.89	2/14/2032
	2/13/2023	3-Year Ratable	114,834	57,416	162.75	2/13/2033
	2/15/2024	3-Year Ratable	59,272	118,544	157.92	2/15/2034
	2/15/2025	3-Year Ratable	0	219,020	156.15	2/15/2035
	RSUs
	2/13/2023	3-Year Ratable					3,469	$720,268
	2/15/2024	3-Year Ratable					7,364	1,528,987
	2/15/2025	3-Year Ratable					13,513	2,805,704
	PSUs
	2/13/2023	3-Year Cliff					73,053	15,167,994
	2/15/2024	3-Year Cliff					0	0	83,906	$17,421,403
	2/15/2025	3-Year Cliff					0	0	131,652	27,334,905
J. Wolk	Options
	2/13/2017	3-Year Cliff	19,241		115.67	2/13/2027
	2/12/2018	3-Year Cliff	12,066		129.51	2/12/2028
	2/11/2019	3-Year Cliff	66,386		131.94	2/11/2029
	2/10/2020	3-Year Cliff	88,219		151.41	2/10/2030
	2/8/2021	3-Year Cliff	80,976		164.62	2/8/2031
	2/14/2022	3-Year Cliff	79,280		165.89	2/14/2032
	2/13/2023	3-Year Ratable	58,890	29,444	162.75	2/13/2033
	2/15/2024	3-Year Ratable	31,733	63,464	157.92	2/15/2034
	2/15/2025	3-Year Ratable	0	91,277	156.15	2/15/2035
	RSUs
	2/13/2023	3-Year Ratable					1,779	369,374
	2/15/2024	3-Year Ratable					3,942	818,477
	2/15/2025	3-Year Ratable					5,632	1,169,372
	PSUs
	2/13/2023	3-Year Cliff					37,463	7,778,443
	2/15/2024	3-Year Cliff					0	0	44,920	9,326,740
	2/15/2025	3-Year Cliff					0	0	54,867	11,392,035

94

A	B	C	D	E	F	G	H	I	J	K
Name	Grant date	Vesting type	Options				Stock awards
Name	Grant date	Vesting type	Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plans: market or payout value of unearned shares, units or other rights that have not vested ($)
Name	Grant date	Vesting type	Exercisable	Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plans: market or payout value of unearned shares, units or other rights that have not vested ($)
J. Taubert	Options
	2/13/2017	3-Year Cliff	43,712		$115.67	2/13/2027
	2/12/2018	3-Year Cliff	43,391		129.51	2/12/2028
	2/11/2019	3-Year Cliff	67,397		131.94	2/11/2029
	2/10/2020	3-Year Cliff	91,324		151.41	2/10/2030
	2/8/2021	3-Year Cliff	82,127		164.62	2/8/2031
	2/14/2022	3-Year Cliff	80,055		165.89	2/14/2032
	2/13/2023	3-Year Ratable	43,090	21,544	162.75	2/13/2033
	2/15/2024	3-Year Ratable	25,661	51,320	157.92	2/15/2034
	2/15/2025	3-Year Ratable	0	89,781	156.15	2/15/2035
	RSUs
	2/13/2023	3-Year Ratable					1,302	$270,334
	2/15/2024	3-Year Ratable					3,188	661,924
	2/15/2025	3-Year Ratable					5,539	1,150,063
	PSUs
	2/13/2023	3-Year Cliff					27,412	5,691,554
	2/15/2024	3-Year Cliff					0	0	36,325	$7,542,160
	2/15/2025	3-Year Cliff					0	0	53,968	11,205,376
J. Reed	Options
	2/15/2024	3-Year Ratable	0	43,442	157.92	2/15/2034
	2/15/2025	3-Year Ratable	0	89,781	156.15	2/15/2035
	RSUs
	5/1/2023	3-Year Ratable					25,255	5,243,696
	2/15/2024	3-Year Ratable					2,698	560,186
	2/15/2025	3-Year Ratable					5,539	1,150,063
	PSUs
	2/15/2024	3-Year Cliff					0	0	30,749	6,384,415
	2/15/2025	3-Year Cliff					0	0	53,968	11,205,376

2026 Proxy Statement	95

A	B	C	D	E	F	G	H	I	J	K
Name	Grant date	Vesting type	Options				Stock awards
Name	Grant date	Vesting type	Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plans: market or payout value of unearned shares, units or other rights that have not vested ($)
Name	Grant date	Vesting type	Exercisable	Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plans: market or payout value of unearned shares, units or other rights that have not vested ($)
T. Schmid	Options
	2/8/2016	3-Year Cliff	15,571		$101.87	2/8/2026
	2/13/2017	3-Year Cliff	13,625		115.67	2/13/2027
	2/12/2018	3-Year Cliff	8,998		129.51	2/12/2028
	2/11/2019	3-Year Cliff	11,070		131.94	2/11/2029
	2/10/2020	3-Year Cliff	22,527		151.41	2/10/2030
	2/8/2021	3-Year Cliff	21,574		164.62	2/8/2031
	2/14/2022	3-Year Cliff	17,431		165.89	2/14/2032
	2/13/2023	3-Year Ratable	8,259	4,129	162.75	2/13/2033
	2/15/2024	3-Year Ratable	16,553	33,105	157.92	2/15/2034
	2/15/2025	3-Year Ratable	0	49,878	156.15	2/15/2035
	RSUs
	2/13/2023	3-Year Ratable					499	$103,607
	2/15/2024	3-Year Ratable					2,056	426,887
	2/15/2025	3-Year Ratable					3,077	638,878
	PSUs
	2/13/2023	3-Year Cliff					4,378	909,004
	2/15/2024	3-Year Cliff					0	0	23,432	$4,865,186
	2/15/2025	3-Year Cliff					0	0	29,981	6,224,955
Vesting type (column C)
•3-Year Ratable. Beginning with the February 13, 2023 grant, options and RSUs vest one-third per year on each of the first, second and third anniversaries of the grant date.
•3-Year Cliff. Options and RSUs granted before February 13, 2023, and PSUs vest 100% three-years from the date of grant. PSUs are not distributed until the percent of target vested based on performance is certified by the Committee at the end of the three-year performance period.
Number of shares or units of stock that have not vested (column H). The PSUs that have been earned based on performance to date are included in column H. See 2023-2025 Performance share unit payout on page 63 for details.
Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (column J). We calculated the estimated number of PSUs to vest in the future assuming:
•2023-2025 PSUs tied to Relative TSR performance vest at 65.9% of target and cumulative adjusted EPS performance vest at 161.3% of target.
•2024-2026 PSUs tied to Relative TSR performance vest at 95.2% of target and cumulative adjusted EPS performance vest at 150.2% of target.
Market value of shares or units of stock that have not vested (columns I and K). We calculated the market values of unvested RSUs and PSUs included in columns I and K using the closing price of our common stock on the NYSE on December 26, 2025, which was the last business day of fiscal 2025, of $207.63.

96

2025 Option exercises and stock vested
In the table below, we show how many options each executive exercised in 2025 and the value received from exercising them. We also show how many PSUs and RSUs vested in 2025 and their value when they vested.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized upon exercise ($)	Number of shares acquired on vesting (#)	Value realized upon vesting ($)
J. Duato	252,193	$16,436,116	31,487	$4,927,234
J. Wolk	29,835	1,962,760	23,080	3,613,183
J. Taubert	114,975	7,392,427	22,414	3,509,717
J. Reed	21,721	755,615	26,605	4,158,412
T. Schmid	0	0	6,099	954,475
2025 Pension benefits
In the table below, we show the present value of pension benefits as of year-end 2025 and payments during 2025. For a complete understanding of the table, please read the description of the pension benefits on page 97.

Name	Number of years credited service (#)	Normal retirement age	Present value of accumulated benefits			Payments during last fiscal year ($)
			Salaried pension plan ($)	Excess pension plan ($)	Total ($)
J. Duato	36	63	$2,072,000	$29,622,000	$31,694,000	$0
J. Wolk	27	62	1,404,000	12,101,000	13,505,000	0
J. Taubert	20	62	1,205,000	9,773,000	10,978,000	0
J. Reed	2	67	138,000	1,135,000	1,273,000	0
T. Schmid	32	62	1,408,000	6,348,000	7,756,000	0
We calculated the present values in the table using the same assumptions we used for the pension liabilities included in our 2025 Annual Report.
We provide pension benefits to our employees to provide retirement income, facilitate succession and motivate long service. Our pension benefits are paid through our salaried pension plan and excess pension plan as described below.
The named executive officers participate in the defined benefit pension plan on the same basis as other U.S. non-union employees. For all NEOs other than Dr. Reed, their pension benefit is determined solely under the formula that applies to other eligible U.S. non-union employees hired before January 1, 2015 (the Final Average Pay formula). We offset the benefits from the final average pay plans for amounts earned from our non-U.S. pension plans.

2026 Proxy Statement	97

For Dr. Reed, his pension benefit is determined under the formula applicable to employees hired on or after January 1, 2015 (the Retirement Value Plan, or RVP, formula). Starting on January 1, 2026, all eligible U.S. non-union employees (regardless of hire date) will accrue benefits under the Retirement Value Plan formula.
•U.S. Final Average Pay pension formula. This formula determines a monthly annuity amount payable for life.
•Retirement age. At age 62, former employees can begin receiving unreduced pension payments. At age 55 they can begin receiving reduced pension benefits. If a former employee begins receiving his or her pension before age 62, the pension is reduced by 4% per year for each year before age 62.
•Monthly annuity amount. We calculate the monthly annuity amount as:
(1)Final average earnings multiplied by 1.667%, multiplied by years of service prior to 2005, plus
(2)Final average earnings multiplied by 1.55%, multiplied by years of service after 2004, minus
(3)Age 65 Social Security benefits multiplied by 1.429%, multiplied by total years of service, plus
(4)Frozen grandfathered benefits related to pre-2009 dividend equivalents on unvested CLCs (less than 2% of the total pension benefit for each named executive officer).
•Final average earnings. Final average earnings is the average of the highest consecutive 60 months out of the last 120 months of pay. Earnings include base salary and annual incentive payouts.
•Benefits paid as an annuity. Final average pay benefits under the Salaried Pension Plan and Excess Pension Plan must be taken in the form of an annuity.
•U.S. Retirement Value Plan pension formula. This formula determines a lump sum payable at the time the employee is deemed to have 'retired' from Johnson & Johnson (generally separation from Johnson & Johnson, or if later, attainment of a specified age).
•Payment of benefits. Former employees can begin receiving unreduced payments at age 62. They can elect to receive their payments earlier (either at the time of separation from employment or any time after reaching age 55), but the pension will be reduced for each year before age 62.
•Lump sum amount. Johnson & Johnson calculates the lump sum amount as an RVP credit of 15% of plan earnings for each year of service. The sum of each year’s RVP credits equals the pension benefit payable as a lump sum at age 62.
•Plan earnings. Earnings include base salary and annual incentive payouts.
•Form of benefit payment. RVP benefits under the Excess Pension Plan benefit are available only as a lump sum. RVP benefits under the Salaried Pension Plan are expressed as a lump sum but can also be payable in one of the optional annuity forms available for RVP benefits under the Salaried Pension Plan.
•Pension plans. We pay our U.S. pensions from the Salaried and Excess Pension Plans as follows:
•Salaried Pension Plan. The Salaried Pension Plan applies the Final Average Pay and RVP formulas, as applicable, to pay up to the IRS’s covered compensation limit. The limit was $350,000 in 2025.
•Excess Pension Plan. The Excess Pension Plan uses the Final Average Pay and RVP pension formulas, as applicable, without applying the IRS pay limits. The payments are reduced by amounts paid from the Salaried Pension Plan. U.S. non-union employees participate in the Excess Pension Plan if their covered compensation exceeds the IRS limit.

98

2025 Non-qualified deferred compensation
In the table below, we show our named executive officers’ year-end non-tax-qualified compensation deferral plan balances. We also show how much they and the Company contributed to the plans, the earnings on the deferred compensation, and withdrawals and distributions during the year. For a complete understanding of the table, please read the descriptions of the columns that follow the table.

A	B	C	D	E	F
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
J. Duato	$0	$56,250	$1,014,766	$0	$10,168,011
J. Wolk	186,097	40,079	222,808	0	1,886,542
J. Taubert	2,257,738	39,164	2,288,767	0	17,758,185
J. Reed	0	39,164	12,193	0	117,080
T. Schmid	788,346	26,654	301,391	0	2,551,981
Executive contributions in last fiscal year (column B)
•Column B includes the amounts the named executive officers deferred under the Executive Income Deferral Plan (EIDP) or the Deferred Compensation Plan (DCP). These plans allow eligible employees to defer up to 50% of their base salary and 100% of their annual incentive and are described in further detail below. These amounts were included in columns C and G of the Summary compensation table.
•Executive Income Deferral Plan and Deferred Compensation Plan
•Background: In 2023 and in prior years, our executive officers could elect to defer up to 50% of their base salary and 100% of their annual incentive earned in the year under the EIDP. In November 2023, the company adopted the DCP as a successor plan to the EIDP. Like the EIDP, the DCP is a non-qualified deferred compensation plan that continues to allow our executive officers to defer up to 50% of their base salary and 100% of their annual incentive earned in 2024 and future years. In connection with the adoption of the DCP, the EIDP was amended to provide that:
•No new deferral elections may be made under the EIDP.
•The available investment funds for amounts originally deferred under the EIDP will be the funds that are available under the DCP.
•The EIDP will follow the same administrative procedures as the DCP.
•Earnings. The deferred amounts under these plans are credited with earnings that are equal to the return on the investment options available under the 401(k) Savings Plan, except for company stock funds. Participants choose how to allocate their account balance among these alternatives.
•Distributions. Amounts under the EIDP are generally paid in a lump sum on the later of six months following separation from service or in January of the year following separation. In connection with the adoption of the DCP, the Committee amended the EIDP to permit participants to change the time and form of payment of their EIDP account balances upon separation from service to the payment forms available under the DCP. The DCP permits payment in the form of a lump sum or up to 10 annual installments, subject to compliance with applicable tax rules.

2026 Proxy Statement	99

Registrant contributions in last fiscal year (column C)
Column C includes Company contributions to the named executive officer’s Excess Savings Plan accounts. These amounts are included in column I of the Summary compensation table.
•Excess Savings Plan. Our 401(k) Savings Plan provides a matching contribution of 4.5% of base salary to employees who contribute at least 6% of base salary. The base salary covered under this plan is limited by the IRS’s covered compensation limit. The limit was $350,000 in 2025. The Excess Savings Plan credits an unfunded account with 4.5% of the amount of the base salary over the IRS limit.
•Earnings. The accounts were credited with earnings equal to the return on each named executive officer's default target- date fund as determined by birth year. The average full year return for the group was 15.53%.
•Distribution. Account balances will be paid out in a lump sum six months after termination, unless the participant made an irrevocable deferral or installment election before December 15, 2008.
Aggregate earnings in last fiscal year (column D)
Column D includes earnings on the EIDP, DCP and Excess Savings Plan. It also includes the change in value of vested CLCs. We show each of these amounts and the total earnings in the table below. See details on CLC unit values on page 101.
The earnings or losses on the EIDP, DCP and Excess Savings Plan balances are based on market rates of return as described on page 89. Therefore, there are no above-market earnings from these plans and the amounts are not included in column H of the Summary compensation table.
The changes in value of the CLCs are included in column H of the Summary compensation table but only to the extent that the unit value grows at a rate that exceeds a reference rate of return. See page 89 for details.

Name	Aggregate earnings/ (losses) on Executive Income Deferral Plan and Deferred Compensation Plan ($)	Earnings/ (losses) on Excess Savings Plan ($)	Change in value of vested CLCs ($)	Total ($)
J. Duato	$0	$139,016	$875,750	$1,014,766
J. Wolk	143,857	56,351	22,600	222,808
J. Taubert	1,993,616	83,276	211,875	2,288,767
J. Reed	0	12,193	0	12,193
T. Schmid	155,238	33,153	113,000	301,391
Aggregate withdrawals / distributions (column E)
There were no withdrawals or distributions in 2025.
Aggregate balance at last fiscal year-end (column F)
Column F includes the DCP and EIDP balances, as well as the Excess Savings Plan balance. It also includes the value of all vested CLCs (calculated using the end-of-year unit values). The amounts below were reported as compensation to the named executive officers in previous Summary compensation tables to the extent required. See details on CLC unit values on page 101.

100

Name	Deferred Compensation Plan and Executive Income Deferral Plan balances ($)	Excess Savings Plan balance ($)	Value of vested CLCs ($)	Total ($)
J. Duato	$0	$1,092,761	$9,075,250	$10,168,011
J. Wolk	1,237,310	415,032	234,200	1,886,542
J. Taubert	14,902,721	659,839	2,195,625	17,758,185
J. Reed	0	117,080	0	117,080
T. Schmid	1,132,482	248,499	1,171,000	2,551,981

Details on CLC unit values

The following table includes the beginning and end-of-year CLC unit values. It also includes the change in unit value during the year.

Unit values and change in values	CLC ($)
Beginning of year unit value	$52.90
End of year unit value	58.55
Change in unit value	5.65

2026 Proxy Statement	101

2025 Potential payments upon termination
We pay earned and unpaid compensation to our employees upon termination. In addition, depending upon the circumstances of the termination and the employee’s age and years of service, we pay severance, provide continued health benefit coverage and provide continued vesting in equity incentives. We have no change-in-control benefits.
•Earned but unpaid compensation. Upon any termination of employment as of year-end 2025, employees would receive their 2025 annual incentive and vested non-qualified deferred compensation. They would also be entitled to their pension benefits upon retirement. If a named executive officer had terminated as of year-end 2025, he or she would have received his or her:
•Earned but unpaid annual incentives for 2025. An employee must be employed through the end of the year to be eligible for a non-prorated annual incentive payout. However, in case of involuntary termination for cause, these amounts would be forfeited. See non-equity incentive plan compensation in the table on page 87 for the annual incentive amounts.
•Vested non-qualified deferred compensation balances. See non-qualified deferred compensation — aggregate balance at last fiscal year-end (column F) in the table on page 100 for the year-end balances.
•Pension benefits upon retirement. See 2025 pension benefits on page 97 for details.
•Severance, healthcare coverage and equity incentives. In the table on page 103, we show the value of cash severance, continued healthcare coverage and continued vesting in equity incentives as if the named executive officers had terminated as of year-end 2025 under the circumstances shown below. For a complete understanding of the table please read the descriptions of the types of payments that follow the table.
•No change-in-control benefits. We do not have any change-in-control agreements or arrangements in place for any of our named executive officers. Our 2022 Long-Term Incentive Plan only provides for a change-in-control benefit in the event that outstanding awards granted under the plan are not assumed or substituted by the acquirer in connection with a change-in-control. If that is the case, the awards will vest and any performance conditions will be deemed to be achieved at the greater of target or actual performance levels as of the date of the change-in-control. If outstanding awards are assumed or substituted, the awards will remain outstanding and will continue to vest following the change-in-control.

102

Name	Type of payment	Voluntary termination ($)	Involuntary termination without cause ($)	Involuntary termination with cause ($)	Death ($)	Disability ($)
J. Duato	Cash severance	$0	$2,215,385	$0	$0	$0
	Healthcare coverage	89,000	97,000	89,000	50,000	88,000
	Equity incentives	84,724,063	84,724,063	0	84,724,063	84,724,063
	Total	84,813,063	87,036,448	89,000	84,774,063	84,812,063
J. Wolk	Cash severance	0	1,292,262	0	0	0
	Healthcare coverage	177,000	185,000	177,000	94,000	237,000
	Equity incentives	40,029,623	40,029,623	0	40,029,623	40,029,623
	Total	40,206,623	41,506,885	177,000	40,123,623	40,266,623
J. Taubert	Cash severance	0	1,224,000	0	0	0
	Healthcare coverage	113,000	122,000	113,000	62,000	157,000
	Equity incentives	34,661,349	34,661,349	0	34,661,349	34,661,349
	Total	34,774,349	36,007,349	113,000	34,723,349	34,818,349
J. Reed	Cash severance	0	1,224,000	0	0	0
	Healthcare coverage	0	22,000	0	12,000	22,000
	Equity incentives	26,081,468	26,081,468	0	31,325,164	31,325,164
	Total	26,081,468	27,327,468	0	31,337,164	31,347,164
T. Schmid	Cash severance	0	1,169,231	0	0	0
	Healthcare coverage	220,000	228,000	220,000	116,000	306,000
	Equity incentives	17,567,196	17,567,196	0	17,567,196	17,567,196
	Total	17,787,196	18,964,427	220,000	17,683,196	17,873,196
Terminations due to a reduction in force or specified divestiture
Our unvested outstanding PSUs and our options and RSUs granted prior to February 13, 2023 are subject to special provisions in the event of a termination due to a reduction in force (RIF) or specified divestiture (as detailed on page 76). As of December 28, 2025, each named executive officer was eligible for qualifying separation treatment of their long-term incentives. For these executives:
•Termination due to a RIF would result in amounts equal to those in the involuntary termination without cause column of the potential payments upon termination table above.
•Termination due to a specified divestiture would result in amounts equal to those in the involuntary termination without cause column, except they would not receive severance.

2026 Proxy Statement	103

Cash severance
Our severance pay plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment.
In order to receive the full number of weeks of base salary under our severance pay plan, U.S. employees must sign a release agreement and comply with the conditions set forth in the agreement, which may include compliance with non-competition provisions, release of all claims and rights, and any other terms set forth in the agreement. If U.S. employees do not sign the release agreement, the severance amount is four weeks of base salary.
In the table below, we show how the cash severance amounts in the table on page 103 were calculated.

Name	Salary rate as of year-end ($)	Years of eligible service (#)	Weeks of base salary continuation			Total amount of cash severance ($)
			Accrued (#)	Minimum (#)	Final (#)
J. Duato	$1,600,000	36	72	52	72	$2,215,385
J. Wolk	1,244,400	27	54	52	54	1,292,262
J. Taubert	1,224,000	20	40	52	52	1,224,000
J. Reed	1,224,000	2	4	52	52	1,224,000
T. Schmid	950,000	32	64	52	64	1,169,231
Healthcare coverage
Upon termination of employment, all non-union U.S. employees receive continued healthcare coverage that varies based upon the termination circumstances. The healthcare coverage amounts in the table on page 103 are the present values of continued healthcare coverage. The values vary based upon the termination circumstances as follows:

Healthcare eligibility upon termination	Eligibility	Eligible named executive officers	Voluntary termination	Involuntary termination without cause	Involuntary termination with cause	Death	Disability

Retiree medical eligible	Employees age 55 with ten years of service	Duato Wolk Taubert Schmid	•Retiree medical benefits	•One year of active employee medical benefits •Retiree medical benefits thereafter	•Retiree medical benefits	•Six months of active employee benefits for the beneficiary •Survivor portion of retiree medical benefits thereafter	•Active employee medical benefits until the earlier of leaving disability or age 65 •Retiree medical benefits at age 65 if still on disability

Not retiree medical eligible	All other employees	Reed	•No continued coverage	•Active employee medical benefits while on severance - up to 52 weeks	•No continued coverage	•Six months of active employee benefits for the beneficiary	•Active employee medical benefits until the earlier of leaving disability or age 65

Note: "" means eligible for coverage.

104

Equity incentives
The equity incentives amounts in the table on page 103 are the value of unvested equity incentives as of year-end 2025. The values vary based upon the termination circumstances as described under Long-term incentive vesting and treatment upon termination on page 75.
Ratio of the annual total compensation of the median-paid employee to the CEO
The annual total compensation of our median-paid employee on a worldwide basis for 2025 was $91,000. The annual total compensation of our Chief Executive Officer for 2025 was $32,784,511. The ratio of the two amounts for 2025 is 360 to 1 .
We used the following methodology and assumptions to calculate the annual total compensation of the median-paid employee:
•We included 100% of our employees (other than our Chief Executive Officer) in the calculation of median, as follows:
•We gathered payroll data from 24 countries around the world, which account for 92% of our employees.
•We assumed that the remaining 8% of our employees not included in this database are paid less than the median. This is a conservative assumption. If any of the employees assumed to be below the median were paid higher than the calculated median, the actual median would be higher.
•We calculated the annual total compensation and ranked our employees using: taxable cash earnings, which includes salary, wages (regular, hourly, overtime, shift differentials), commissions, annual incentives and other miscellaneous cash earnings; the estimated value of the Company-provided pension earned during 2025 and Company contributions to defined contribution retirement plans during 2025 (using an estimated percentage of salary for each country where we have a Company-provided retirement plan); and the estimated value of Company-provided medical and dental insurance coverage using an estimated per-employee amount for each country where we have Company-provided medical and dental plans.
•Using our year-end 2025 total employee count, we counted down from the top to identify the median-paid employee. At least 50% of our employees have annual total compensation amounts higher than $91,000.
•We rounded the annual total compensation of the median-paid employee to the nearest thousand dollars.
The annual total compensation of our Chief Executive Officer for 2025 is the $32,758,111 total as reported in the Summary compensation table on page 85 plus healthcare benefits of $26,400.
The ratio of the annual total compensation of the median-paid employee to the CEO is calculated by dividing the annual total compensation of our Chief Executive Officer by that of our median-paid employee. Because the annual total compensation of the median-paid employee is a conservative estimate (as described above), the pay ratio is also a conservative estimate – the actual ratio could be lower but not higher.
Comparison to 2024 median-paid annual total compensation
The annual total compensation of our median-paid employee for 2024 was $83,000. The median for 2025 is $91,000. If the exchange rates had not changed during 2025, the median would have been $89,000.

2026 Proxy Statement	105

Pay versus performance
In the table below, we show the compensation for our CEO (Principal Executive Officer, or PEO, in the table) and the average of the other named executive officers, our cumulative total shareholder return, net income and annual relative total shareholder return, and the cumulative total shareholder returns of our peer indices. Our executives’ compensation is shown using the totals from the Summary compensation table and compensation actually paid (CAP) according to SEC rules.
Pay versus performance table

A	B	C	D	E	F	G	H	I	J
					Value of initial fixed $100 investment based on:
Year	Summary compensation table total for PEO	Compensation actually paid to PEO	Average summary compensation table total for non-PEO NEOs	Average compensation actually paid to non-PEO NEOs	Total shareholder return	Peer group total shareholder return (S&P Pharmaceuticals sub index)	Peer group total shareholder return (S&P Healthcare Equipment sub index)	Net income ($ millions)	Annual relative total shareholder return (% points)
2025	$32,758,111	$68,275,237	$12,496,583	$25,482,495	$151.55	$188.57	$126.77	$26,804	24.5%
2024	24,302,360	16,980,925	11,243,745	8,560,550	102.75	148.25	117.05	14,066	(19.9)
2023	28,397,240	13,839,320	12,492,559	7,116,002	107.93	137.01	105.55	35,153	(18.6)
2022	13,099,487	18,910,984	8,021,796	11,882,576	118.08	136.60	96.83	17,941	5.6
2021	26,741,959	39,418,762	12,498,029	16,589,484	111.40	125.90	119.40	20,878	(2.4)
Summary compensation table total for PEO and average Summary compensation table total for non-PEO NEOs (columns B and D)
Column B includes the amounts reported in the total column of the Summary compensation table for our CEO. Column D includes the average of the amounts reported in the total column of the Summary compensation table for our named executive officers excluding our CEO.
In the table below, we show which executives were included in columns B through E in 2021-2025.

Executive name	PEO					Non-PEO NEO
	2021	2022	2023	2024	2025	2021	2022	2023	2024	2025
A. Gorsky	X
J. Duato		X	X	X	X	X
J. Wolk						X	X	X	X	X
P. Stoffels						X
J. Taubert						X	X	X	X	X
A. McEvoy							X	X
T. Mongon							X
J. Reed								X	X	X
P. Fasolo								X
T. Schmid									X	X

106

Compensation actually paid to PEO and average compensation actually paid to non-PEO NEOs (columns C and E)
Column C includes the amount of compensation actually paid to our CEO. Column E includes the average amount of compensation actually paid to our other NEOs. The amounts are not current cash payments. Our retirement benefits are paid only after retirement and our long-term incentives’ value vary with Company performance (including stock price) until they are vested or exercised (in the case of options).
The following table shows the 2025 adjustments made to total compensation to determine the compensation actually paid:

Executive	Summary compensation table total	Minus Summary compensation table value of equity awards	Plus pay versus performance value of equity awards	Minus Summary compensation table change in the actuarial present value of pension benefits	Plus pay versus performance value of pension benefits	Equals compensation actually paid
PEO	$32,758,111	$20,956,943	$60,816,624	$4,874,000	$531,445	$68,275,237
Average of Non-PEO NEOs	12,496,583	7,671,954	22,078,121	1,724,000	303,745	25,482,495
•The Summary compensation table value of equity awards includes the total grant date fair value of equity awards reported in the stock awards and option awards columns in the Summary compensation table.
•The pay versus performance value of equity awards includes the following:
•For awards granted in the applicable year, the fair value:
•At year-end for awards that are outstanding and unvested.
•As of the vesting date for awards that vest in the applicable year.
•For awards granted in prior years, the change in fair value:
•From the beginning of the year to the end of the year for awards that remain outstanding and unvested.
•From the beginning of the year to the vesting date for awards that vest in the applicable year.
•From the beginning of the year to zero for awards that fail to vest.
•The fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield and risk-free interest rates) that are consistent with those used to estimate fair value at grant under U.S. GAAP. The valuation assumptions used to calculate option fair values differed materially from those disclosed at the time of grant in the following ways:
•Risk-free rates range from 3.6% to 4.3% for the pay-versus-performance valuations versus a range of 2.0% to 4.3% for grant-date valuations. The risk-free rates differed due to macroeconomic changes between the grant date and valuation dates.
•The expected option term estimate ranges from 4.1 years to 6.1 years for the pay-versus-performance valuations versus 7.0 years for the grant-date valuations. The expected term decreased from the grant date as we considered potential changes in exercise behavior and to incorporate the passage of time in the award's life.
•We calculated the estimated number of PSUs to vest in the future assuming:
•2024-2026 PSUs tied to relative TSR performance vest at 95.2% of target and cumulative adjusted EPS performance vest at 150.2% of target.
•2025-2027 PSUs tied to relative TSR performance vest at 200.0% of target and cumulative adjusted EPS performance vest at 114.1% of target.
•All other valuation assumptions are not materially different from the grant-date assumptions and there were no changes in calculation methodology. See Common stock, stock option plans and stock compensation agreements Note to the Consolidated Financial Statements of the Form 10-K for additional details on the valuation assumptions used at grant.

2026 Proxy Statement	107

The following table shows the 2025 amounts included in the pay versus performance value of equity awards.

Executive	Year-end fair value of equity awards granted during applicable year	Change in fair value as of year-end of any prior-year awards that remain unvested as of year-end	Change in fair value as of the vesting date of any prior-year awards that vested during applicable year	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	Pay versus performance value of equity awards
PEO	$37,820,175	$21,951,183	$1,045,266	$0	$60,816,624
Average of Non-PEO NEOs	13,845,286	7,758,844	473,991	0	22,078,121
•The Summary compensation table change in the actuarial present value of pension benefits includes the changes in pension value reported in the change in pension and non-qualified deferred compensation column of the Summary compensation table.
•The pay versus performance value of pension benefits includes the following:
•Service costs. The actuarially determined pension service cost for services rendered by our CEO or NEOs.
•Prior-service costs. The entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the applicable year that is attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation.
•The amounts deducted or added in calculating the 2025 pay versus performance value of pension benefits are as follows:

Executive	Service costs attributable to the applicable year	Prior-service costs introduced during the applicable year	Pay versus performance value of pension benefits
PEO	$531,445	$0	$531,445
Average of other NEOs	303,745	0	303,745
Total shareholder return and peer group shareholder return (columns F, G and H)
Columns F, G and H are the cumulative total shareholder return of a $100 investment from the beginning of fiscal year 2021 through the end of each of the years indicated for the Company (column F), the S&P Pharmaceuticals industry index (column G) and the S&P Healthcare Equipment industry index (column H). Total shareholder return includes share price appreciation and assumes dividend reinvestment.
Net income (column I)
Column I includes the Company’s net income, in millions, as reported in the Company’s audited financial statements. Net income in 2021-2023 includes the Consumer Health business, which separated from Johnson & Johnson in August 2023 as Kenvue. Net income in 2023 also includes proceeds from the sale of Kenvue. Net Income from Continuing Operations, which would have excluded this business, would have been $17.801 billion, $16.370 billion and $13.326 billion for 2021, 2022 and 2023, respectively.
Annual relative total shareholder return (column J)
Column J includes the percentage point difference between the Company’s and the competitor composite peer group’s TSR for each fiscal year.
We use three-year relative TSR as a PSU performance measure to link compensation actually paid to our executives to Company performance. We include one-year relative TSR in the table because it impacts the three overlapping PSU performance cycles that are outstanding each year. Furthermore, the SEC’s guidance precludes using multi-year performance measurement periods for the performance measures in the table.

108

Financial performance measures
The financial metrics we use in our annual and long-term incentive plans are our most important financial measures. As described in Components of executive compensation on page 58, our annual incentives are designed to motivate attainment of our near-term priorities, consistent with our long-term strategic plan. Our long-term incentives are designed to motivate attainment of our long-term goals, TSR and share price growth, as well as retain executives.

Annual incentive financial performance measures	Long-term incentive financial performance measures
•Operational sales	•Three-year cumulative adjusted operational EPS
•Adjusted operational EPS growth	•Three-year TSR compound annual growth rate versus the competitor composite peer group
•Free cash flow
•Share price
•Share price appreciation
Note: Operational sales, adjusted operational EPS, free cash flow and cumulative adjusted operational EPS are non-GAAP measures. See pages 79 to 81 for details. We use three-year relative TSR as a PSU performance measure. However, SEC guidance limits the company-selected measure included in the last column of the Pay versus performance table to one-year periods. So, we compare CAP to annual relative TSR in our analysis of the information presented in the pay versus performance table on page 106. Annual relative TSR directly impacts the three overlapping PSU performance cycles that are outstanding each year.
Our annual incentives also include our strategic goals that cover a range of items critical to both our short- and long-term success. We prioritize excellence in our operational execution, product development and pipeline growth, our employees, key strategic initiatives that enable our continued growth and performance against our purpose-driven objectives. We describe our performance against our 2025 strategic goals on page 61.
Analysis of the information presented in the Pay versus performance table
We describe the relationships between compensation actually paid and the Company’s cumulative TSR, net income and annual relative TSR beginning on page 110. We also compare the Company’s cumulative TSR with the peer indices.
Changes in PEO and NEOs from 2021-2022
It is important to keep in mind that our CEO and named executive officers have changed, making year-to-year comparisons of compensation actually paid difficult. Most significant is our change in CEO. For 2021, Mr. Gorsky was our CEO (PEO in the table) and for 2022, 2023, 2024 and 2025, Mr. Duato was our CEO.
Components of compensation actually paid that vary with performance
The components of compensation actually paid that vary with performance each year are our annual incentive payouts, the fair value of long-term incentive awards granted in each year and the change in fair value of equity awards during the year.
The decisions regarding our annual incentive payouts are described in our 2022, 2023, 2024 and 2025 Proxy Statements and this Proxy Statement. The decisions regarding our long-term incentive awards are described in our 2021, 2022, 2023, 2024 and 2025 Proxy Statements.
The addition of the change in fair value of equity awards during the year is the most significant performance-related difference between CAP and the totals reported in the Summary compensation table. The change in fair value of equity awards during the year varies with our annual share price appreciation and performance against our PSU goals.
We use multiple performance measures
We use seven financial performance measures for our annual and long-term incentives. We also vary the sizes of our long-term incentive grants each year based on individual performance. Therefore, no single financial performance measure can fully describe changes in CAP, especially because most of the measures are compared to annual or three-year goals.

2026 Proxy Statement	109

Compensation actually paid and cumulative TSR
The chart below compares the compensation actually paid to our CEO and the average of our other NEOs with the Company’s cumulative TSR.
As described on page 63, our three-year TSR relative to our competitor composite peers is one of our PSU performance measures. However, the Company’s cumulative TSR without a peer comparison is not one of the performance measures we use in our annual or long-term incentive plans.
The Company’s cumulative TSR includes both our annual share price appreciation and the impact of reinvested dividends. Because most of our executives’ compensation is equity-based long-term incentives, which vary in value with the Company’s price, our CAP is aligned with the annual share price appreciation component of TSR. Dividends confound the relationship because they are included in the cumulative TSR but are not included in CAP because we do not pay dividends on unvested equity awards.
CAP vs. TSR

■	PEO CAP	■	Average for Non-PEO NEO	—	TSR
Compensation actually paid and net income
The chart on page 111 compares the compensation actually paid to our CEO and the average of our other NEOs with the Company’s net income.
As described on pages 62 and 63, adjusted operational EPS is one of our annual incentive measures and three-year cumulative adjusted operational EPS is one of our PSU performance measures. These measures are compared to goals that we set at the beginning of each year for the annual incentives and at the beginning of each three-year performance period for the PSUs.
While annual net income impacts our adjusted operational EPS and three-year cumulative adjusted operational EPS, it is not one of the performance measures we use in our annual or long-term incentive plans. Therefore, any relationship of CAP with the Company’s annual net income would be indirect at best, because it is not a performance measure in our compensation program and it is not compared to any goals.
Column I includes the Company’s net income, in millions, as reported in the Company’s audited financial statements. Net income in 2021-2023 includes the Consumer Health business, which separated from Johnson & Johnson in August 2023 as Kenvue. Net income in 2023 also includes proceeds from the sale of Kenvue. Net Income from Continuing Operations, which would have excluded this business, would have been $17.801 billion, $16.370 billion and $13.326 billion for 2021, 2022 and 2023, respectively.

110

CAP vs. net income

■	PEO CAP	■	Average for Non-PEO NEO	—	Net income
Compensation actually paid and annual relative total shareholder return
The chart on page 112 compares the compensation actually paid to our CEO and the average of our other NEOs with the Company’s annual relative TSR.
Annual relative TSR directly impacts the three overlapping PSU performance cycles that are outstanding each year. Higher annual relative TSR increases the fair value of the outstanding PSUs and, conversely, lower annual relative TSR decreases the fair value of outstanding PSUs.
Performance against our annual incentive goals, three-year cumulative adjusted operational EPS PSU goals and changes in the fair value of long-term incentive awards granted each year confound the relationship of CAP and annual relative TSR because they are independent of annual relative TSR.
Note: We use three-year relative TSR as a PSU performance measure. However, SEC guidance limits the measures to one-year periods.

2026 Proxy Statement	111

CAP vs. annual relative TSR

■	PEO CAP	■	Average for Non-PEO NEO	—	Annual relative TSR
Annual relative TSR

TSR	2021	2022	2023	2024	2025
Johnson & Johnson	12.8%	8.0%	(8.6%)	(4.8%)	47.5%
Competitor composite	15.2	2.4	10.0	15.1	23.0
One-year relative TSR (Johnson & Johnson minus Competitor composite)	(2.4)	5.6	(18.6)	(19.9)	24.5
The TSR for each of the business groups within the competitor composite peer group is weighted based on the Company’s sales mix for the prior year as shown in the table below. Following the separation of our Consumer Health business, the Consumer Health group was removed from the Competitor composite peer group. See page 74 for additional details.
Competitor composite peer group weightings

Business group	2021	2022	2023 (Pre-Kenvue separation)	2023 (Post- Kenvue separation)	2024	2025
Innovative Medicine	54.7%	55.1%	55.4%	65.7%	63.8%	64.1%
MedTech	27.8	28.9	28.9	34.3	36.2	35.9
Consumer Health	17.5	16.0	15.7	0.0	0.0	0.0
Total	100.0	100.0	100.0	100.0	100.0	100.0
Note: Sum of individual components may not reflect total weighting due to rounding.
The TSR for each business group is weighted by the beginning of year market capitalization of each company. The companies in each business group are shown in the table on page 113.

112

Competitor composite peer group

Innovative Medicine	MedTech	Consumer Health (Excluded after August 2023)
AbbVie Inc.	Alcon, Inc.	Beiersdorf AG
Amgen Inc.	Bausch & Lomb Inc.	Colgate-Palmolive Co
AstraZeneca PLC	Boston Scientific Corporation	L'Oreal S.A.
Bristol-Myers Squibb Company	The Cooper Companies, Inc.	The Procter & Gamble Company
Eli Lilly & Company	Intuitive Surgical, Inc.	Reckitt Benckiser Group plc
GlaxoSmithKline plc	Medtronic plc	Unilever PLC
Merck & Co Inc	Smith & Nephew plc
Novartis AG	Stryker Corporation
Pfizer Inc	Zimmer Biomet Holdings, Inc
Roche Holding Ltd
Sanofi
Cumulative TSR of the Company and cumulative TSR of the peer group
The chart below compares the Company's cumulative TSR presented in the table with the cumulative TSR of our two peer indices: the S&P Pharmaceuticals Index and the S&P Healthcare Equipment Index.
We do not use the cumulative TSR of the S&P Pharmaceuticals Index or S&P Healthcare Equipment index as incentive measures for our NEOs. However, we do measure three-year relative TSR versus our competitor composite peer group as one of our PSU metrics, as described in greater detail in Our PSU goal setting process on page 63. So, the relationship of CAP with our three-year relative TSR versus our competitor composite peer group is direct for each of the overlapping PSU performance periods shown in the table.
Cumulative TSR of the Company and peer groups

—	Company TSR	—	S&P Pharmaceuticals TSR	—	S&P Healthcare Equipment TSR

2026 Proxy Statement	113

Equity grant practices
Equity award grant practices
We generally grant equity awards to our named executive officers on a predetermined schedule. The Committee may approve off-cycle grants in special cases, such as when an officer is hired. The Committee does not consider material nonpublic information (MNPI) when determining the timing and terms of equity awards. The Company does not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.
Following the fiscal year end, the Committee reviews the performance of the Company and named executive officers and based on that review, the Committee approves annual equity awards on the second Monday in February. The full Board approves the annual equity award for the CEO on the second Tuesday in February. Starting in the 2024 fiscal year, the annual grant date was fixed at February 15th.
The table below has information about stock options granted to our named executive officers in the last fiscal year during the period from four business days before to one business day after the filing of the Company’s Form 10-K. Column F shows how the Company's stock price moved near the time of disclosure of material non-public information. The (0.57%) change indicates that the closing market price of our stock decreased slightly following the filing of our 10-K. The Company did not grant stock options to NEOs at any other time in the 2025 fiscal year.

A	B	C	D	E	F
Name	Grant date	Number of securities underlying award	Exercise price of the award ($)	Grant date fair value of the award ($)	Percentage change in the closing market price of
the securities underlying the award between the
trading day ending immediately prior to the
disclosure of material nonpublic information and
the trading day beginning immediately following
the disclosure of material nonpublic information
					(%)
J. Duato	2/15/2025	219,020	$156.15	$5,927,995	0.57%
J. Wolk	2/15/2025	91,277	156.15	2,470,503	0.57
J. Taubert	2/15/2025	89,781	156.15	2,430,013	0.57
J. Reed	2/15/2025	89,781	156.15	2,430,013	0.57
T. Schmid	2/15/2025	49,878	156.15	1,349,998	0.57
Insider trading policy
We maintain insider trading policies that govern transactions in Company securities by the Company and its directors, officers and employees. These policies are designed to promote compliance with insider trading laws, rules, and regulations and applicable exchange listing standards.
The policies prohibit covered persons from trading in Company securities and related derivative securities while aware of MNPI about the Company or its securities. Insiders are also prohibited from trading securities during various periods in connection with the public release of our quarterly results, and certain individuals must receive pre-clearance from our legal department prior to engaging in any transaction in the Company’s securities.
A copy of our Stock Trading Policy for Directors, Executive Officers and Insiders was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.

114

Audit matters
Audit Committee report
The Audit Committee reports to and acts on behalf of the Board of Directors of the Company by providing oversight of the financial management, internal auditors, independent auditor, financial reporting controls and accounting policies and procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and systems of internal control, and the independent auditor is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditor.
In this context, the Audit Committee has met and held discussions with management and the internal and independent auditors (including private sessions with the Chief Audit Executive, the independent auditor, the Chief Financial Officer and the Chief Legal Officer at each quarterly Audit Committee meeting). Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 28, 2025, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.
The Audit Committee has discussed with the independent auditor matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties, and critical audit matters. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditor have discussed the auditor’s independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by the independent auditor and the fees and costs billed and expected to be billed by the independent auditor for those services as shown on page 117 of this Proxy Statement. All of the non-audit services provided by the independent auditor since February 10, 2003, and the fees and costs incurred in connection with those services, have been pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. This policy is discussed in further detail on page 118 of this Proxy Statement. When approving the retention of the independent auditor for these non-audit services, the Audit Committee has considered whether the retention of the independent auditor to provide those services is compatible with maintaining auditor independence.
In reliance on the reviews and discussions with management and the Company's independent auditor, the Audit Committee believes that the non-audit services provided by the independent auditor are compatible with, and did not impair, auditor independence.
The Audit Committee also has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.
In further reliance on the reviews and discussions with management and the Company's independent auditor, the Audit Committee recommended to the Board of Directors on February 10, 2026, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, for filing with the Securities and Exchange Commission.
H. Joly, Chairman
J. G. Morikis
D. E. Pinto
M. A. Weinberger

2026 Proxy Statement	115

3	Ratification of appointment of independent registered public accounting firm

The Audit Committee oversees the qualifications, independence and performance of the independent auditor and has the ultimate responsibility to appoint, retain, compensate, evaluate and, when appropriate, terminate the independent auditor.
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year 2026. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey but, as a matter of good corporate governance, the Board has decided to ascertain the position of the shareholders on the appointment at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification. The Audit Committee will reconsider the appointment if it is not ratified.
During fiscal years 2025 and 2024, PricewaterhouseCoopers LLP not only acted as the independent registered public accounting firm for the Company and its subsidiaries (work related to the integrated audit of our consolidated financial statements and internal control over financial reporting), but also rendered other services on behalf of the Company and its subsidiaries.
Rules enacted under the Sarbanes-Oxley Act prohibit an independent auditor from providing certain non-audit services for an audit client. PricewaterhouseCoopers LLP has provided services in accordance with applicable rules and regulations. It is expected that PricewaterhouseCoopers LLP will continue to provide certain accounting, additional audit, tax and other services to the Company and its subsidiaries, which are permitted under applicable rules and regulations.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026.

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Selection and engagement of audit firm
The Audit Committee recognizes that auditor independence is critical to ensuring the quality and reliability of the Company’s financial reporting. Accordingly, our independent auditor selection process is designed to preserve auditor independence while considering a need for continuity to ensure a high-quality audit given the scope and complexity of the Company’s operations. The Audit Committee regularly assesses the independent auditor and annually reviews audit quality, tenure and the appropriateness of audit fees, including the benefits and risks of having a long-tenured auditor and the processes and controls in place to ensure their independence.
PricewaterhouseCoopers LLP and its predecessors have served as Johnson & Johnson's independent auditor since at least 1920. The Audit Committee believes that this long tenure results in higher quality audit work and greater operational efficiencies by leveraging PricewaterhouseCoopers LLP's deep institutional knowledge of our global operations and businesses, accounting policies and practices, and internal controls. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the audit firm’s lead engagement partner every five years, the Audit Committee and its Chairman were directly involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.
The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our Company and our shareholders.
Audit and non-audit fees
The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers LLP. The table below sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for 2025 and 2024 for audit and non-audit services (as well as all out-of-pocket costs incurred in connection with these services) and are categorized as Audit fees, Audit-related fees, Tax fees and All other fees. The nature of the services provided in each such category is described in the following table.

Actual fees (dollars in thousands)	2025	2024
Audit fees	$41,735	$39,510
Audit-related fees	9,090	7,335
Total audit and audit-related fees	50,825	46,845
Tax fees	2,360	2,580
All other fees	675	1,600
Total fees	$53,860	$51,025
Audit fees. Consists of professional services rendered for the audit of our consolidated financial statements, quarterly reviews, statutory audits, issuance of comfort letters and consents, and assistance with, and review of, documents filed with the SEC.
Audit-related fees. Consists of assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation and audits in connection with acquisitions and dispositions including the planned separation of the Orthopaedic business, system pre-implementation reviews, internal control reviews, attest services that are not required by statute or regulation, advice as to the preparation of statutory financial statements, consultations concerning financial accounting and reporting standards and other audit-related costs.
Tax fees. Consists of tax compliance (review or preparation of U.S. corporate and international tax returns, assistance with tax audits, review of the tax treatments for certain expenses and transfer-pricing documentation for compliance purposes), state and local tax planning, and consultations with respect to various domestic and international tax matters.
All other fees. Consists of fees not included in the Audit, Audit-related or Tax categories and includes accounting research software, benchmarking, assurance on non-financial metrics, market assessments, system and organization controls reports and other operational reviews.

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Pre-approval of audit and non-audit services
Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The Policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The Policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
Each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current year. In addition, the following specific routine and recurring other services also may be pre-approved generally for the current year, audits or reviews of third parties to assess compliance with contracts, assurance on non-financial metrics, and system and organization controls reports.
The fee amounts approved annually are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year. Additional pre-approval is required if actual fees for any service exceed the originally pre-approved amount by 5%, excluding the impact of currency translation.
If we want to engage the independent auditor for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the projected fees. Additional pre-approval is required before any fees can exceed the fees approved for the specifically approved services.
If we wish to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the Chair of the Audit Committee to pre-approve the engagement. Any such pre-approval by the Chairman is then reported to the other Committee members at the next Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chair of the Audit Committee is required before the independent auditor may commence any engagement.
In 2025, there were no fees paid to PricewaterhouseCoopers LLP under a de minimis exception to the rules that waives pre-approval for certain non-audit services.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the Annual Meeting.

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4	Shareholder proposal ― independent board chair

The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by The Accountability Board, Inc., 401 Edgewater Place, Suite 600, Wakefield, MA 01880, beneficial owner of at least $25,000 worth of shares of the Company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:

RESOLVED: Shareholders ask the Board to adopt a policy, and amend the bylaws as necessary, to require the Board Chair to be an independent director. The policy may provide that (i) if a Chair at any time ceases to be independent, the Board shall replace the Chair with a new, independent, Chair; (ii) compliance with this policy is waived if no independent director is available and willing to serve as Chair; and (iii) that the policy shall apply prospectively so as not to violate any contractual obligation existing at its adoption.
DEAR FELLOW SHAREHOLDERS:
A 2021 shareholder proposal seeking an independent Chair policy at Johnson & Johnson nearly passed, with over 43% of the votes cast. Given such high support, we ask shareholders to again consider the issue.
First, consider the Johnson & Johnson’s recent financial performance.
The company’s fiscal 2020 10-K, published two months prior to the 2021 annual meeting (again, where 43% of votes supported Board Chair independence), showed Johnson & Johnson’s five-year shareholder returns underperforming the S&P 500 Index and S&P Healthcare Equipment Index – but over performing relative to the S&P Pharmaceutical Index. However, the following data from its fiscal 2024 10-K shows the company more recently underperforming all three of those indices.
Looking ahead, we believe a different approach is warranted.
J&J often points to its Lead Independent Director as a counterbalance to its non-independent CEO/Chair. But given these performance concerns, we believe this structure clearly hasn’t sufficiently safeguarded shareholder interests.
As Glass Lewis says, “shareholders are better served when the board is led by an independent chair.” And “the chair of the board should ideally be an independent director,” reports Institutional Shareholder Services (ISS), “to help provide appropriate counterbalance to executive management.”
Separating the Chair and CEO—a necessary part of an independence policy—would allow for better alignment of corporate governance with stockholder interests and aid in the Board’s oversight of management and the Board’s ability to carry out its roles and responsibilities on behalf of stockholders. This would allow the CEO to focus more energy on operating the company while the Chair leads the Board in its fundamental oversight role. It would also better align the company with most S&P 500 boards, 60% of which currently have separate Chairs and CEOs.
In sum, adoption of this proposal would ensure a governance framework with added accountability and a clear separation of leadership duties—something we believe is always important, but especially so for underperforming companies. Thank you.

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Board's statement in opposition to shareholder proposal
The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

The adoption of a policy requiring that the Chair of the Board be an independent director could limit the Board’s flexibility to choose the person best suited for the role.
The Board believes it is important to preserve its authority to determine the most appropriate leadership structure based on an assessment of the unique circumstances, culture and challenges facing the Company, as well as the individual skills and experiences that may be required in an effective Chair. As discussed in “Item 1: Election of Directors” on pages 12 to 21 of this Proxy Statement, all Director nominees are independent except for our CEO, with varied backgrounds, experiences and perspectives. Moreover, our independent Directors appropriately challenge management and demonstrate the freethinking expected of Directors. Given this makeup, our Board is in a very strong position to evaluate the relative benefits and challenges of various types of Board leadership structures, considering the perspectives of shareholders, and to ultimately decide which structure and individual best serves the interests of our stakeholders, as they are defined in Our Credo. The Board having an opportunity, as it has under our current Principles and Corporate Governance, to amend its leadership structure at any given time under all circumstances is imperative to the Company achieving its long-term strategy and to managing unforeseeable risks. Given the dynamic and competitive environment in which we operate, our Board believes it is crucial to maintain the flexibility to tailor its leadership structure to best fit our Company and to address short- and long-term challenges as they evolve over time.
Our Board believes that our current governance structure already provides the independent leadership and oversight sought by the proposal.
Our Board recognizes the importance of having in place, and building upon, a strong structure to ensure that the Board functions in an appropriately independent manner. In furtherance of this structure, the Board has ensured that the Lead Independent Director role is robust and held by a Director with the time and experience to carry out those duties, which include, among other things:
•Approving information sent to the Board and determining timeliness of information flow from management;
•Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•Approving in advance the schedule of Committee meetings;
•Participating in setting, and ultimately approving, the agenda for each Board meeting;
•Having the authority to call meetings and Executive Sessions of the independent Directors;
•Presiding at all meetings of the Board at which the Chair/CEO is not present, including Executive Sessions of the independent Directors;
•Meeting with major shareholders or other external parties, as necessary;
•Monitoring the flow of information from Committee Chairs to the full Board;
•Leading the annual performance evaluation of the Chair/CEO, distinguishing as necessary between performance as Chair and performance as CEO;
•Leading the annual performance evaluation of the Board; and
•Leading the CEO succession process.
Duties of this role are considerable and overlap substantially with duties of an independent chair, promoting strong management oversight and accountability. Due to the demands of this role, the Lead Independent Director may only serve as a board chair, lead director or CEO of another public company if approved by the Board upon the recommendation of the Nominating & Corporate Governance Committee. The dual roles of Chair and a strong, Lead Independent Director are important in balancing inputs to the Board. The table on page 26 of this Proxy Statement describes the duties and responsibilities of our Lead Independent Director in greater detail. Shareholders and other stakeholders may contact our Lead Independent Director at any time as described on the "Contact the Board" section of the Company's website at www.investor.jnj.com/governance/corporate-governance-overview.

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The Board’s independent committee structure enables it to effectively oversee and support the implementation of the Company’s Enterprise Risk Management framework.
Each of the Board’s five main committees is composed entirely of independent Directors with an independent Director chairing each such committee. Mr. Duato is currently the only non-independent member of our Board, and he is not a member of any of our Board’s five main committees. The Board recognizes the essential role it plays in overseeing management’s execution of its risk management responsibilities and the processes for assessing and managing the various issues faced by the Company. The Company’s independent Directors hold regularly scheduled Executive Sessions and the Regulatory Compliance & Sustainability Committee (RCSC) and the Audit Committee hold regularly scheduled private meetings with key compliance leaders, such as the Chief Quality Officer and the Chief Audit Executive, respectively, to discuss risks facing the Company and to solicit candid feedback and insights on risks, controls and other matters. Each Committee of the Board plays a role in risk oversight, with the RCSC playing a leading role in oversight of risk at the Company.
The Board considered extensive shareholder feedback and reviewed current marketplace developments.
In making its determination of the optimal governance structure for the Company, our Board reviewed current marketplace developments and listened carefully to extensive shareholder feedback, including feedback received over the past few years. Our Lead Independent Director and other Directors, including Chair of the RCSC, participated in many of these engagements. In 2025, we reached out to shareholders representing approximately 58% of our outstanding shares and many of our top shareholders believed that the Board’s decision to maintain flexibility concerning the structure of the Board, including the Chair position, is important for the Board not only to function independently but also to act in the best interest of all stakeholders. For greater detail, see "Shareholder Engagement" on page 38 of this Proxy Statement. Aligned with many of our shareholders, our Board believes that a formulaic “one-size-fits-all” policy prohibiting our CEO from also serving as our Chair deprives the Company of the benefit of its current leadership structure and would not result in better governance or oversight.
Our Board continues to believe that our existing leadership structure is most effective for the Company under current circumstances.
Our Nominating & Corporate Governance Committee annually reviews in executive session the Board leadership structure. This review includes, among other things, the effectiveness of the policies, practices and people in place at the Company to help ensure strong, independent Board oversight, and the Chairman’s effectiveness in the role of Chairman. For greater detail, see “Board Leadership Structure” on page 24. Based on the Committee’s most recent review and guidance, our Board believes that the Company benefits from Mr. Duato’s service as Chairman of our Board. Further, given that Mr. Duato is closer to our Company’s businesses than any other Board member and has the benefit of over 30 years of operational and leadership experience at Johnson & Johnson, Mr. Duato’s career experience has best positioned him to provide effective leadership of a company that operates in a highly regulated industry, such as healthcare. The independent Directors determined that having one clear leader in both roles, with deep industry expertise and company knowledge, provides efficient and effective leadership internally and externally. Johnson & Johnson today benefits from the unity of leadership and company alignment by having these roles combined, and this proposal would deprive the Board of the valuable flexibility to exercise its business judgment in selecting the individual best suited to serve as Chair in the future. Our Board will continue to monitor this topic, considering what it observes in the marketplace, the evolution of viewpoints in the corporate governance community and, most importantly, what the Board believes is in the best interests of Johnson & Johnson and its stakeholders. The Board strongly believes it is best able to serve those stakeholders when it has the flexibility to choose the leadership structure that is most appropriate to address short- and long-term challenges as they evolve over time.
It is, therefore, recommended that shareholders vote AGAINST this proposal.

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Other information
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board for the Annual Meeting of Shareholders. This Proxy Statement, proxy card and our 2025 Annual Report to shareholders are being distributed to our shareholders on or about March 11, 2026.

Shareholders entitled to vote and voting standard

Shareholders of record of our common stock at the close of business on February 24, 2026, are entitled to notice of, and to vote at, our Annual Meeting and at any adjournments or postponements of the Annual Meeting. Each share of common stock entitles its owner to one vote. On February 24, 2026, there were 2,408,613,219 shares outstanding.
To constitute a quorum, a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Approval of each voting item, including the election of Directors, requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to these matters, only those cast “For” or “Against” are included; abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

How to vote

You are encouraged to vote in advance of the Annual Meeting using one of the following voting methods.
Make sure you have your notice (which may have been sent to you electronically), proxy card or vote instruction form in hand and follow the instructions.
Registered shareholders: Shareholders who hold their shares directly with our stock registrar, Computershare, can vote any one of four ways:

To vote VIA THE INTERNET prior to the meeting, go to the website listed on your proxy card or notice.
To vote BY PHONE, call the telephone number specified on your proxy card or on the website listed on your notice.

If you vote via the internet or by telephone, your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on April 22, 2026, except with respect to shares held in a Johnson & Johnson employee savings plan, which must be submitted by 5:00 p.m. Eastern Time on April 21, 2026. See Johnson & Johnson Employee Savings Plans on page 124 for voting instructions regarding shares held under our savings plans.

If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote BY MAIL.

To vote DURING THE VIRTUAL MEETING, visit www.virtualshareholdermeeting.com/JNJ2026 and use your 16-digit control number.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by using one of the methods described above.

Beneficial shareholders: Shareholders who hold their shares beneficially through an institutional holder of record, such as a bank or broker (sometimes referred to as holding shares “in street name”), will receive voting instructions from that holder of record. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the Annual Meeting.

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Annual Meeting of Shareholders attendance

The 2026 Annual Meeting will be held online in a virtual format.
Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting of Shareholders by logging in at www.proxyvote.com/JNJ. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials. On the day of the meeting, shareholders should log into www.virtualshareholdermeeting.com/JNJ2026.
If you are unable to locate your 16-digit control number, please call Shareholder Meeting Registration Phone Support (toll free) at 844-983-0876 or (international toll call) at 303-562-9303, or email AnnualMeeting@its.jnj.com for assistance.

Other matters

The Board does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the Annual Meeting, and we have not received timely notice from any shareholder of an intent to present any other proposal at the Annual Meeting. On any matter properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

Notice and access

We distribute proxy materials to many shareholders via the internet under the SEC’s “Notice and Access” rules to save costs and paper. Using this method of distribution, on or about March 11, 2026, we mailed the Important Notice Regarding the Availability of Proxy Materials (Notice) that contains basic information about our 2026 Annual Meeting and instructions on how to view all proxy materials and vote electronically via the internet. If you receive the Notice and prefer to receive the proxy materials by regular mail or e-mail, follow the instructions in the Notice for making this request and the materials will be sent promptly to you via the preferred method. If you prefer to vote by phone rather than internet, the website listed on the Notice (www.proxyvote.com/JNJ) has instructions for voting by phone.

Proxy voting

Your proxy authorizes another person to vote your shares on your behalf at the Annual Meeting. If your valid proxy is timely received by internet, telephone or mail, the persons designated as proxies will vote your shares per your directions. We have designated two of our executive officers as proxies for the 2026 Annual Meeting of Shareholders: J. Wolk and E. Forminard.
Should any other matter not referred to in this Proxy Statement properly come before the Annual Meeting, the designated proxies will vote in their discretion. If any Director nominee should refuse or be unable to serve due to an event that is not anticipated, your shares will be voted for the person designated by the Board to replace such nominee or, alternatively, the Board may reduce the number of Directors on the Board.

Effect of not casting your vote

Proxies that are signed and returned but do not contain voting instructions will be voted:
•FOR Item 1: the election of our 12 Director nominees.
•FOR Item 2: the advisory vote to approve the compensation of our named executive officers.
•FOR Item 3: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
•AGAINST Item 4: the shareholder proposal.
•In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

2026 Proxy Statement	123

Revoking your proxy or changing your vote

Registered shareholders can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:
•Returning a signed proxy card with a later date.
•Authorizing a new vote electronically through the internet or telephone.
•Delivering a written revocation of your proxy to the Office of the Corporate Secretary at our principal office address before your original proxy is voted at the Annual Meeting.
•Submitting a ballot virtually at the Annual Meeting.
Beneficial shareholders can submit new voting instructions by following specific directions provided by your bank, broker or other holder of record. You can also vote during the Annual Meeting if you obtain a legal proxy from your bank, broker or other holder of record.
Your personal attendance at the virtual Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

Johnson & Johnson employee savings plans

If you hold shares in a Johnson & Johnson employee savings plan, you will receive one proxy card or notice (either electronically or by mail) that covers the shares held for you in your savings plan, as well as any other shares registered directly in your name (but not shares held beneficially through a bank, broker or other holder of record). If you submit voting instructions for the plan shares via the internet, by telephone or by mail, as described above, by 5:00 p.m. Eastern Time on April 21, 2026, the Trustee of your savings plan will vote your shares as you have directed. Your voting instructions will be kept confidential. It is important that you direct the Trustee how to vote your shares. In accordance with the terms of your respective Johnson & Johnson savings plan, you are the named fiduciary for shares held in your savings plan and have the right to direct the Trustee with respect to those shares. If you do not direct the plan Trustee how to vote your shares, the Trustee will vote your shares in direct proportion to the votes cast for all shares held in that plan for which voting instructions were provided by other plan shareholders unless inconsistent with the Employee Retirement Income Security Act of 1974, as amended, or other applicable law.
Participants in a Johnson & Johnson employee savings plan may attend the Annual Meeting of Shareholders. However, shares held in those plans can only be voted as described herein and cannot be voted at the Annual Meeting.

Proxy solicitation

In addition to the solicitation of proxies by mail, several regular employees of Johnson & Johnson companies may solicit proxies in person or by telephone. We have also retained the firm of Sodali & Co to aid in the solicitation of banks, brokers and institutional and other shareholders for a fee of approximately $20,000, plus reimbursement of expenses. We will bear all costs of the solicitation of proxies. Any registered shareholder voting by proxy card may substitute the name of another person in place of the persons presently named as proxies. In order to vote, a substitute proxy must present adequate identification to a representative of the Office of the Corporate Secretary.

Reduce duplicate mailings

We have adopted a procedure approved by the SEC called “householding." Under this procedure, registered shareholders who have the same address and last name and who receive either notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single envelope containing the notices, for all shareholders at that address. This consolidated method of delivery continues until one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding continue to receive separate proxy cards or notices for voting their shares.

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Registered shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Computershare by calling (800) 328-9033 or may send a written request to the Office of the Corporate Secretary at the address of our principal office.
Beneficial shareholders may request information about householding from your bank, broker or other holder of record.

Electronic access to proxy materials

This Proxy Statement and our 2025 Annual Report are available at www.investor.jnj.com/asm. If you received paper copies of this year’s Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents and voting instructions on the internet. By opting to access your proxy materials via the internet, you will:
•Gain faster access to your proxy materials.
•Help save on our production and mailing costs.
•Reduce the amount of paper mail you receive.
•Help preserve environmental resources.
If you have enrolled in the electronic access service previously, you will continue to receive your proxy materials by e-mail unless and until you elect an alternative method of delivery.
Registered shareholders may enroll in the electronic proxy and Annual Report access service for future Annual Meetings of Shareholders by registering at www.computershare-na.com/green. If you vote via the internet, simply follow the prompts that link you to that website.
Beneficial shareholders who wish to enroll for electronic access may register at enroll.icsdelivery.com/jnj, or by following instructions for e-delivery from your broker or other holder of record.

Notice to investors concerning forward-looking statements

This Proxy Statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global healthcare reforms; trends toward healthcare cost containment; changes in behavior and spending patterns of purchasers of healthcare products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the healthcare industry by government agencies; the potential failure to meet obligations in compliance agreements with government bodies; and the Company's ability to successfully separate the Company's Orthopaedics business and realize the anticipated benefits from the planned separation. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com, investor.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this Proxy Statement speaks only as of the date of this Proxy Statement. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

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Contacting the Board, individual Directors and Committees

You can contact any of the Directors, including the Lead Independent Director, by writing to them c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933. Employees and others who wish to contact the Board or any member of the Audit Committee to submit good faith complaints regarding fiscal improprieties, internal accounting controls, accounting or auditing matters, may do so anonymously by using the address above. You can also use the online submission forms on our website to contact the Board and the Audit Committee. Our process for handling communications to the Board or the individual Directors has been approved by the independent Directors and can be found at www.investor.jnj.com/governance/corporate-governance-overview.

Shareholder proposals, director nominations by shareholders and other items of business

Address to submit a shareholder proposal or director nomination:
Proposals and other items of business should be directed to the attention of the Office of the Corporate Secretary at the address of our principal office: One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

Type of proposal	Deadline	Submission requirements
Shareholder Proposal To be included in our Proxy Statement and proxy card for the 2027 Annual Meeting of Shareholders	November 11, 2026	Must comply with Rule 14a-8 under the U.S. Securities and Exchange Act of 1934, as amended
Proxy Access Nominee Shareholder nomination of a Director to be included in our Proxy Statement and proxy card for the 2027 Annual Meeting of Shareholders pursuant to our proxy access By-Law	Between October 12, 2026 and November 11, 2026	Must include the information specified under our By-Laws
Advance Notice Provisions for Item of Business Business proposal not intended to be included in our Proxy Statement and proxy card for the 2027 Annual Meeting of Shareholders	Between October 12, 2026 and November 11, 2026	Must include the information specified under our By-Laws
Advance Notice Provisions for Director Nominee Shareholder nomination of a Director not pursuant to our proxy access By-Law	Between October 12, 2026 and November 11, 2026	Must include the information specified under our By-Laws and as required by Rule 14a-19
Our By-Laws can be found at www.investor.jnj.com/governance/corporate-governance-overview.

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Corporate governance materials

The Company’s main corporate website address is www.jnj.com. This Proxy Statement, the 2025 Annual Report and all of the Company’s other SEC filings are also available on the Company’s website at www.investor.jnj.com/financials/sec-filings/ as soon as reasonably practicable after having been electronically filed or furnished to the SEC. All SEC filings are also available at the SEC’s website at www.sec.gov.
Investors and the public should note that the Company also announces information through its press releases and media statements at www.jnj.com/media-center, investor.jnj.com and www.factsabouttalc.com. We use these websites to communicate with investors and the public about our products, litigation and other matters. It is possible that the information we post to these websites could be deemed to be material information. Therefore, we encourage investors and others interested in the Company to review the information posted to these websites in conjunction with www.jnj.com, the Company's SEC filings, press releases, public conference calls and webcasts.
In addition, the Restated Certificate of Incorporation, as amended, Amended and Restated By-Laws, the written charters of the Audit Committee, the Compensation & Benefits Committee, the Nominating & Corporate Governance Committee, the Regulatory Compliance & Sustainability Committee and the Science & Technology Committee of the Board of Directors, and the Company’s Principles of Corporate Governance, Code of Business Conduct (for employees), Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers and other corporate governance materials are available on the Company's website at www.jnj.com/principles-of-corporate-governance and will be provided without charge to any shareholder submitting a written request, as provided above. The information on www.jnj.com, investor.jnj.com and www.factsabouttalc.com is not, and will not be deemed, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

Corporate disclosures and other helpful websites
Company	www.jnj.com
Annual Meeting materials	www.investor.jnj.com/asm
Board of Directors	www.investor.jnj.com/governance/corporate-governance-overview
Certificate of Incorporation and By-Laws	www.investor.jnj.com/governance/corporate-governance-overview
Contact the Board	www.investor.jnj.com/governance/corporate-governance-overview
Corporate governance	www.investor.jnj.com/governance/corporate-governance-overview
ERM Framework	www.jnj.com/about-jnj/enterprise-risk-management-framework
Health for Humanity Report	healthforhumanityreport.jnj.com
Investor relations	www.investor.jnj.com
Policies and reports	www.jnj.com/policies-reports
U.S. Pricing Transparency Report	transparencyreport.janssen.com
Political engagement	www.investor.jnj.com/political-engagement
SEC filings	www.investor.jnj.com/financials/sec-filings
Talc	www.factsabouttalc.com

2026 Proxy Statement	127

Non-GAAP reconciliation

Johnson & Johnson and subsidiaries reconciliation of non-GAAP financial measures

(Dollars in Millions Except Per Share Data)	2025	2024	2023
Net Earnings from Continuing Operations, after tax- as reported	$26,804	$14,066	$13,326
Pre-tax Adjustments
Litigation related	(6,040)	5,450	7,152
Intangible Asset Amortization expense	4,621	4,526	4,532
Restructuring related[1]	512	269	798
Acquisition, integration and divestiture related	285	1,226	339
IPR&D impairments	81	211	313
Orthopaedics Separation related	48	—	—
(Gains)/losses on securities	(427)	306	641
Medical Device Regulation	—	204	311
COVID-19 Vaccine related costs	—	100	663
Other	20	—	—
Tax Adjustments
Tax impact on special item adjustments[2]	381	(2,135)	(2,694)
Tax legislation and other tax related	(70)	19	28
Adjusted Net Earnings from Continuing Operations, after tax	$26,215	$24,242	$25,409
Average shares outstanding (Diluted)	2,429.4	2,429.4	2,560.4
Adjusted net earnings per share from Continuing Operations (Diluted)	$10.79	$9.98	$9.92
Notes:
(1)In fiscal 2023, the company completed a prioritization of its research and development (R&D) investment within the Innovative Medicine segment to focus on the most promising medicines with the greatest benefit to patients. This resulted in the exit of certain programs within therapeutic areas. The R&D program exits were primarily in infectious diseases and vaccines including the discontinuation of its respiratory syncytial virus (RSV) adult vaccine program, hepatitis and HIV development. The restructuring expense of $102 million in fiscal 2024 and $479 million in fiscal 2023 included the termination of partnered and non-partnered program costs, asset impairments and asset divestments. This program was completed in Q4 2024.
In fiscal 2023, the company initiated a restructuring program of its Orthopaedics franchise within the MedTech segment to streamline operations by exiting certain markets, product lines and distribution network arrangements. The restructuring expense of $307 million in fiscal 2025, $167 million in fiscal 2024 and $319 million in fiscal 2023 primarily includes costs related to market and product exits. This program was substantially completed in Q4 2025.
In fiscal 2025, the company initiated a restructuring program of its Surgery franchise within the MedTech segment to simplify and focus operations by exiting certain non-strategic product lines and optimize select sites across the network. The restructuring expense of $205 million in fiscal 2025 primarily includes costs related to asset impairments and product exits. This program is expected to be substantially completed by the end of fiscal year 2026.
(2)The tax impact related to special item adjustments reflects the current and deferred income taxes associated with the above pre-tax special items in arriving at adjusted earnings.

128

Johnson&Johnson

JOHNSON & JOHNSON
ONE JOHNSON & JOHNSON PLAZA
NEW BRUNSWICK, NJ 08933

SCAN TO VIEW MATERIALS & VOTE

VOTE VIA INTERNET - *www.proxyvote.com/JNJ* or scan the QR Barcode above
Use the internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 22, 2026 (or up until 5:00 p.m. Eastern Time on April 21, 2026 for shares held in a Johnson & Johnson employee savings plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 22, 2026 (or up until 5:00 p.m. Eastern Time on April 21, 2026 for shares held in a Johnson & Johnson employee savings plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84080-P41757-Z91681-Z91682

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHNSON & JOHNSON

1. Election of Directors	For	Against	Abstain
1a. Mary C. Beckerle	☐	☐	☐
1b. Jennifer A. Doudna	☐	☐	☐
1c. Joaquin Duato	☐	☐	☐
1d. Marillyn A. Hewson	☐	☐	☐
1e. Paula A. Johnson	☐	☐	☐
1f. Hubert Joly	☐	☐	☐
1g. Mark B. McClellan	☐	☐	☐
1h. John G. Morikis	☐	☐	☐
1i. Daniel E. Pinto	☐	☐	☐
1j. Mark A. Weinberger	☐	☐	☐
1k. Nadja Y. West	☐	☐	☐
1l. Eugene A. Woods	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:	For	Against	Abstain
2. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
3. Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following proposal:	For	Against	Abstain
4. Independent Board Chair	☐	☐	☐

For address changes or general comments, please send via email to *AnnualMeeting@its.jnj.com*.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please provide full title.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

V84081-P41757-Z91681-Z91682

Proxy – Johnson & Johnson

Notice of 2026 Annual Meeting of Shareholders

The Annual Meeting of Shareholders will be held virtually at *www.virtualshareholdermeeting.com/JNJ2026*.

Proxy Solicited by the Board of Directors for the Annual Meeting – April 23, 2026 at 10:00 a.m., Eastern Time

The signatory hereto hereby appoints E. Forminard and J. Wolk and each or either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Johnson & Johnson that the signatory hereto is entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually on April 23, 2026 at 10:00 a.m., Eastern Time, at *www.virtualshareholdermeeting.com/JNJ2026*, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of shares in Johnson & Johnson Employee Savings Plans: If you hold shares in a Johnson & Johnson employee savings plan, this proxy covers those shares held for you in your savings plan, as well as any other shares registered in your name. By signing and returning this proxy (or voting by telephone or via the internet), you will authorize the Trustee of your savings plan to vote your savings plan shares as you have directed.

Shares represented by this proxy will be voted as directed by the shareholder. If this proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no directions are indicated: FOR election of all Director nominees, FOR Items 2 and 3 and AGAINST Item 4.

Continued and to be signed on reverse side